                                                                  Exhibit 2.1

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                  AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                       among:


                              METRON TECHNOLOGY B.V.,
                             a Netherlands corporation;


                           METRON ACQUISITION SUB, INC.,

                                        and

                                  T.A. KYSER CO.,

                                a Nevada corporation



                              ------------------------

                             Dated as of June 12, 1998

                              ------------------------


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

                                  TABLE OF CONTENTS

                                                                                 PAGE
SECTION 1.    DESCRIPTION OF TRANSACTION . . . . . . . . . . . . . . . . . . . . . .1

       1.1    Merger of Merger Sub into Kyser. . . . . . . . . . . . . . . . . . . .1

       1.2    Effect of the Merger . . . . . . . . . . . . . . . . . . . . . . . . .2

       1.3    Netherlands Corporate Law. . . . . . . . . . . . . . . . . . . . . . .2

       1.4    Articles of Incorporation and Bylaws; Directors and
              Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

       1.5    Conversion of Shares . . . . . . . . . . . . . . . . . . . . . . . . .3

       1.6    Closing of Kyser's Transfer Books. . . . . . . . . . . . . . . . . . .3

       1.7    Surrender of Certificates. . . . . . . . . . . . . . . . . . . . . . .4

       1.8    Dissenter Shares . . . . . . . . . . . . . . . . . . . . . . . . . . .5

       1.9    Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . .6

       1.10   Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . .6

       1.11   Further Action.. . . . . . . . . . . . . . . . . . . . . . . . . . . .6

       1.12   Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

       1.13   Deliveries at the Closing. . . . . . . . . . . . . . . . . . . . . . .6

SECTION 2.    REPRESENTATIONS AND WARRANTIES OF KYSER. . . . . . . . . . . . . . . .7

       2.1    Due Organization; No Subsidiaries; Etc.. . . . . . . . . . . . . . . .7

       2.2    Articles of Incorporation and Bylaws; Records. . . . . . . . . . . . .8

       2.3    Capitalization, Etc. . . . . . . . . . . . . . . . . . . . . . . . . .8

       2.4    Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . .9

       2.5    Absence of Changes . . . . . . . . . . . . . . . . . . . . . . . . . 10

       2.6    Title to Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . 11

       2.7    Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

       2.8    Receivables; Major Customers . . . . . . . . . . . . . . . . . . . . 12

       2.9    Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

       2.10   Equipment, Etc.. . . . . . . . . . . . . . . . . . . . . . . . . . . 13

       2.11   Real Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

       2.12   Proprietary Assets . . . . . . . . . . . . . . . . . . . . . . . . . 14

       2.13   Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

       2.14   Liabilities; Major Suppliers . . . . . . . . . . . . . . . . . . . . 16

       2.15   Compliance With Legal Requirements . . . . . . . . . . . . . . . . . 17

       2.16   Governmental Authorizations. . . . . . . . . . . . . . . . . . . . . 17

                                       i

       2.17   Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

       2.18   Employee and Labor Matters . . . . . . . . . . . . . . . . . . . . . 20

       2.19   Benefit Plans; ERISA . . . . . . . . . . . . . . . . . . . . . . . . 21

       2.20   Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . 24

       2.21   Sale of Products; Performance of Services. . . . . . . . . . . . . . 25

       2.22   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

       2.23   Related Party Transactions . . . . . . . . . . . . . . . . . . . . . 27

       2.24   Certain Payments, Etc. . . . . . . . . . . . . . . . . . . . . . . . 28

       2.25   Proceedings; Orders. . . . . . . . . . . . . . . . . . . . . . . . . 28

       2.26   Authority; Binding Nature of Agreements; Board of Directors
              Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

       2.27   Non-Contravention; Consents. . . . . . . . . . . . . . . . . . . . . 29

       2.28   Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

       2.29   Accounting Matters . . . . . . . . . . . . . . . . . . . . . . . . . 30

       2.30   Vote Required. . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

       2.31   Information Statement/Offering Memorandum. . . . . . . . . . . . . . 31

SECTION 3.    REPRESENTATIONS AND WARRANTIES OF SIGNING STOCKHOLDERS . . . . . . . 31

       3.1    Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

       3.2    Authority of Signing Stockholders; Binding Nature of
              Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

       3.3    Non-Contravention; Consents. . . . . . . . . . . . . . . . . . . . . 32

       3.4    Ability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

       3.5    Investment Representations . . . . . . . . . . . . . . . . . . . . . 33

       3.6    Acknowledgment . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

SECTION 4.    REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB . . . . . 35

       4.1    Due Organization . . . . . . . . . . . . . . . . . . . . . . . . . . 35

       4.2    Articles of Association; Records . . . . . . . . . . . . . . . . . . 36

       4.3    Capitalization, Etc. . . . . . . . . . . . . . . . . . . . . . . . . 37

       4.4    Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . 39

       4.5    Absence of Changes . . . . . . . . . . . . . . . . . . . . . . . . . 39

       4.6    Title to Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . 41

       4.7    Receivables. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41

       4.8    Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42

       4.9    Proprietary Assets . . . . . . . . . . . . . . . . . . . . . . . . . 42

       4.10   Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43

                                       ii


       4.11   Liabilities; Major Suppliers . . . . . . . . . . . . . . . . . . . . 44

       4.12   Compliance with Legal Requirements . . . . . . . . . . . . . . . . . 44

       4.13   Governmental Authorizations. . . . . . . . . . . . . . . . . . . . . 45

       4.14   Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45

       4.15   Benefit Plans; ERISA . . . . . . . . . . . . . . . . . . . . . . . . 46

       4.16   Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . 49

       4.17   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50

       4.18   Related Party Transactions . . . . . . . . . . . . . . . . . . . . . 50

       4.19   Certain Payments, Etc. . . . . . . . . . . . . . . . . . . . . . . . 51

       4.20   Proceedings; Orders. . . . . . . . . . . . . . . . . . . . . . . . . 51

       4.21   Authority; Binding Nature of Agreement . . . . . . . . . . . . . . . 52

       4.22   Non-Contravention; Consents. . . . . . . . . . . . . . . . . . . . . 53

       4.23   Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54

       4.24   Accounting Matters . . . . . . . . . . . . . . . . . . . . . . . . . 54

       4.25   Valid Issuance . . . . . . . . . . . . . . . . . . . . . . . . . . . 54

       4.26   Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54

       4.27   Stock Option Plan. . . . . . . . . . . . . . . . . . . . . . . . . . 54

       4.28   Information Statement/Offering Memorandum. . . . . . . . . . . . . . 55

       4.29   Purchaser Obligations Under the Kyser ESOP . . . . . . . . . . . . . 55

SECTION 5.    CERTAIN COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . 55

       5.1    Access and Investigation . . . . . . . . . . . . . . . . . . . . . . 55

       5.2    Operation of Business. . . . . . . . . . . . . . . . . . . . . . . . 56

       5.3    Notification; Updates to Kyser Disclosure Schedule . . . . . . . . . 58

       5.4    No Negotiation . . . . . . . . . . . . . . . . . . . . . . . . . . . 59

       5.5    Kyser Stockholders' Meeting. . . . . . . . . . . . . . . . . . . . . 59

SECTION 6.    PRE-CLOSING COVENANTS OF SIGNING STOCKHOLDERS. . . . . . . . . . . . 59

SECTION 7.    PRE-CLOSING COVENANTS OF PURCHASER AND MERGER SUB. . . . . . . . . . 60

       7.1    Access and Investigation . . . . . . . . . . . . . . . . . . . . . . 60

       7.2    Operation of Business. . . . . . . . . . . . . . . . . . . . . . . . 60

       7.3    Notification; Updates to Disclosure Schedule . . . . . . . . . . . . 62

SECTION 8.    ADDITIONAL COVENANTS OF THE PARTIES. . . . . . . . . . . . . . . . . 63

       8.1    Filing and Consents. . . . . . . . . . . . . . . . . . . . . . . . . 63

       8.2    Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . . 63

                                       iii


       8.3    Continuity of Interest Certificates. . . . . . . . . . . . . . . . . 63

       8.4    Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63

       8.5    Employment Agreements. . . . . . . . . . . . . . . . . . . . . . . . 63

       8.6    Release. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64

       8.7    Closing Certificates . . . . . . . . . . . . . . . . . . . . . . . . 64

       8.8    Prohibited Transactions. . . . . . . . . . . . . . . . . . . . . . . 64

       8.9    Accession Agreement. . . . . . . . . . . . . . . . . . . . . . . . . 64

       8.10   FIRPTA Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . 64

       8.11   Best Efforts.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 64

       8.12   Tax-Free Reorganization. . . . . . . . . . . . . . . . . . . . . . . 64

       8.13   Option Grants. . . . . . . . . . . . . . . . . . . . . . . . . . . . 65

       8.14   Prohibitions Against Transfer. . . . . . . . . . . . . . . . . . . . 65

       8.15   Pooling. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65

       8.16   Director and Officer Indemnification . . . . . . . . . . . . . . . . 66

       8.17   Kyser ESOP Dissenter's Rights. . . . . . . . . . . . . . . . . . . . 66

       8.18   Recommendation of Supervisory Board Members. . . . . . . . . . . . . 66

       8.19   Corporate Action . . . . . . . . . . . . . . . . . . . . . . . . . . 66

       8.20   Records Retention; Access Following Closing. . . . . . . . . . . . . 66

       8.21   Kyser ESOP.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67

       8.22   Legal Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . . . 67

SECTION 9.    CONDITIONS PRECEDENT TO PURCHASER'S AND MERGER SUB'S
       OBLIGATION TO CLOSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67

       9.1    Accuracy of Representations. . . . . . . . . . . . . . . . . . . . . 68

       9.2    Performance of Obligations . . . . . . . . . . . . . . . . . . . . . 68

       9.3    Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68

       9.4    Stockholder Approval; Dissenters' Rights . . . . . . . . . . . . . . 69

       9.5    Additional Documents . . . . . . . . . . . . . . . . . . . . . . . . 69

       9.6    Notarial Requirements. . . . . . . . . . . . . . . . . . . . . . . . 71

       9.7    Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71

       9.8    FIRPTA Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . 71

       9.9    Securities Law Compliance. . . . . . . . . . . . . . . . . . . . . . 71

       9.10   No Restraints. . . . . . . . . . . . . . . . . . . . . . . . . . . . 71

       9.11   No Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . 71

                                       iv


       9.12   Proprietary Information and Inventions Agreements. . . . . . . . . . 72

       9.13   No Claim Regarding Stock Ownership or Sale Proceeds. . . . . . . . . 72

       9.14   HSR Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72

       9.15   NO PROHIBITION . . . . . . . . . . . . . . . . . . . . . . . . . . . 72

SECTION 10.   CONDITIONS PRECEDENT TO KYSER AND THE SIGNING STOCKHOLDERS'
       OBLIGATION TO CLOSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72

       10.1   Accuracy of Representations. . . . . . . . . . . . . . . . . . . . . 72

       10.2   Performance of Obligations . . . . . . . . . . . . . . . . . . . . . 73

       10.3   Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73

       10.4   Supervisory Board Matters. . . . . . . . . . . . . . . . . . . . . . 73

       10.5   Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73

       10.6   Additional Agreements. . . . . . . . . . . . . . . . . . . . . . . . 74

       10.7   Kyser ESOP Matters . . . . . . . . . . . . . . . . . . . . . . . . . 75

       10.8   Intentionally Omitted. . . . . . . . . . . . . . . . . . . . . . . . 75

       10.9   No Restraints. . . . . . . . . . . . . . . . . . . . . . . . . . . . 75

       10.10  No Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . 75

       10.11  HSR Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75

       10.12  No Prohibition . . . . . . . . . . . . . . . . . . . . . . . . . . . 75

       10.13  Kyser ESOP.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75

SECTION 11.   TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76

       11.1   Termination Events . . . . . . . . . . . . . . . . . . . . . . . . . 76

       11.2   Termination Procedures . . . . . . . . . . . . . . . . . . . . . . . 77

       11.3   Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . . 77

SECTION 12.   INDEMNIFICATION, ETC.. . . . . . . . . . . . . . . . . . . . . . . . 78

       12.1   Survival of Representations and Covenants. . . . . . . . . . . . . . 78

       12.2   Indemnification by Stockholders Regarding Kyser
              Representations and Warranties . . . . . . . . . . . . . . . . . . . 79

       12.3   Threshold; Ceiling; Other Limitations. . . . . . . . . . . . . . . . 80

       12.4   Indemnification by Signing Stockholders Regarding Signing
              Stockholder Representations and Warranties and Covenants . . . . . . 80

       12.5   Indemnification by Purchaser and Merger Sub. . . . . . . . . . . . . 81

       12.6   Threshold; Ceiling . . . . . . . . . . . . . . . . . . . . . . . . . 82

       12.7   Satisfaction of Indemnification Claim. . . . . . . . . . . . . . . . 83

       12.8   No Contribution. . . . . . . . . . . . . . . . . . . . . . . . . . . 83

                                       v


       12.9   Exclusivity of Indemnification Remedies. . . . . . . . . . . . . . . 83

       12.10  Third Party Claims.. . . . . . . . . . . . . . . . . . . . . . . . . 84

       12.11  Exercise of Remedies by Indemnitees. . . . . . . . . . . . . . . . . 85

       12.12  Claims Between the Parties Not Involving Third Party
              Claims.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85

       12.13  Stockholders' Agent. . . . . . . . . . . . . . . . . . . . . . . . . 87

SECTION 13.   MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . 88

       13.1   Intentionally Omitted. . . . . . . . . . . . . . . . . . . . . . . . 88

       13.2   Intentionally Omitted. . . . . . . . . . . . . . . . . . . . . . . . 89

       13.3   Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . 89

       13.4   Fees and Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . 89

       13.5   Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . 89

       13.6   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 89

       13.7   Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 90

       13.8   Time of the Essence. . . . . . . . . . . . . . . . . . . . . . . . . 91

       13.9   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 91

       13.10  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . 91

       13.11  Governing Law; Venue . . . . . . . . . . . . . . . . . . . . . . . . 91

       13.12  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . 92

       13.13  Remedies Cumulative; Specific Performance. . . . . . . . . . . . . . 92

       13.14  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 92

       13.15  Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 93

       13.16  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . 93

       13.17  Parties in Interest. . . . . . . . . . . . . . . . . . . . . . . . . 93

       13.18  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . 93

       13.19  Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . 93

       13.20  Acknowledgment . . . . . . . . . . . . . . . . . . . . . . . . . . . 94

       13.21  No Personal Liability. . . . . . . . . . . . . . . . . . . . . . . . 94

                  AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


       THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION is entered into as of June 12, 1998 by and among METRON TECHNOLOGY B.V., a Netherlands corporation ("Purchaser"), METRON ACQUISITION SUB, INC., a Nevada corporation and a wholly owned subsidiary of Purchaser ("Merger Sub"), and T.A. KYSER CO., a Nevada corporation ("Kyser"); and to be joined by those stockholders of Kyser listed on Exhibit B (the "Stockholders") who join in the execution of this Agreement by executing a Joinder Agreement (the "Joinder Agreement") substantially in the form attached as Exhibit C (such Stockholders who execute the Joinder Agreement, the "Signing Stockholders"). Certain capitalized terms used in this Agreement are defined in Exhibit A.


                                      RECITALS

       A. Purchaser, Merger Sub and Kyser intend to effect a merger of Merger Sub into Kyser in accordance with this Agreement and the Nevada Revised Statutes (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and Kyser will become a wholly owned subsidiary of Purchaser.

       B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be treated as a "pooling of interests" pursuant to APB Opinion No. 16.

       C. This Agreement and the Merger have been approved by the respective boards of directors of Purchaser, Merger Sub and Kyser.

       D. The stockholders of Kyser own an aggregate of 97,920.131 shares (the "Shares") of the common stock, par value $0.01 per share, of Kyser ("Kyser Common Stock").

       E. Simultaneously with the execution of this Agreement, C. Garry Hendricks and Boyd E. Hurst, Jr. have executed the Joinder Agreement.


                                     AGREEMENT

       Purchaser, Merger Sub, Kyser and, upon execution of the Joinder Agreement, the Signing Stockholders, intending to be legally bound, agree as follows:

SECTION 1.    DESCRIPTION OF TRANSACTION

       1.1 MERGER OF MERGER SUB INTO KYSER. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.12), Merger Sub shall be merged with and into Kyser, and the separate existence of Merger Sub shall cease. Kyser will continue as the surviving corporation in the Merger (the "Surviving Corporation").

       1.2 EFFECT OF THE MERGER. The Merger shall have the effect set forth in this Agreement and in Section 92A.250 and other applicable provisions of the Nevada Revised Statutes.

       1.3    NETHERLANDS CORPORATE LAW.

              (a) The transfer of the Shares to Purchaser at the Closing pursuant to this Agreement and the Merger will under Nevada law create a claim of each of the Signing Stockholders (each a "Signing Stockholder's Claim") to receive for each Share transferred such number of shares of Purchaser Capital Stock as set forth in Section 1.5 of this Agreement. Upon the Closing, each of the Signing Stockholders shall waive its respective Stockholder's Claim against acknowledgement by the Purchaser of a claim ("GELDVORDERING") of each of the Signing Stockholders against the Purchaser equal to (i) the amount in NLG of the aggregate nominal value of the shares of Purchaser Capital Stock to which such Signing Stockholder is entitled as set forth above and (ii) the value of such shares of Purchaser Capital Stock upon consummation of the transactions to be executed at Closing minus the amount referred to in clause (i) of this sentence (each a "Monetary Claim"). At the Closing, Purchaser will issue to each of the Signing Stockholders such number of shares of Purchaser Capital Stock to which such Signing Stockholder is entitled as set forth in Section 1.5 of this Agreement, creating claims of Purchaser (each a "Purchaser's Claim") to receive from each of the Signing Stockholders (i) the aggregate nominal value of the shares of Purchaser Capital Stock to be issued by Purchaser to each such Signing Stockholder and
(ii) the value of such shares of Purchaser Capital Stock upon consummation of the transactions to be consummated at Closing minus the amount referred to in clause (i) of this sentence (agreed share premium) ("BEDONGEN AGIO").
Without any further action being required, at the moment of issuance of the shares of Purchaser Capital Stock to the Signing Stockholders, each Signing Stockholder's Monetary Claim will be set off against ("VERREKEND MET") each corresponding Purchaser's Claim.

              (b) For the benefit of the Stockholders who are not Signing Stockholders (the "Non-Signing Stockholders") it is further hereby agreed, that against a waiver of each of the Non-Signing Stockholders of its respective Stockholder's Claim by (i) signing the Waiver Declaration included in the Letter of Transmittal attached hereto as Exhibit G (the "Waiver Declaration") and (ii) the receipt of such Waiver Declaration by Purchaser, Purchaser acknowledges a Monetary Claim of each such Non-Signing Stockholder against Purchaser as set forth in Section 1.3(a) above. Upon receipt by Purchaser of a Waiver Declaration, Purchaser will issue to the respective Non-Signing Stockholder such number of shares of Purchaser Capital Stock to which such Non-Signing Stockholder is entitled as set forth in Section 1.5 of this Agreement, creating a Purchaser's Claim as set forth in Section 1.3(a) above. Without any further action being required, at the moment of issuance of the shares of Purchaser Capital Stock to the Non-Signing Stockholders, each Non-Signing Stockholder's Monetary Claim will be set off against ("VERREKEND MET") each corresponding Purchaser's Claim.

       1.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined in writing by Purchaser and Kyser prior to the Effective Time:

              (a) the Articles of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to those included in Exhibit D to this Agreement (the "Articles of Merger");

              (b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time, which Bylaws are attached as Exhibit E; and

              (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on Exhibit F.

       1.5    CONVERSION OF SHARES.

              (a) Subject to Section 1.8, at the Effective Time, by virtue of the Merger and without any further action on the part of Purchaser, Merger Sub, Kyser or any Stockholder of Kyser:

                     (i) each share of Kyser Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive 16.5 common shares of the capital stock (par value NLG 0.96 share) of Purchaser ("Purchaser Capital Stock"); and

                     (ii) each share of the common stock (par value $1.00 per share) of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

              (b) The number of common shares of Purchaser Capital Stock into which each Share is to be converted pursuant to Section 1.5(a)(i) (as such number may be adjusted in accordance with this Section 1.5(b) is referred to as the "Conversion Ratio"). If, between the date of this Agreement and the Effective Time, the outstanding shares of Kyser Common Stock or Purchaser Capital Stock are changed into a different number or class of shares by reason of any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, combination or similar transaction, the Conversion Ratio shall be appropriately adjusted to reflect such action.

              (c) If any shares of Kyser Common Stock outstanding immediately prior to the Effective Time are subject to a repurchase option, put right under the Kyser ESOP, risk of forfeiture under the Kyser ESOP, diversification provisions of the Kyser ESOP or other condition under any applicable agreement with Kyser, then the shares of Purchaser Common Stock issued in exchange for such shares of Kyser Common Stock will also be subject to the same repurchase option, put right under the Kyser ESOP, risk of forfeiture under the Kyser ESOP or other condition.

       1.6 CLOSING OF KYSER'S TRANSFER BOOKS. At the Effective Time, holders of certificates representing shares of Kyser's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of Kyser, and the stock transfer books of Kyser shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Kyser's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of Kyser's capital stock (a "Kyser Stock Certificate") is presented to the Surviving Corporation or Purchaser, such Kyser Stock Certificate shall be canceled and shall be converted as provided in Section 1.7.

       1.7    SURRENDER OF CERTIFICATES; ISSUANCE OF PURCHASER CAPITAL
STOCK.

              (a) At least ten days prior to the Effective Time, Purchaser will send to the holders of Kyser Stock Certificates a letter of transmittal substantially in the form attached hereto as Exhibit G (the "Letter of Transmittal") and including instructions for use in effecting the surrender of Kyser Stock Certificates in exchange for the issuance of Purchaser Capital Stock. At or as soon as practicable after the Effective Time, upon surrender of a Kyser Stock Certificate to Purchaser for conversion, together with a duly executed Letter of Transmittal and evidence of such Stockholder's identity sufficient under Netherlands Law to satisfy the requirements for execution of a notarial deed of issuance of shares of Purchaser Capital Stock to such Stockholder substantially in the form of Exhibit H (a "Deed of Issuance"), which requirements shall be listed in the Letter of Transmittal, plus a duly executed and notarized power of attorney authorizing a third person to execute a Deed of Issuance on behalf of such holder if such holder does not wish to execute such Deed of Issuance in person, the holder of such Kyser Stock Certificate shall be entitled to receive such number of whole shares of Purchaser Capital Stock that such holder has the right to receive pursuant to the provisions of this Section 1 pursuant to a Deed of Issuance to be executed and delivered by or on behalf of such Stockholder and Purchaser, and the Kyser Stock Certificate so surrendered shall be canceled. At or as soon as practicable after the Closing, and in any event no later than twenty business days after any such surrender by a holder of Kyser Stock Certificates and issuance of shares of Purchaser Capital Stock, Purchaser shall deliver to each such holder an original certified notarial copy of the Deed of Issuance between Purchaser and such holder. Until surrendered as contemplated by this Section 1.7, each Kyser Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender such number of shares of Purchaser Capital Stock as contemplated by this Section 1. If any Kyser Stock Certificate shall have been lost, stolen or destroyed, Purchaser may, in its discretion and as a condition precedent to the issuance of any shares of Purchaser Capital Stock, require the owner of such lost, stolen or destroyed Kyser Stock Certificate to provide a lost certificate affidavit and indemnity against any claim that may be made against Purchaser or the Surviving Corporation with respect to such Kyser Stock Certificate.

              (b) No dividends or other distributions declared or made with respect to Purchaser Capital Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Kyser Stock Certificate with respect to the shares of Purchaser Capital Stock which such holder has the right to have issued to such holder upon surrender of such Kyser Stock Certificate, until such holder surrenders such Kyser Stock Certificate in accordance with this Section 1.7 (at which time such holder shall be entitled to receive from Purchaser all such dividends and distributions and such cash payment).

              (c) No fractional shares of Purchaser Capital Stock shall be issued in connection with the Merger. In lieu of issuing fractional shares, any Stockholder who would otherwise be entitled to receive a fraction of a share of Purchaser Capital Stock (after aggregating all fractional shares of Purchaser Capital Stock issuable to such holder) shall, upon surrender of such holder's stock certificate(s), receive a number of whole shares of Purchaser Capital Stock determined by rounding the number of shares of Purchaser Capital Stock such Stockholder is entitled to receive up to the next whole share.

              (d) The shares of Purchaser Capital Stock to be issued pursuant to this Agreement and the Merger shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act of 1933, as amended (the "Act"), and in the event certificates are issued representing the shares of Purchaser Capital Stock, such certificates shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

       "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

              (e) Purchaser and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of Kyser pursuant to this Agreement such amounts as Purchaser or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

              (f) Neither Purchaser nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of Kyser for any shares of Purchaser Capital Stock (or dividends or distributions with respect thereto), delivered to any public official pursuant to and in accordance with any applicable abandoned property, escheat or similar law.

       1.8    DISSENTER SHARES.

              (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of Kyser that, as of the Effective Time, are or may become "dissenter shares" within the meaning of
Section 92A.300 et. seq. of the Nevada Revised Statutes shall not be converted into or represent the right to receive Purchaser Capital Stock in accordance with Section 1.5, and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Section 92A.300 et. seq. of the Nevada Revised Statutes; PROVIDED, HOWEVER, that if the status of any such shares as "dissenter shares" shall not be perfected, or if any such shares shall lose their status as "dissenter shares," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Purchaser Capital Stock in accordance with Sections 1.5 and 1.7.

              (b) Kyser shall give Purchaser (i) notice within two business days of any written demand received by Kyser prior to the Effective Time to require the Surviving Corporation to purchase shares of capital stock of Kyser pursuant to Section 92A.440 of the Nevada Revised Statutes and of any other demand, notice or instrument delivered to Kyser prior to the Effective Time pursuant to the Nevada Revised Statutes in connection with the Merger and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. Except to the extent required by law, Kyser shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Purchaser shall have consented in writing to such payment or settlement offer.

       1.9 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of
Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

       1.10 ACCOUNTING TREATMENT. For accounting purposes, the Merger is intended to be treated as a "pooling of interests" in accordance with APB Opinion No. 16.

       1.11 FURTHER ACTION. If, at any time after the Effective Time, any further action is reasonably determined by Purchaser or Kyser to be necessary or desirable to effect the Merger or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and Kyser, the officers and directors of the Surviving Corporation and Purchaser shall be fully authorized (in the name of Merger Sub, Kyser, Purchaser and otherwise) to take such action and the Signing Stockholders and the officers and directors of Kyser will give their full cooperation to such action to the extent permitted by law.

       1.12 CLOSING; EFFECTIVE TIME. Subject to the conditions set forth in this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place simultaneously at the offices of Strasburger & Price, L.L.P., 901 Main Street, Suite 4300, Dallas, Texas 75202 and at the offices of Nauta Dutilh, Prinses Irenestraat 59, Amsterdam, the Netherlands, at 9:00 a.m. (Central Standard Time) and 4:00 p.m. (Amsterdam time) on the later of June 30, 1998 or the date five business days following the expiration or early termination of the applicable waiting period under the HSR Act (or at such other place or time as Purchaser and Kyser may jointly designate); "Scheduled Closing Time" shall mean the time and date as of which the Closing is required to take place pursuant to this Section 1.12; and "Closing Date" shall mean the time and date as of which the Closing actually takes place. Contemporaneously with or as promptly as practicable after the Closing, properly executed Articles of Merger conforming to the requirements of Section 92A.200 of the Nevada Revised Statutes shall be filed with the Secretary of State of the State of Nevada. The Merger shall become effective at the time such Articles of Merger are filed with and accepted by the Secretary of State of the State of Nevada or at such later time as shall be agreed upon between Purchaser and Kyser and specified in the Articles of Merger (the "Effective Time").

       1.13 DELIVERIES AT THE CLOSING. Each of the Signing Stockholders agrees that it will surrender at the Closing all Kyser Stock Certificates to Purchaser in accordance with the provisions of Section 1.7 and Purchaser agrees that it will, at the Closing, upon such surrender of Kyser Stock Certificates issue the appropriate number of shares of Purchaser Capital Stock to each Signing Stockholder pursuant to a Deed of Issuance to be executed and delivered by the Signing Stockholders and Purchaser at the Closing.

SECTION 2.    REPRESENTATIONS AND WARRANTIES OF KYSER

              Kyser represents and warrants to and for the benefit of Purchaser and Merger Sub as follows:

       2.1    DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

              (a) Kyser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all necessary corporate power and authority:

                     (i) to conduct its business in the manner in which its business is currently being conducted;

                     (ii) to own and use its assets in the manner in which its assets are currently owned and used; and

                     (iii) to perform its obligations under all Kyser Contracts except the Kyser Excluded Contracts.

              (b) Except as set forth in Part 2.1(b) of the Kyser Disclosure Schedule, Kyser has not at any time since August 1, 1995 conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "Kyser."

              (c) Kyser is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Kyser Material Adverse Effect. Kyser is qualified to do business as a foreign corporation, and is in good standing, in each of the jurisdictions identified in Part 2.1(c) of the Kyser Disclosure Schedule.

              (d) Part 2.1(d) of the Kyser Disclosure Schedule accurately sets forth (i) the names of the members of Kyser's board of directors and
(ii) the names and titles of Kyser's officers. Kyser's board of directors does not have any committees.

              (e) Neither Kyser nor its stockholders has approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of Kyser or the winding up or cessation of Kyser's business or affairs.

              (f) Kyser has no subsidiaries. Kyser has not at any time since August 1, 1994 owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any Entity, other than passive investments in marketable securities or other investment-grade securities.

       2.2    ARTICLES OF INCORPORATION AND BYLAWS; RECORDS.

              (a) Kyser has delivered, or identified and made available, to Purchaser and Merger Sub accurate and complete copies of:

                     (i) Kyser's articles of incorporation and bylaws, including all amendments thereto;

                     (ii)   the stock records of Kyser; and

                     (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of Kyser and the board of directors of Kyser.

There have been no meetings or other proceedings of the stockholders of Kyser or the board of directors of Kyser that are not fully reflected in such minutes or other records.

              (b) There are no existing material violations of any of the provisions of Kyser's articles of incorporation or bylaws or of any resolution adopted by Kyser's stockholders or Kyser's board of directors; and no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) constitute or result directly or indirectly in such a material violation.

              (c) Except as set forth in Part 2.2(c) of the Kyser Disclosure Schedule, the books of account, stockholders' register, minute books and other records of Kyser are accurate, up-to-date and complete in all material respects. All of the records of Kyser are in the actual possession and direct control of Kyser or its counsel. To the Knowledge of Kyser, Kyser has in place an adequate and appropriate system of internal controls.

       2.3    CAPITALIZATION, ETC.

              (a) The authorized capital stock of Kyser consists of 1,000,000 shares of Kyser Common Stock of which 97,920.131 shares
(constituting all of the Shares) have been issued and are outstanding and 2,079.869 shares are held in Kyser's treasury.

              (b)    Of the Shares:

                     (i)    Gregory M. Claeys owns of record 4,000 shares;

                     (ii)   Rebekah A. Claeys owns of record 2,500 shares;

                     (iii)  C. Garry Hendricks owns of record 42,500 shares;

                     (iv)   Boyd E. Hurst, Jr. owns of record 19,000 shares;

                     (v)    Sam F. Soules owns of record 2,000 shares; and

                     (vi) as of the date of this Agreement, the Trust owns of record 27,920.131 shares and as of the date of the Closing, Colin Henderson, acting in his capacity as Trustee of the Trust, will own of record 27,920.131 shares.

              (c) All of the Shares (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable and (iii) have been issued in compliance in all material respects with all applicable securities laws and other applicable Legal Requirements. Except as set forth in Part 2.3(c) of the Kyser Disclosure Schedule, none of the Shares is subject to any repurchase option or restriction on transfer imposed by Kyser (other than restrictions on transfer imposed by virtue of applicable federal and state securities laws).

              (d) Except as set forth in Part 2.3(d) of the Kyser Disclosure Schedule, there is no:

                     (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire from Kyser any shares of the capital stock or other securities of Kyser;

                     (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Kyser;

                     (iii) Contract under which Kyser is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities except as required under the Kyser ESOP; or

                     (iv) condition or circumstance that would reasonably be expected to directly or indirectly give rise to or provide a basis for the assertion of a valid claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Kyser except as required under the Kyser ESOP.

              (e) Except as set forth in Part 2.3(e) of the Kyser Disclosure Schedule, Kyser has never repurchased, redeemed or otherwise reacquired any shares of its capital stock or other securities. All securities so reacquired by Kyser were reacquired in compliance in all material respects with the applicable provisions of the Nevada Revised Statutes and with all other applicable Legal Requirements.

              (f) Except as set forth in Part 2.3(f) of the Kyser Disclosure Schedule, there are no outstanding put rights, preemptive rights, registration rights or voting agreements with respect to the issued and outstanding shares of Kyser Common Stock or any shares of capital stock of Kyser that Kyser is committed to issue.

       2.4    FINANCIAL STATEMENTS.

              (a) Part 2.4(a) of the Kyser Disclosure Schedule sets forth the following financial statements and notes thereto (collectively, the "Kyser Financial Statements"):

                     (i) the audited balance sheets of Kyser as of July 31, 1996 and 1997, and the related audited statements of income and retained earnings and cash flows of Kyser for each of the years in the two-year period ended July 31, 1997, together with the notes thereto and the respective reports of Sproles Woodard L.L.P. relating thereto; and

                     (ii) the unaudited balance sheet of Kyser as of April 30, 1998 (the "Kyser Unaudited Interim Balance Sheet"), and the related unaudited statements of income and retained earnings of Kyser for the nine months then ended.

              (b) All of the Kyser Financial Statements present fairly, in all material respects, the financial position of Kyser as of the date of said balance sheets and the results of operations and cash flows of Kyser for the periods covered by said statements of operations and cash flows, in accordance with GAAP consistently applied, except as otherwise disclosed therein or in Part 2.4(b) of the Kyser Disclosure Schedule and except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to year-end adjustments, which adjustments will not be material either individually or in the aggregate.

       2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Kyser Disclosure Schedule, since April 30, 1998:

              (a) there has not been any event that had a Kyser Material Adverse Effect, and, to the Knowledge of Kyser, no event has occurred that will, or would reasonably be expected to, have such a Kyser Material Adverse Effect;

              (b) there has not been any loss, damage or destruction to any of Kyser's assets that exceeded $25,000 in the aggregate (whether or not covered by insurance);

              (c) Kyser has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of its capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of its capital stock or other securities;

              (d)    Kyser has not sold, issued or authorized the issuance of
(i) any capital stock or other security of Kyser, (ii) any option, call, warrant or right to acquire, or otherwise relating to, any capital stock or any other security of Kyser or (iii) any instrument convertible into or exchangeable for any capital stock or other security of Kyser;

              (e) there has been no amendment to Kyser's articles of incorporation or bylaws, and Kyser has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

              (f) Kyser has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

              (g) Kyser has not made any capital expenditure in excess of $25,000 which is not reflected on the Kyser Unaudited Interim Balance Sheet in accordance with GAAP, except for capital expenditures made since April 30, 1998 consistent with Kyser's past practices as reflected in the financial statements referred to in Section 2.4(a)(i);

              (h)    Kyser has not, outside the Ordinary Course of Business
(i) entered into or permitted any material amount of the assets owned or used by it to become bound by any material Contract or (ii) amended or prematurely terminated, or waived any material right or remedy under, any material Contract to which it is or was a party or under which it has or had any rights or obligations;

              (i) Kyser has not (i) acquired, leased or licensed any material right or other asset from any other Person (other than rights or other assets acquired, leased or licensed by Kyser from other Persons in the Ordinary Course of Business), (ii) sold or otherwise disposed of, or leased or licensed, any material right or other asset to any other Person (other than rights or other assets disposed of or leased or licensed by Kyser to other Persons in the Ordinary Course of Business) or (iii) waived or relinquished any material right (other than rights waived or relinquished by Kyser in the Ordinary Course of Business);

              (j) Kyser has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $25,000 in the aggregate;

              (k) Kyser has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any material Encumbrance, except for pledges of assets made in the Ordinary Course of Business and made to secure participant's put option rights under the Kyser ESOP either directly to the participant or through the purchase of an ESOP bond securing the participant's put option rights, and Tax liens and other similar governmental liens or impositions securing obligations not past due;

              (l) Kyser has not (i) lent money to any Person or (ii) incurred or guaranteed any indebtedness for borrowed money in excess of $25,000 in the aggregate;

              (m) Except for Amendment Number One to the Kyser ESOP, Amendment Number Two to the Kyser ESOP and Amendment Number One to the Trust, Kyser has not (i) established, adopted or amended any Employee Benefit Plan or (ii) made any profit-sharing or similar payment to any of its directors, officers or employees;

              (n) Kyser has not changed any of its methods of accounting or accounting practices in any material respect;

              (o) Kyser has not made any material Tax election outside the Ordinary Course of Business;

              (p)    Kyser has not commenced or settled any Proceeding;

              (q) Kyser has not entered into any transaction or taken any other action outside the Ordinary Course of Business involving amounts in excess of $25,000; and

              (r) Except as required under the Kyser ESOP, Kyser has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(q)" above.

       2.6    TITLE TO ASSETS.

              (a) Except as set forth in Part 2.6(a) of the Kyser Disclosure Schedule, Kyser owns, and has good and valid title to, all assets purported to be owned by it, including:

                     (i) all assets reflected on the Kyser Unaudited Interim Balance Sheet (except for assets sold or consumed by Kyser since April 30, 1998 in the Ordinary Course of Business);

                     (ii) all assets acquired by Kyser since April 30, 1998 (except for assets sold or consumed by Kyser since April 30, 1998 in the Ordinary Course of Business); and

                     (iii)  all of Kyser's rights under the Kyser Contracts.

Except as set forth in Part 2.6(a) of the Kyser Disclosure Schedule, all of said assets are owned by Kyser free and clear of any Encumbrances in excess of $25,000 in the aggregate, except capital leases.

              (b) Part 2.6(b) of the Kyser Disclosure Schedule identifies all assets that are being leased or licensed to Kyser except for (i) any equipment being leased to Kyser under a standard operating lease requiring annual payments by Kyser of less than $25,000 and (ii) any software being licensed to Kyser under any third party software license generally available to the public at a total cost of less than $25,000.

       2.7    BANK ACCOUNTS.  Part 2.7 of the Kyser Disclosure
Schedule accurately sets forth, with respect to each account maintained by or for the benefit of Kyser at any bank or other financial institution:

              (a) the name and location of the institution at which such account is maintained;

              (b) the name in which such account is maintained and the account number of such account;

              (c) a description of such account and the purpose for which such account is used; and

              (d) the names of all individuals authorized to draw on or make withdrawals from such account, whether such individuals are authorized to draw on or make withdrawals from such account individually or as co-signatories, and any other limitations on such individuals' authorization.

There are no safe deposit boxes or similar arrangements maintained by or for the benefit of Kyser.

       2.8    RECEIVABLES; MAJOR CUSTOMERS.

              (a) Part 2.8(a) of the Kyser Disclosure Schedule sets forth a copy of Kyser's regularly, internally prepared listing and aging of all accounts receivable, notes receivable and other receivables of Kyser as of April 30, 1998 and is accurate and complete in all material respects.

              (b) Except as set forth in Part 2.8(b) of the Kyser Disclosure Schedule, (i) all existing accounts receivable of Kyser (including those accounts receivable reflected on the Kyser Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since April 30, 1998 and have not yet been collected) represent valid obligations of customers of Kyser arising from bona fide transactions entered into in the Ordinary Course of Business; and (ii) to the Knowledge of Kyser, will be collected in full no later than 90 days after the respective date on which each such receivable is due (without any material counterclaim or setoff) net of receivables reserves reflected on the Kyser Unaudited Interim Balance Sheet.

              (c) Part 2.8(c) of the Kyser Disclosure Schedule accurately identifies, and accurately lists the revenues received from, each customer or other Person that accounted for (i) more than 10% the gross revenues of Kyser in fiscal 1996, (ii) more than 10% of Kyser's gross revenues in fiscal 1997 or (iii) more than 10% of Kyser's gross revenues in the first nine months of fiscal 1998. To the Knowledge of Kyser, except as set forth in Part 2.8(c) of the Kyser Disclosure Schedule, no customer or other Person identified in
Part 2.8(c) of the Kyser Disclosure Schedule is considering ceasing dealing with Kyser or otherwise reducing the volume of business transacted by such Person with Kyser below historical levels.

       2.9 INVENTORY. Part 2.9 of the Kyser Disclosure Schedule sets forth a copy of Kyser's regularly, internally prepared listing of all inventory (including raw materials, work in process and finished goods) of Kyser as of May 31, 1998 and is accurate and complete in all material respects. To the Knowledge of Kyser, except as set forth on Part 2.9 of the Kyser Disclosure Schedule, such inventory, net of any reserves or allowances reflected on the Kyser Unaudited Interim Balance Sheet and to the extent that it has not been disposed of by Kyser since May 31, 1998 in the Ordinary Course of Business:

              (a) is of such quality and quantity as to be usable and saleable by Kyser in the Ordinary Course of Business;

              (b) has been valued for accounting purposes at the lower of cost or market value with cost determined using the "moving weighted average" method; and

              (c) is free of any material defect or deficiency except for inventory as to which Kyser is entitled to receive full reimbursement or replacement from the supplier of such inventory.

Except as expressly stated therein, Part 2.9 of the Kyser Disclosure Schedule does not include any inventory of principals from whom Kyser has received any written notice or, to the Knowledge of Kyser, any oral communication indicating that such principal is considering termination of, or intends to terminate, its relationship with Kyser, except inventory as to which Kyser has a right of return at a price at least equal to the gross carrying value of such inventory as reflected on the Kyser Unaudited Interim Balance Sheet.

       2.10   EQUIPMENT, ETC.

              (a) Part 2.10(a) of the Kyser Disclosure Schedule lists all material items of equipment, furniture, fixtures, improvements and other tangible assets (other than inventory) owned by or leased to Kyser with an original cost of greater than $50,000.

              (b) The assets identified in Part 2.10(a) of the Kyser Disclosure Schedule, together with those assets with an original cost of less than $50,000, are adequate in all material respects for the conduct of Kyser's business in the manner in which such business is currently being conducted.

Kyser's fixed asset register properly records the original cost of, and any additions to, fixed assets of Kyser with an original cost in excess of $25,000.

       2.11 REAL PROPERTY. Except as set forth in Part 2.11 of the Kyser Disclosure Schedule, Kyser does not own any real property or any interest in real property, other than the leaseholds created under the real property leases identified in Part 2.13 of the Kyser Disclosure Schedule. Part 2.11 of the Disclosure Schedule provides a brief description of the size and use of the premises covered by said leases and the facilities located on such premises. Kyser enjoys peaceful and undisturbed possession of such premises.

       2.12   PROPRIETARY ASSETS.

                     (a) Except as set forth in Part 2.12(a) of the Kyser Disclosure Schedule, there is no material Proprietary Asset that is used in connection with Kyser's business (the "Kyser Proprietary Assets") that is not owned by or licensed to Kyser.

                     (b) To the Knowledge of Kyser, none of the material Kyser Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. Except as set forth in Part 2.12(b) of the Kyser Disclosure Schedule, to the Knowledge of Kyser, Kyser is not infringing, misappropriating or making any unlawful use of, and Kyser has not received any notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the Knowledge of Kyser, except as set forth in Part 2.12(b) of the Kyser Disclosure Schedule, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Kyser Proprietary Asset.

                     (c) Except as set forth in Part 2.12(c) of the Kyser Disclosure Schedule, (i) Kyser has not licensed any of the Kyser Proprietary Assets to any Person on an exclusive basis and (ii) Kyser has not entered into any covenant not to compete or other Contract limiting its ability to exploit fully any of the Kyser Proprietary Assets or to transact business in any market or geographical area or with any Person.

       2.13   CONTRACTS.

                     (a) Part 2.13(a) of the Kyser Disclosure Schedule identifies and provides a list of each Kyser Contract, except for any Kyser Excluded Contract. Kyser has delivered, or identified and made available, to Purchaser accurate and complete copies of all written Kyser

Contracts required to be identified in Part 2.13(a) of the Kyser Disclosure Schedule, including all amendments thereto.

                     (b) Each Kyser Contract required to be listed on Part 2.13(a) of the Kyser Disclosure Schedule is valid and in full force and effect, and to the Knowledge of Kyser, is enforceable by Kyser in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                     (c) Except as set forth in Part 2.13(c) of the Kyser Disclosure Schedule:

                            (i)    to the Knowledge of Kyser, no Person is in
violation or Breach in any material respect of, or declared or committed any material existing default under, any Kyser Contract, except any Kyser Excluded Contract;

                            (ii)   to the Knowledge of Kyser, no event has
occurred, and no circumstance or condition exists, that will (with or without notice or lapse of time) (A) result in a material violation or other material Breach of any of the provisions of any Kyser Contract, except a Kyser Excluded Contract, (B) give any Person the right to declare a material default or exercise any material remedy under any Kyser Contract except any Kyser Excluded Contract, (C) give any Person the right to accelerate the maturity or performance of any Kyser Contract, except any Kyser Excluded Contract, or (D) give any Person the right to cancel, terminate or modify any Kyser Contract, except any Kyser Excluded Contract;

                            (iii)  Kyser has not received any written notice
or, to the Knowledge of Kyser, any oral communication regarding any actual, alleged, possible or potential violation or Breach of, or default under, any Kyser Contract, except any Kyser Excluded Contract, that has not been cured; and

                            (iv)   Kyser has not waived any of its material
rights under any Kyser Contract, except under any Kyser Excluded Contract.

                     (d) Except as set forth in Part 2.13(d) of the Kyser Disclosure Schedule:

                            (i)    Kyser is not liable on any guaranty and
has not otherwise agreed to cause, insure or become liable for, or pledged any of its assets to secure, the performance or payment of any outstanding obligation or other Liability of any other Person; and

                            (ii)   Except for the Kyser ESOP, Kyser is not a
party to or bound by (A) any joint venture agreement, partnership agreement, profit-sharing agreement, cost-sharing agreement, loss-sharing agreement or similar Contract or (B) any Contract that creates or grants to any Person, or provides for the creation or grant of, any stock appreciation right, phantom stock right or similar right or interest.

                     (e) To the Knowledge of Kyser, the performance of the Kyser Contracts, except under any Kyser Excluded Contracts, in accordance with their terms will not result in any violation of or failure to comply with any material Legal Requirement.

                     (f) No Person is renegotiating, or has the right to renegotiate, any amount paid or payable to Kyser under any Kyser Contract or any other term or provision of any Kyser Contract, except in each case any Kyser Excluded Contract.

                     (g) The Contracts identified in Part 2.13(a) of the Kyser Disclosure Schedule and the Kyser Excluded Contracts collectively constitute all of the Contracts necessary to enable Kyser to conduct its business in the manner in which its business is currently being conducted.

                     (h) Part 2.13(h) of the Kyser Disclosure Schedule identifies each proposed Contract as to which any bid, offer, written proposal, term sheet or similar document has been submitted or received by Kyser and that involves an amount in excess of $100,000, other than purchaser orders or sales orders submitted or entered into in the Ordinary Course of Business.

       2.14   LIABILITIES; MAJOR SUPPLIERS.

                     (a) Except as set forth in Part 2.14(a) of the Kyser Disclosure Schedule, or elsewhere in the Kyser Disclosure Schedule, to the Knowledge of Kyser, Kyser has no material Liabilities, except for:

                            (i)    Liabilities identified as such in the
"liabilities" column of the Kyser Unaudited Interim Balance Sheet;

                            (ii)   accounts payable (of the type required to
be reflected as liabilities in the "liabilities" section of a balance sheet prepared in accordance with GAAP) or accrued salaries or other Liabilities that have been incurred by Kyser in the Ordinary Course of Business since April 30, 1998; and

                            (iii)  Kyser's obligations under the Contracts
listed in Part 2.13(a) of the Disclosure Schedule and under Kyser Excluded Contracts.

                     (b)    Part 2.14(b) of the Kyser Disclosure Schedule:

                            (i)    provides Kyser's regularly prepared
listing and aging (or separate list of payables older than 45 days) that is accurate and complete in all material respects of Kyser's accounts payable as of May 31, 1998;

                            (ii)   provides a breakdown that is accurate and
complete in all material respects of all customer deposits and other deposits held by Kyser as of April 30, 1998; and

                            (iii)  provides a breakdown that is accurate and
complete in all material respects of Kyser's indebtedness for borrowed money as of the close of business within five business days prior to the date of this Agreement.

                     (c) Part 2.14(c) of the Kyser Disclosure Schedule accurately identifies, and accurately lists the amounts paid by Kyser to, each supplier of product to Kyser or other Person that received payments of more than $100,000 from Kyser in each of fiscal 1996, fiscal 1997 and the first nine months of fiscal 1998 except for salaries to employees and tax payments.

       2.15   COMPLIANCE WITH LEGAL REQUIREMENTS.

                     (a) Except as set forth in Part 2.15(a) of the Kyser Disclosure Schedule:

                            (i)    to the Knowledge of Kyser, Kyser is, and
has at all times since August 1, 1995 been, in full compliance with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets, except for failures to be in compliance that would not reasonably be expected to have a Kyser Material Adverse Effect;

                            (ii)   to the Knowledge of Kyser, no event has
occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by Kyser of, or a failure on the part of Kyser to comply with, any Legal Requirement, except for violations or noncompliance that would not reasonably be expected to have a Kyser Material Adverse Effect; and

                            (iii)  Kyser has not received at any time since
August 1, 1995 any written notice or, to the Knowledge of Kyser, any oral communication from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any material Legal Requirement that has not been settled or resolved, or (ii) any actual, alleged, possible or potential obligation on the part of Kyser to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.

                     (b) Except for fire marshall reports with respect to Kyser's office locations, Kyser has delivered, or identified and made available, to Purchaser an accurate and complete copy of each report, study, survey or similar document obtained by Kyser since January 1, 1996 to which Kyser has access that addresses or otherwise relates to the compliance of Kyser with, or the applicability to Kyser of, any Legal Requirement.

       2.16   GOVERNMENTAL AUTHORIZATIONS.

                     (a) Part 2.16(a) of the Kyser Disclosure Schedule identifies:

                            (i)    each material Governmental Authorization
that is held by Kyser; and

                            (ii)   each other material Governmental
Authorization that, to the Knowledge of Kyser, is held by any of Kyser's employees and relates to or is useful in connection with Kyser's business.

Kyser has delivered or identified and made available to Purchaser accurate and complete copies of all of the Governmental Authorizations identified in
Part 2.16(a) of the Kyser Disclosure Schedule, including all renewals thereof and all amendments thereto. Each Governmental Authorization identified or required to be identified in Part 2.16(a) of the Kyser Disclosure Schedule is valid and in full force and effect.

                     (b) Except as set forth in Part 2.16(b) of the Kyser Disclosure Schedule:

                            (i)    Kyser and its employees are, and have at
all times since August 1, 1995 been, in compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 2.16(a) of the Kyser Disclosure Schedule, except for any noncompliance that would not reasonably be expected to have a Kyser Material Adverse Effect;

                            (ii)   no event has occurred, and no condition or
circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization identified or required to be identified in Part 2.16(a) of the Kyser Disclosure Schedule, except for violations or noncompliance that would not reasonably be expected to have a Kyser Material Adverse Effect or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization identified or required to be identified in Part 2.16(a) of the Kyser Disclosure Schedule, except where such event would not reasonably be expected to have a Kyser Material Adverse Effect;

                            (iii)  Since January 1, 1996, Kyser has not
received, and, to the Knowledge of Kyser, no employee of Kyser has received, any written notice or, to the Knowledge of Kyser, any oral communication from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any material Governmental Authorization by Kyser that has not been cured or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization of Kyser that has not been resolved; and

                            (iv)   all applications due to be filed for the
renewal of the Governmental Authorizations required to be identified in Part 2.16(a) of the Kyser Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and each other notice or filing required to have been given or made with respect to such Governmental Authorizations has been duly given or made on a timely basis with the appropriate Governmental Body.

                     (c)    The Governmental Authorizations identified in
Part 2.16(a) of the Kyser Disclosure Schedule constitute all of the material Governmental Authorizations necessary (i) to enable Kyser to conduct its business in the manner in which its business is currently being conducted and
(ii) to permit Kyser to own and use its assets in the manner in which they are currently owned and used.

       2.17   TAX MATTERS.

                     (a) Each material Tax required to have been paid by Kyser (whether pursuant to any Tax Return or otherwise) has been duly paid in full on a timely basis. Any Tax required to have been withheld or collected by Kyser, including with respect to employees, has been duly withheld and collected; and (to the extent required) each such Tax has been paid to the appropriate Governmental Body.

                     (b) Part 2.17(b) of the Kyser Disclosure Schedule accurately identifies all Tax Returns required to be filed by or on behalf of Kyser with any Governmental Body ("Kyser Returns") with respect to any taxable period ending on or before the Closing Date that have not been filed as of the date of the Agreement. Except as set forth on Part 2.17 of the Kyser Disclosure Schedule, all Kyser Returns required to be filed on or prior to the Closing Date (i) have been or will be filed when due (taking into account filed extensions), and (ii) have been, or will be when filed, accurately and completely prepared in compliance in all material respects with all applicable Legal Requirements. All amounts shown on the Kyser Returns to be due on or before the Closing Date, and all amounts otherwise payable on or before the Closing Date in connection with the Kyser Returns due to be filed on or before the Closing Date, have been or will be paid on or before the Closing Date. Kyser has delivered, or identified and made available, to Purchaser accurate and complete copies of all Kyser Returns filed since July 31, 1992.

                     (c) Except as set forth in Part 2.17(c) of the Kyser Disclosure Schedule, the Kyser Financial Statements accrue in all material respects all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. Kyser will accrue, in the Ordinary Course of Business, reserves adequate for the payment of all Taxes for the period from April 30, 1998 through the Closing Date, and Kyser will disclose the dollar amount of such reserves to Purchaser on or prior to the Closing Date.

                     (d) Except as set forth in Part 2.17(d) of the Kyser Disclosure Schedule, no Kyser Return relating to income Taxes that has been filed with respect to any period ended on or after July 31, 1992 has been examined and audited by any Governmental Bodies. Part 2.17(d) of the Kyser Disclosure Schedule accurately identifies each tax examination or tax audit of any Kyser Return relating to income taxes (or any other taxes in excess of $50,000) that has been conducted since July 31, 1992, and Kyser has delivered to Purchaser accurate and complete copies of all audit reports and similar documents (to which Kyser has access) relating to such Kyser Returns. Except as set forth in Part 2.17(d) of the Kyser Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Kyser Returns has been granted (by Kyser or any other Person), and no such extension or waiver has been requested from Kyser.

                     (e) Except as set forth in Part 2.17(e) of the Kyser Disclosure Schedule, (i) no claim or other Proceeding is pending or, to the Knowledge of Kyser, has been threatened against or with respect to Kyser in respect of any Tax, and (ii) there are no unsatisfied material Liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Kyser. Kyser has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. Kyser has not been, and Kyser will not be, required to include any material adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

                     (f) There is no compensatory agreement, plan, arrangement or other Contract with respect to the performance of services by any employee or independent contractor or former employee or independent contractor of Kyser that, individually or collectively, could give rise directly or indirectly to the payment of any amount that would be a nondeductible expense pursuant to Section 280G of the Code. Kyser is not, and has never been, a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar Contract.

       2.18   EMPLOYEE AND LABOR MATTERS.

                     (a) Part 2.18(a) of the Kyser Disclosure Schedule accurately sets forth, as of a date within ten days prior to the date of this Agreement, with respect to each employee of Kyser (including any employee of Kyser who is on a leave of absence or on layoff status):

                            (i)    the name of such employee and the date as
of which such employee was originally hired by Kyser;

                            (ii)   such employee's title, and a summary
description of such employee's duties and responsibilities to the extent such employee's title is not descriptive of such employee's position;

                            (iii)  the aggregate dollar amount of the
compensation (including wages, salary, commissions, director's fees, fringe benefits, bonuses, profit-sharing payments and other payments or benefits of any type) received by such employee from Kyser with respect to services performed in calendar 1997 and any increase in such employee's compensation in calendar 1998 in excess of 5%;

                            (iv)   such employee's annualized base
compensation as of the date of this Agreement;

                            (v)    each Kyser Current Benefit Plan in which
such employee participates; and

                            (vi)   to the Knowledge of Kyser, any material
Governmental Authorization that is held by such employee and that relates to or is useful in connection with Kyser's business.

There has been no material change to the information set forth in Part 2.18(a) of the Kyser Disclosure Schedule since the date as of which information is presented in Part 2.18(a) of the Disclosure Schedule except in the Ordinary Course of Business.

                     (b) Except as set forth in Part 2.18(b) of the Kyser Disclosure Schedule, there is no employee of Kyser who is not fully available to perform work because of disability or other leave.

                     (c) Part 2.18(c) of the Kyser Disclosure Schedule identifies each Kyser Current Benefit Plan and each Kyser Past Benefit Plan in effect since August 1, 1995, and any other Kyser Plans currently in effect. Kyser does not have any material Liability under any Kyser Past Benefit Plan that is not disclosed in Part 2.18(c) of the Kyser Disclosure Schedule.

                     (d) Part 2.18(d) of the Kyser Disclosure Schedule identifies each former employee of Kyser who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits under any Kyser Plan relating to such former employee's employment with Kyser; and Part 2.18(d) of the Kyser Disclosure Schedule accurately describes in all material respects such benefits.

                     (e) Except as set forth in Part 2.18(e) of the Kyser Disclosure Schedule, Kyser is not a party to or bound by any employment agreement or any union contract, collective bargaining agreement or similar Contract.

                     (f) Except as set forth in Part 2.18(f) of the Kyser Disclosure Schedule, the employment of each of Kyser's employees is terminable by Kyser at will. Except as set forth in Part 2.18(f) of the Kyser Disclosure Schedule, Kyser never prepared or delivered to employees any employee manuals or handbooks or other similar materials relating to the employment of the current and former employees of Kyser that subject Kyser to any material Liability.

                     (g)    To the Knowledge of Kyser, except as set forth on
Part 2.18(g) of the Kyser Disclosure Schedule:

                            (i)    no employee of Kyser intends to terminate
his or her employment with Kyser for reasons other than retirement, death or legal disability;

                            (ii)   no employee of Kyser has received an offer
that is currently outstanding to join a business that may be competitive with Kyser's business; and

                            (iii)  no employee of Kyser is a party to or is
bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have a material adverse effect on (A) the performance by such employee of any of his or her current duties or responsibilities as an employee of Kyser or (B) Kyser's business or operations as currently conducted.

                     (h) Kyser is not engaged, and since August 1, 1995 has not engaged, in any unfair labor practice of any nature. Since August 1, 1995, there has not been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, at Kyser affecting Kyser or any of its employees. There is not now pending, and to the Knowledge of Kyser, no Person has threatened to commence, any slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute at Kyser with respect to Kyser or any of its employees. To the Knowledge of Kyser, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to directly or indirectly give rise to or provide a basis for the commencement of any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute.

       2.19   BENEFIT PLANS; ERISA.

                     (a) Except as set forth in the Kyser Disclosure Schedule, Kyser has not since August 1, 1997 provided or made available any fringe benefit to any of its employees with a value in excess of $5,000 per year.

                     (b)    No Kyser Plan:

                            (i)    provides or provided any benefit
guaranteed by the Pension Benefit Guaranty Corporation;

                            (ii)   is or was a "multiemployer plan" as
defined in Section 4001(a)(3) of ERISA; or

                            (iii)  except for Kyser's legal obligation to
repurchase shares from a participant exercising his or her put option rights under the Kyser ESOP, is or was subject to the minimum funding standards of
Section 412 of the Code or Section 302 of ERISA.

There is no Person that (by reason of common control or otherwise) is or has at any time been treated together with Kyser as a single employer within the meaning of Section 414 of the Code.

                     (c) Kyser has delivered, or identified and made available, to Purchaser, with respect to each Kyser Current Benefit Plan:

                            (i)    an accurate and complete copy of such
Kyser Plan and all amendments thereto (including any amendment that is scheduled to take effect in the future);

                            (ii)   an accurate and complete copy of each
material Contract (including any trust agreement, funding agreement, service provider agreement, insurance agreement, investment management agreement or recordkeeping agreement) relating to such Kyser Plan;

                            (iii)  an accurate and complete copy of any
material description, summary, notification, report or other document that has been furnished to any employee of Kyser with respect to such Kyser Plan;

                            (iv)   an accurate and complete copy of any
material form, report, registration statement or other document that has been filed with or submitted to any Governmental Body with respect to such Kyser Plan; and

                            (v)    an accurate and complete copy of any
determination letter, application requiring a favorable determination letter, IRS or Department of Labor audit or other material document that has been issued by, or that has been received by Kyser from, any Governmental Body with respect to such Kyser Plan.

                     (d) Kyser has delivered or identified and made available to Purchaser all of the following documents in Kyser's possession with respect to each Kyser Past Benefit Plan in effect since August 1, 1995:

                            (i)    an accurate and complete copy of such
Kyser Plan and all amendments thereto (including any amendment that is scheduled to take effect in the future);

                            (ii)   an accurate and complete copy of each
material Contract (including any trust agreement, funding agreement, service provider agreement, insurance agreement, investment management agreement or recordkeeping agreement) relating to such Kyser Past Benefit Plan;

                            (iii)  an accurate and complete copy of any
material description, summary, notification, report or other document that has been furnished to any employee of Kyser with respect to such Kyser Past Benefit Plan;

                            (iv)   an accurate and complete copy of any
material form, report, registration statement or other document that has been filed with or submitted to any Governmental Body with respect to such Kyser Past Benefit Plan; and

                            (v)    an accurate and complete copy of any
determination letter, IRS or Department of Labor audit or other material document that has been issued by, or that has been received by Kyser from, any Governmental Body with respect to such Kyser Past Benefit Plan.

                     (e) To the Knowledge of Kyser, (i) each Kyser Current Benefit Plan is being operated and administered in compliance in all material respects with the provisions thereof, and (ii) each Kyser Current Benefit Plan has at all times been operated and administered in compliance in all material respects with the provisions thereof. Each contribution or other payment that is required to have been accrued or made under or with respect to any Kyser Current Benefit Plan has been duly accrued or made by Kyser on a timely basis, in all material respects.

                     (f) To the Knowledge of Kyser, (i) each Kyser Current Benefit Plan complies and is being operated and administered in compliance in all material respects with, and (ii) each Kyser Plan has at all times complied and been operated and administered in compliance in all material respects with, all applicable reporting, disclosure and other requirements of ERISA and the Code and all other applicable Legal Requirements. Except as reflected in the Kyser Disclosure Schedule, including the Kyser Financial Statements, (i) Kyser has not since July 31, 1992 incurred any material Liability to the Internal Revenue Service or any other Governmental Body with respect to any Kyser Plan and (ii) to the Knowledge of Kyser, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) give rise directly or indirectly to any such material Liability. To the Knowledge of Kyser, Kyser and any Person that is or was an administrator or fiduciary of any Kyser Plan (or that acts or has acted as an agent of Kyser or any such administrator or fiduciary), has not engaged in any transaction and has not otherwise acted or failed to act in a manner that has subjected or would reasonably be expected to subject Kyser to any material Liability for Breach of any fiduciary duty or any other duty. (A) Neither the Kyser ESOP nor any hospitalization, medical or dental insurance plan currently maintained by Kyser, and no person that is or was an administrator or fiduciary of the Kyser ESOP or any hospitalization, medical or dental insurance plan currently maintained by Kyser (or that acts or has acted as an agent of any such administrator or fiduciary) and (B) to the Knowledge of Kyser, no other Kyser Plan, and no Person that is or was an administrator or fiduciary of any other Kyser Plan (or that acts or has acted as an agent of any such administrator or fiduciary):

                            (i)    has engaged in a "prohibited transaction"
within the meaning of Section 406 of ERISA or Section 4975 of the Code;

                     (ii) has failed to perform any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA; or

                     (iii) has taken any action that (A) may subject such Kyser Plan or such Person to any material Tax, penalty or Liability relating to any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code or (B) may directly or indirectly give rise to or serve as a basis for the assertion (by any employee or by any other Person) of any valid claim that would subject Kyser to any material Liability under, on behalf of or with respect to such Kyser Plan other than in the ordinary course of the administration of such Kyser Plan or as disclosed in the Kyser Disclosure Schedule.

              (g) No material inaccurate or misleading representation, statement or other communication has been made or directed (in writing or otherwise) to any current or former employee of Kyser that may directly or indirectly give rise to or serve as a basis for the assertion of any valid claim that would subject Kyser to any material Liability (i) with respect to such employee's participation, eligibility for benefits, vesting, benefit accrual or coverage under any Kyser Plan or with respect to any other matter relating to any Kyser Plan, or (ii) with respect to any proposal or intention on the part of Kyser to establish or sponsor any Employee Benefit Plan or to provide or make available any fringe benefit or other benefit of any nature.

              (h) Except as set forth in Part 2.19(h) of the Kyser Disclosure Schedule, Kyser has not advised any of its employees (in writing or otherwise) that it intends to establish or sponsor any Employee Benefit Plan or to provide or make available any material fringe benefit of any nature in the future.

              (i) To the knowledge of Kyser, none of the Transactions will violate Section 406 of ERISA or Section 4975 of the Code or other applicable Legal Requirements with respect to any Kyser Plan.

       2.20   ENVIRONMENTAL MATTERS.

              (a) Kyser is not liable or potentially liable for any material response cost or natural resource damages under Section 107(a) of CERCLA, or under any other so-called "superfund" or "superlien" law or similar Legal Requirement, at or with respect to any site.

              (b) Kyser is and has at all times been in compliance with all applicable Environmental Laws, except for failures to be in compliance that would not reasonably be expected to have a Kyser Material Adverse Effect. Kyser possesses all material permits and other material Governmental Authorizations required under applicable Environmental Laws, and Kyser is and has at all times been in compliance with the terms and requirements of all such Governmental Authorizations, except for failures to be in compliance that would not reasonably be expected to have a Kyser Material Adverse Effect. Except as set forth in Part 2.20(b) of the Kyser Disclosure Schedule, Kyser has never received, and to the Knowledge of Kyser, no current or prior owner of any property leased or controlled by Kyser has ever received, any written notice or, to the Knowledge of Kyser, any oral communication from any Governmental Body or other Person regarding any actual, alleged, possible or potential material Liability on the part of Kyser arising from or relating to the presence, generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release, emission or disposal of any Hazardous Material that has not already been paid or resolved. No Person has ever commenced or threatened to commence any contribution action or other
Proceeding against Kyser in connection with any such actual, alleged, possible or potential material Liability; and to the Knowledge of Kyser, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to directly or indirectly give rise to, or result in Kyser becoming subject to, any such material Liability.

              (c) Except as set forth in Part 2.20(c) of the Disclosure Schedule, to the Knowledge of Kyser, since August 1, 1995, Kyser has not generated, manufactured, produced, transported, imported, used, treated, refined, processed, handled, stored, discharged, released or disposed of any Hazardous Material (whether lawfully or unlawfully). Except as set forth in
Part 2.20(c) of the Kyser Disclosure Schedule, to the Knowledge of Kyser, since August 1, 1995, Kyser has not permitted any Hazardous Material to be generated, manufactured, produced, used, treated, refined, processed, handled, stored, discharged, released or disposed of (whether lawfully or unlawfully):

                     (i) on or beneath the surface of any real property that is, or that has at any time been, owned by, leased to, controlled by or used by Kyser;

                     (ii) in or into any surface water, groundwater, soil or air associated with or adjacent to any such real property; or

                     (iii) in or into any well, pit, pond, lagoon, impoundment, ditch, landfill, building, structure, facility, improvement, installation, equipment, pipe, pipeline, vehicle or storage container that is or was located on or beneath the surface of any such real property or that is or has at any time been owned by, leased to, controlled by or used by Kyser.

              (d) Except as set forth in Part 2.20(d) of the Kyser Disclosure Schedule, to the Knowledge of Kyser, all property that is owned by, leased to, controlled by or used by Kyser, and all surface water, groundwater, soil and air associated with or adjacent to such property:

                     (i) is free of any Hazardous Material and any harmful chemical or physical conditions; and

                     (ii) is free of any environmental contamination of any nature.

              (e) To the Knowledge of Kyser, there is no storage tank that is located on or beneath the surface of any real property owned by, leased to, controlled by or used by Kyser.

              (f) All material Governmental Authorizations currently held by Kyser pursuant to Environmental Laws are identified in Part 2.16(a) of the Kyser Disclosure Schedule.

       2.21 SALE OF PRODUCTS; PERFORMANCE OF SERVICES. Except as set forth in Part 2.21 of the Kyser Disclosure Schedule, no customer or other Person has since August 1, 1995, asserted or, to the knowledge of Kyser, threatened to assert any claim against Kyser (other than warranty claims or returns in the Ordinary Course of Business) that resulted in a Liability of Kyser in excess of $25,000 that is not reflected in the Kyser Financial Statements (i) under or based upon any warranty provided by or on behalf of Kyser or (ii) under or based upon any other warranty relating to any product sold by Kyser or any services performed by Kyser. To the Knowledge of Kyser, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for the assertion of any such claim, other than a claim that does not exceed $25,000 or warranty claims or returns arising in the Ordinary Course of Business.

       2.22   INSURANCE.

              (a) Part 2.22(a) of the Kyser Disclosure Schedule accurately sets forth, with respect to each insurance policy maintained by or at the expense of, or for the direct or indirect benefit of, Kyser:

                     (i) the name of the insurance carrier that issued such policy and the policy number of such policy;

                     (ii) a brief description of the coverage provided by such policy; and

                     (iii) the annual premium payable with respect to such policy, and the cash value (if any) of such policy.

Kyser has identified and made available at its offices a description of all claims that exceed $25,000 per claim that have been asserted in the past since August 1, 1995 with respect to each policy identified in Part 2.22(a) of the Kyser Disclosure Schedule. Part 2.22(a) of the Kyser Disclosure Schedule also identifies (1) each pending application for insurance that has been submitted by or on behalf of Kyser, and (2) each self-insurance or similar risk-sharing arrangement affecting Kyser or any of its assets. Kyser has delivered to or identified and made available to Purchaser accurate and complete copies of all of the insurance policies identified in Part 2.22(a) of the Kyser Disclosure Schedule (including the latest renewals thereof and all endorsements thereto) and all of the pending applications identified in Part 2.22(a) of the Kyser Disclosure Schedule.

              (b) Each of the policies identified in Part 2.22(a) of the Kyser Disclosure Schedule (except for those as to which Kyser has indicated in Part 2.22(a) of the Disclosure Schedule that it has filed a pending application) is valid and in full force and effect. All of the information contained in the applications submitted in connection with said policies was (at the times said applications were submitted) accurate and complete in all material respects, and all premiums and other amounts due with respect to said policies have been paid in full on a timely basis except where the failure to pay such premium, on a timely basis would not reasonably be expected to have a Kyser Material Adverse Effect. The nature, scope and dollar amounts of the insurance coverage provided by said policies are reasonable in the judgment of Kyser to adequately insure Kyser in accordance with reasonable commercial practices.

              (c) Except as set forth in Part 2.22(c) of the Kyser Disclosure Schedule, (i) there is no pending claim by Kyser under or based upon any of the policies identified in Part 2.22(a) of the Kyser Disclosure Schedule that exceeds $25,000 per claim; and (ii) to the Knowledge of Kyser, no condition or circumstance exists and no event has occurred, that would reasonably be expected to (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any material claim by Kyser under any of such policies.

              (d) Except as set forth in Part 2.22(d) of the Kyser Disclosure Schedule, Kyser has not received:

                     (i) any written notice or, to the Knowledge of Kyser, any oral communication regarding the actual or possible cancellation or invalidation of any of the policies identified in Part 2.22(a) of the Kyser Disclosure Schedule that has not been rescinded or regarding any actual or possible adjustment in the amount of the premiums payable with respect to any of said policies as currently in effect; or

                     (ii) any written notice or, to the Knowledge of Kyser, any oral communication regarding any actual or possible refusal of coverage with respect to any currently pending claim of Kyser under, or any actual or possible rejection of any currently pending claim of Kyser under, any of the policies identified in Part 2.22(a) of the Kyser Disclosure Schedule; or

                     (iii) any indication that the issuer of any of the policies identified in Part 2.22(a) of the Kyser Disclosure Schedule may be unwilling or unable to perform any of its obligations thereunder.

       2.23 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.23 of the Kyser Disclosure Schedule, cross-referenced to elsewhere in the Kyser Disclosure Schedule or reflected in the Kyser Financial Statements and except for claims for employee compensation, benefits and reimbursement of expenses in the Ordinary Course of Business:

              (a) no Related Party of Kyser has, and no Related Party of Kyser has at any time since August 1, 1995 had, any direct or indirect interest of any nature in any material asset used in or otherwise relating to the business of Kyser;

              (b) no Related Party of Kyser is, or has at any time since August 1, 1995 been, indebted to Kyser for more than $25,000;

              (c) since August 1, 1995, no Related Party of Kyser has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing of any nature involving Kyser;

              (d) no Related Party of Kyser is competing, or has at any time since August 1, 1995 competed, directly or indirectly, with Kyser in any market served by Kyser;

              (e) no Related Party of Kyser has asserted or threatened to assert any material claim or right against Kyser; and

              (f) to the Knowledge of Kyser, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any material claim or right in favor of any Related Party of Kyser against Kyser.

       2.24 CERTAIN PAYMENTS, ETC. Neither any officer of Kyser nor, to the Knowledge of Kyser, any other employee or agent of Kyser or other Person acting for or on behalf of Kyser, has at any time, directly or indirectly:

              (a) used any corporate funds of Kyser (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (ii) to make any unlawful payment to any governmental official or employee, or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature;

              (b) made any payoff, influence payment, bribe, kickback or unlawful payment to any Person;

              (c) made any unlawful payment to any Person, or unlawfully provided any material favor or anything of material value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (i) favorable treatment in securing business, or (ii) any other special concession; or

              (d) agreed, committed, offered or attempted to take any of the actions described in clauses "(a)" through "(c)" above.

       2.25   PROCEEDINGS; ORDERS.

              (a) Except as set forth in Part 2.25(a) of the Kyser Disclosure Schedule, there is no pending Proceeding, and to the Knowledge of Kyser, no Person has threatened to commence any Proceeding:

                     (i) against Kyser or with respect to any of the assets owned or used by Kyser; or

                     (ii) against Kyser, that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other Transactions.

Except as set forth in Part 2.25(a) of the Kyser Disclosure Schedule, to the Knowledge of Kyser, no material event has occurred, and no material claim, dispute or other condition or circumstance exists, that would reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding.

              (b) Except as set forth in Part 2.25(b) of the Kyser Disclosure Schedule, no Proceeding has been commenced by or against Kyser since August 1, 1995.

              (c) Kyser has identified and made available to Purchaser accurate and complete copies of all pleadings to which Kyser has access that relate to the Proceedings required to be identified in Parts 2.25(a) and (b) of the Kyser Disclosure Schedule.

              (d) Except as set forth in Part 2.25(d) of the Kyser Disclosure Schedule, there is no material Order to which Kyser, or any of the assets owned or used by Kyser, is subject.

              (e) To the Knowledge of Kyser, no officer or employee of Kyser is subject to any material Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to Kyser's business.

              (f) To the Knowledge of Kyser, there is no proposed Order that, if issued or otherwise put into effect, (i) would reasonably be expected to have a Kyser Material Adverse Effect, or (ii) would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

       2.26   AUTHORITY; BINDING NATURE OF AGREEMENTS; BOARD OF DIRECTORS
APPROVAL.

              (a) Kyser has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement.

              (b) Subject to approval thereof by the Stockholders, the execution, delivery and performance by Kyser of this Agreement have been duly authorized by all necessary corporate action on the part of Kyser.

              (c) This Agreement constitutes the legal, valid and binding obligation of Kyser, enforceable against Kyser in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

              (d) The Board of Directors of Kyser (at a meeting duly called and held) has (i) unanimously determined that the Merger is advisable and fair and in the best interests of Kyser and its Stockholders, (ii) unanimously approved the execution, delivery and performance of this Agreement by Kyser and unanimously approved the Merger, and (iii) unanimously directed that this Agreement and the Merger be submitted for consideration by the Stockholders at the Kyser Stockholders' Meeting (as defined in Section 5.5).

       2.27   NON-CONTRAVENTION; CONSENTS.  Except as set forth in Part
2.27 of the Kyser Disclosure Schedule, neither the execution and delivery of any of the Transactional Agreements by Kyser, nor the consummation or performance by Kyser of the Merger or any of the other Transactions, will directly or indirectly (with or without notice or lapse of time):

              (a)    contravene, conflict with or result in a violation of
(i) any of the provisions of Kyser's articles of incorporation or bylaws or
(ii) any resolution adopted by Kyser's stockholders or Kyser's board of directors;

              (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any material Legal Requirement (other than any Excluded Legal Requirement) or Order to which Kyser, or any of the assets owned or used by Kyser, is subject;

              (c) materially contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by

Kyser or any of its employees that relates to Kyser's business or to any of the assets owned or used by Kyser;

              (d) contravene, conflict with or result in a violation or Breach of, or result in a default under, any provision of any Kyser Contract except any Kyser Excluded Contract;

              (e) give any Person the right to (i) declare a default or exercise any remedy under any Kyser Contract except any Kyser Excluded Contract,
(ii) accelerate the maturity or performance of any Kyser Contract except any Kyser Excluded Contract or (iii) cancel, terminate or modify any Kyser Contract other than any Kyser Excluded Contract; or

              (f) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by Kyser that would reasonably be expected to have a Kyser Material Adverse Effect.

Except as set forth in Part 2.27 of the Kyser Disclosure Schedule or as required under the HSR Act or any applicable state securities or "blue sky laws," and except for receipt of the approval of its board of directors and Stockholders, Kyser was not, is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with its execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions, except for (i) Consents which if not obtained would not reasonably be expected to cause a Kyser Material Adverse Effect and (ii) filings, notices and Consents required to be obtained under the laws of The Netherlands (including without limitation filings, notices and Consents under the Wet toezicht effectenverkeer 1995 (the "WTE"), the Wet op de ondernemingsraden (the "WOR") and the SER Fusiegedragsregels 1975 (the "Merger Code") or under the laws of any other jurisdiction in which Kyser does not have employees or operating facilities.

       2.28 BROKERS. Except as set forth in Part 2.28 of the Kyser Disclosure Schedule, Kyser has not agreed or become obligated to pay, and has not taken any action that would result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

       2.29   ACCOUNTING MATTERS.   To the Knowledge of Kyser, neither
Kyser nor any of its affiliates has taken or agreed to, or plans to, take any action that would prevent Purchaser from accounting for the Merger as a "pooling of interests" in accordance with APB Opinion No. 16; provided, however, that no action or matter disclosed in the Kyser Disclosure Schedule or required by the Transactional Agreements shall be deemed to constitute a breach or violation of this Section 2.29.

       2.30 VOTE REQUIRED. Under the Nevada Revised Statutes and the Articles of Incorporation of Kyser, the affirmative vote of holders of a majority of the shares of Kyser Common Stock outstanding on the record date for the Kyser Stockholders' Meeting (as defined in Section 5.5) (the "Required Vote") is the only vote of the holders of any class or series of Kyser's capital stock necessary to adopt and approve this Agreement, the Merger and the other Transactions. As required under the Kyser ESOP, with respect to the Merger and other related matters brought before the
Stockholders: (i) the Participants of the Kyser ESOP have the right to direct Colin M. Henderson, in his capacity as Trustee of the Kyser ESOP, to vote vested and non-vested Shares allocated to the Participant's Accounts ("Allocated ESOP Stock") and (ii) the Trustee will vote all of the Shares held in the Unallocated Employer Securities Account (as defined in Section
1.45 of the Kyser ESOP) and all Allocated ESOP Stock that Participants of the Kyser ESOP either do not direct or do not properly and timely direct as described in (i) above.

       2.31 INFORMATION STATEMENT/OFFERING MEMORANDUM. None of the information supplied or to be supplied by or on behalf of Kyser for inclusion in the Disclosure Document, will, at the time the Disclosure Document is mailed to the Stockholders of Kyser or at the time of the Kyser Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

SECTION 3.    REPRESENTATIONS AND WARRANTIES OF SIGNING STOCKHOLDERS

       As of the date of the signing of the Joinder Agreement, except where limited to a specific Signing Stockholder, each Signing Stockholder severally represents and warrants to and for the benefit of Purchaser and Merger Sub as follows:

       3.1 SHARES. Such Signing Stockholder has delivered to Purchaser an accurate and complete copy of the stock certificate representing such Signing Stockholder's Shares.

       3.2    AUTHORITY OF SIGNING STOCKHOLDERS; BINDING NATURE OF
AGREEMENTS.

              (a) (i) Such Signing Stockholder has the requisite right, power and capacity to enter into and to perform such Signing Stockholder's obligations under each of the Transactional Agreements to which such Signing Stockholder is or may become a party; (ii) this Agreement constitutes the legal, valid and binding obligation of such Signing Stockholder, enforceable against such Signing Stockholder in accordance with its terms, subject to (A) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(B) rules of law governing specific performance, injunctive relief and other equitable remedies; and (iii) upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements to which such Signing Stockholder becomes a party will constitute the legal, valid and binding obligation of such Signing Stockholder, and will be enforceable against such Signing Stockholder in accordance with its terms, subject to (A) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (B) rules of law governing specific performance, injunctive relief and other equitable remedies.

              (b) (i) The spouse of such Signing Stockholder, if applicable, has the requisite right, power and capacity to execute and deliver and to perform his or her obligations under the Spousal Consent being executed by him or her; and (ii) such Spousal Consent constitutes such spouse's legal, valid and binding obligation, enforceable against such spouse in accordance with its terms, subject to (A) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (B) rules of law governing specific performance, injunctive relief and other equitable remedies.

              (c) Subject to the distribution of the Participant Directive, Participant Directive Statement and the Disclosure Document to the Participants of the Kyser ESOP, and in compliance with Section 8.11 of the Kyser ESOP and as otherwise expressly stated herein, Colin M. Henderson, as directed Trustee (the "Trustee") of the Kyser ESOP, represents and warrants to and for the benefit of Purchaser that (i) the Trustee is the sole trustee of the Trust; (ii) the Trustee has delivered to Purchaser a complete and correct copy of the trust agreement for the Trust, including all amendments thereto; (iii) subject to his receipt of the investment direction from the Investment Manager (as defined in the Kyser ESOP) the Trustee has full power and authority, under the trust agreement for the Trust and otherwise, to enter into this Agreement on behalf of the Trust and to perform the obligations of the Trust hereunder; (iv) subject to his receipt of the investment direction from the Investment Manager (as defined in the Kyser ESOP), the execution, delivery and performance of this Agreement by the Trustee under the Trust does not require any further authorization from the beneficiaries of the Trust, any committee appointed pursuant to Section 9.01 of the Kyser ESOP to administer the Kyser ESOP (the "ESOP Committee" or any other Persons and (v) the execution, delivery and performance of the Trust's obligations under this Agreement and the consummation of the Merger do not contravene, conflict with or result in a violation of any provision of the Trust.

       3.3 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 3.3 of the Signing Stockholder Disclosure Schedule, neither the execution and delivery of any of the Transactional Agreements by such Signing Stockholder, nor the consummation or performance by such Signing Stockholder of any of the Transactions to which it is a party, will directly or indirectly (with or without notice or lapse of time):

              (a) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any material Legal Requirement or Order to which such Signing Stockholder is subject; or

              (b) contravene, conflict with or result in a violation or Breach of or a default under any provision of, or give any Person the right to declare a default under, any material Contract to which such Signing Stockholder is a party or by which such Signing Stockholder is bound.

Except as set forth in Part 3.3 of the Signing Stockholder Disclosure Schedule, such Signing Stockholder was not, is not and will not be required to make any filing with or give any notice to, or to obtain any material Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

       3.4    ABILITY.

              (a) Except as set forth in Part 3.4 of the Signing Stockholder Disclosure Schedule, such Signing Stockholder:

                     (i) has not (A) at any time since August 1, 1995 made a general assignment for the benefit of creditors, (B) at any time since August 1, 1995 filed, or had filed against such Signing Stockholder, any bankruptcy petition or similar filing,
(C) at any time since August 1, 1995 suffered the attachment or other judicial seizure of all or a substantial portion of such Signing
Stockholder's assets, (D) at any time since August 1, 1995 admitted in writing such Signing Stockholder's inability to pay such Signing
Stockholder's debts as they become due, or (E) taken or been the subject of any action that may have an adverse effect on such Signing Stockholder's ability to comply with or perform any of such Signing Stockholder's covenants or obligations under any of the Transactional Agreements; and

                     (ii) is not subject to any Order that would have a material adverse effect on such Signing Stockholder's ability to comply with or perform any of such Signing Stockholder's covenants or obligations under any of the Transactional Agreements.

              (b) (i) There is no Proceeding pending, and to the Knowledge of such Signing Stockholder no Person has threatened to commence any Proceeding against such Signing Stockholder, that would reasonably be expected to have a material adverse effect on the ability of such Signing Stockholder to comply with or perform any of such Signing Stockholder's covenants or obligations under any of the Transactional Agreements; and (ii) to the Knowledge of such Signing Stockholder, no event has occurred, and no claim, dispute or other condition or circumstance exists, that would reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding.

       3.5    INVESTMENT REPRESENTATIONS.

              (a) Such Signing Stockholder is aware (i) that the Purchaser Capital Stock to be issued to such Signing Stockholder in the Merger will not be registered and will not be issued pursuant to a registration statement under the Act, but will instead be issued in reliance on the exemption from registration set forth in Section 4(2) of the Act and in Rule 506 under the Act and (ii) that neither the Merger nor the issuance of such Purchaser Capital Stock has been approved or reviewed by the Securities and Exchange Commission (the "SEC") or by any other governmental agency.

              (b) Such Signing Stockholder is aware that (i) because the Purchaser Capital Stock to be issued in the Merger will not be registered under the Act, such Purchaser Capital Stock cannot be resold unless such Purchaser Capital Stock is registered under the Act or unless an exemption from registration is available; and (ii) (A) except as expressly provided in the Investor Rights Agreement to which such Signing Stockholder shall become a party pursuant to the Accession Agreement attached as Exhibit W-1 hereto, Purchaser will be under no obligation to file a registration statement with respect to the Purchaser Capital Stock to be issued to such Signing Stockholder in the Merger; and (B) the provisions of Rule 144 under the Act, if applicable, will permit resale of the Purchaser Capital Stock to be issued to such Signing Stockholder in the Merger only under limited circumstances, and such Purchaser Capital Stock must be held by such Signing Stockholder for at least one year before it can be sold pursuant to Rule 144 unless transferred pursuant to Section 3.05 of the Trust or Article X of the Kyser ESOP.

              (c) The Purchaser Capital Stock to be issued to such Signing Stockholder in the Merger will be acquired by such Signing Stockholder for investment and for his, her or its own account, and not with a view to, or for resale in connection with, any unregistered distribution thereof.

              (d) If Rebekah H. Claeys and Samuel F. Soules become Signing Stockholders, each represents and warrants to and for the benefit of Purchaser that he or she has appointed a purchaser representative (each, a "Stockholder Representative") to act as his or her purchaser representative in connection with his, her or its evaluation of the merits and risks of the Merger and such Signing Stockholder's investment in Purchaser Capital Stock. Such Signing Stockholder further acknowledges to and for the benefit of Purchaser that he or she has read and understands the Disclosure Document (as defined below) (including the exhibits thereto) and has had the opportunity to meet with his or her Stockholder Representative for the purpose of discussing the merits and risks of the Merger and such Signing Stockholder's proposed investment in Purchaser Capital Stock.

              (e) With respect to Signing Stockholders executing a Joinder Agreement after the date of this Agreement, such Signing Stockholder has received, reviewed and considered the Information Statement/Offering Memorandum with respect to the Merger and the transactions contemplated by this Agreement (the "Disclosure Document").

              (f)    Such Signing Stockholder has been given the opportunity:
(i) to ask questions of, and to receive answers from, persons acting on behalf of Kyser and Purchaser concerning the terms and conditions of the Merger and the contemplated issuance of Purchaser Capital Stock in the Merger, and the business, properties, prospects and financial condition of Kyser and Purchaser; and (ii) to obtain any additional information (to the extent Kyser or Purchaser possesses such information or is able to acquire it without unreasonable effort or expense and without breach of confidentiality obligations) requested to verify the accuracy of the information set forth in the Disclosure Document.

              (g) (i) Such Signing Stockholder either alone or with his or her Stockholder Representative is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting investment decisions like that involved in such Signing Stockholder's contemplated investment in the Purchaser Capital Stock to be issued in the Merger; (ii) such Signing Stockholder understands and has fully considered the risks of acquiring and owning Purchaser Capital Stock and further understands that: (A) an investment in Purchaser Capital Stock is a speculative investment which involves a high degree of risk; and (B) there are substantial restrictions on the transferability of the Purchaser Capital Stock to be issued in the Merger, and, accordingly, it may not be possible for such Signing Stockholder to liquidate his, her or its investment in such Purchaser Capital Stock (in whole or in part) in the case of emergency; and (iii) such Signing Stockholder is able to hold the Purchaser Capital Stock that he, she or it is to receive in the Merger for a substantial period of time except where the Kyser ESOP and Trust do not so permit.

              (h) Purchaser will rely on his, her or its representations and warranties set forth in this Section 3.5 for purposes of determining his, her or its suitability as an investor in Purchaser Capital Stock and for purposes of confirming the availability of an exemption from the registration requirements of the Act.

       3.6 ACKNOWLEDGMENT. Purchaser acknowledges and agrees that (i) the representations of the Signing Stockholders in this Section 3 are several and not joint, and (ii) nothing in Section 3.5 shall modify or limit any representation or warranty of Purchaser or Merger Sub.

SECTION 4.    REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB

       Purchaser and Merger Sub jointly and severally represent and warrant, to and for the benefit of Kyser and the Signing Stockholders, as follows:

       4.1    DUE ORGANIZATION.

              (a) Purchaser is a limited liability corporation ("Besloten Vennootschap met beperkte aansprakelijkheid") duly organized and validly existing under the laws of the Netherlands and has all necessary corporate power and authority:

                     (i) to conduct its business in the manner in which its business is currently being conducted;

                     (ii) to own and use its assets in the manner in which its assets are currently owned and used; and

                     (iii) to perform its obligations under all Purchaser Contracts except the Purchaser Excluded Contracts.

              (b) Each of the Purchaser Entities other than Purchaser is a corporation or organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as listed on
Part 4.3(e) of the Purchaser Disclosure Schedule, and has all necessary power and authority:

                     (i) to conduct its business in the manner in which its business is currently being conducted;

                     (ii) to own and use its assets in the manner in which its assets are currently owned and used; and

                     (iii) to perform its obligations under all Purchaser Contracts to which it is a party,

in each case except where failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to have a Purchaser Material Adverse Effect.

              (c) The Purchaser Entities are each qualified to do business as foreign corporations, and are in good standing, under the laws of all jurisdictions where the nature of their business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Purchaser Material Adverse Effect.

              (d) Purchaser and its business are duly registered under number 39039113 with the Commercial Register for Flevoland, and the extract regarding Purchaser included in Part 4.1 of the Purchaser Disclosure Schedule is true and correct in all respects.

              (e) None of the Purchaser Entities nor any of their stockholders has approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of any of the Purchaser Entities or the winding up or cessation of the business or affairs of any Purchaser Entity.

              (f) The Purchaser is not and has not been party to any merger procedure (FUSIE) as described in Article 2:309 of the Dutch Civil Code (the "CC").

              (g) Without limiting the generality of Section 4.1(e), no resolution, decision, order or petition to dissolve or liquidate Purchaser has been issued or adopted, no petition for the bankruptcy (FAILLISSEMENT) or suspension of payments (SURSEANCE VAN BETALING) of Purchaser has been filed, no receiver (CURATOR or BEWINDVOERDER) has been appointed over Purchaser or any of its assets and no attachment (BESLAG) has been made of any of the assets of Purchaser.

       4.2    ARTICLES OF ASSOCIATION; RECORDS.

              (a) Purchaser has delivered, or identified and made available, to Kyser accurate and complete copies of:

                     (i) the articles of association of Purchaser, as presently in force;

                     (ii)   the shareholders' register of Purchaser; and

                     (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of Purchaser, the Supervisory Board of Purchaser and the Managing Board of Purchaser.

There have been no meetings or other proceedings of the shareholders of Purchaser, the Supervisory Board of Purchaser or the Managing Board of Purchaser, or any committee of the Supervisory Board of Purchaser or the Managing Board of Purchaser, that are not fully reflected in such minutes or other records.

              (b) There are no existing material violations of any of the provisions of Purchaser's articles of association or of any resolution adopted by Purchaser's shareholders or Supervisory Board or Managing Board. To the Knowledge of Purchaser, there are no existing violations of any material provisions of the articles of incorporation, bylaws or similar organizational documents of the other Purchaser Entities; and no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) constitute or result directly or indirectly in such a material violation.

              (c) The books of account, shareholders register, minute books and other records of Purchaser and Merger Sub are accurate, up-to-date and complete in all material respects. All of the records of Purchaser and Merger Sub are in the actual possession and direct control of Purchaser or its counsel. To the Knowledge of Purchaser and Merger Sub, Purchaser and Merger Sub have in place an adequate and appropriate system of internal controls.

              (d) Purchaser has delivered, or identified and made available, to Kyser accurate and complete copies of:

                     (i) the articles of incorporation of Merger Sub, as presently in force;

                     (ii)   the shareholders' register of Merger Sub; and

                     (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of Merger Sub and the Board of Directors of Merger Sub.

There have been no meetings or other proceedings of the shareholders of Merger Sub, or the Board of Directors of Merger Sub, or any committee of the Board of Directors of Merger Sub, that are not fully reflected in such minutes or other records.

              (e) There are no existing material violations of any of the provisions of Merger Sub's articles of incorporation or of any resolution adopted by Merger Sub's shareholders or Board.

              (f) No resolution to amend the Articles of Association of Purchaser has been adopted.

              (g) The shareholders' register of Purchaser referenced in Part 4.3(a) of the Purchaser Disclosure Schedule is accurate, up-to-date and complete in all material respects.

       4.3    CAPITALIZATION, ETC.

              (a) The authorized capital stock of Purchaser consists of 23,500,000 common shares of Purchaser Capital Stock and 1,500,000 preference shares of capital stock, each having a par value of NLG 0.96 per share, of which in accordance with GAAP and applicable SEC rules and regulations 8,800,385 common shares are issued and outstanding and held of record as set forth in Part 4.3(a) of the Purchaser Disclosure Schedule. No preference shares of Purchaser are issued or outstanding. Purchaser has 4,976 shares of treasury stock. The authorized capital stock of Merger Sub consists of 25,000 shares of Common Stock, $1.00 par value, of which 100 shares are issued and outstanding and held of record by Purchaser.

              (b) Except as set forth in Part 4.3(b) of the Purchaser Disclosure Schedule, there is no:

                     (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire from any Purchaser Entity any shares of the capital stock or other securities of any Purchaser Entity or Merger Sub;

                     (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any Purchaser Entity or Merger Sub;

                     (iii) Contract under which any Purchaser Entity is or may become obligated to sell or otherwise issue or purchase any shares of its capital stock or any other securities; or

                     (iv) condition or circumstance that would reasonably be expected to directly or indirectly give rise to or provide a basis for the assertion of a valid claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of any Purchaser Entity.

              (c) All of the issued and outstanding shares of Purchaser Capital Stock and Merger Sub capital stock (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable and (iii) have been issued in compliance in all material respects with all applicable securities laws and other applicable Legal Requirements. Except as set forth in Part 4.3(c) of the Purchaser Disclosure Schedule, none of such shares is, and none of the shares of Purchaser Capital Stock to be issued to the Stockholders in the Merger shall be, subject to any repurchase option or restriction on transfer imposed by Purchaser or any Legal Requirement (other than restrictions on transfer imposed by virtue of (i) applicable Netherlands, U.S. federal and state securities laws summarized in the Disclosure Document or (ii) Purchaser's Articles of Association).

              (d) Except as set forth in Part 4.3(d) of the Purchaser Disclosure Schedule, there are no outstanding put rights, preemptive rights, registration rights or voting agreements with respect to the issued and outstanding shares of Purchaser Capital Stock or any other shares of capital stock of Purchaser or Merger Sub.

              (e) Except as set forth in Part 4.3(e) of the Purchaser Disclosure Schedule, Purchaser does not own, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any Entity, other than passive investments in marketable securities or other investment-grade securities. With the exception of the outstanding capital stock of Purchaser, (i) all of the outstanding capital stock of each Purchaser Entity is owned of record and beneficially by one or more of the Purchaser Entities, free and clear of all Encumbrances, (ii) there are no outstanding put rights, preemptive rights, registration rights or voting agreements with respect to any shares of capital stock of any of the Purchaser Entities or any shares of capital stock that any Purchaser Entity is committed to issue, and (iii) all shares of capital stock of all of the other Purchaser Entities have been authorized and validly issued, fully paid and nonassessable.

              (f) No depositary receipts (CERTIFICATEN) have been issued with respect to any shares of Purchaser Common Stock.

              (g) No one, with the exception of the shareholders of Purchaser listed in Part 4.3(a) of the Disclosure Schedule, in their respective capacities as such shareholders, has any right to distributions arising out of the profit, reserves and/or liquidation balance of Purchaser.

       4.4    FINANCIAL STATEMENTS.

              (a) Part 4.4 of the Purchaser Disclosure Schedule sets forth the following financial statements and notes thereto (collectively, the "Purchaser Financial Statements"):

                     (i) the audited consolidated balance sheets of the Purchaser Entities as of May 31, 1996 and 1997, and the related audited consolidated statements of income and shareholders' equity and cash flows of the Purchaser Entities for each of the years in the two-year period ended May 31, 1997 together with the notes thereto and the report of KPMG Peat Marwick LLP relating thereto;

                     (ii) the unaudited consolidated balance sheet of the Purchaser Entities as of February 28, 1998 (the "Purchaser Unaudited Interim Balance Sheet"), and the related unaudited consolidated statements of income and shareholders' equity and cash flows of the Purchaser Entities for the nine months then ended; and

                     (iii) the unaudited consolidated balance sheet of the Purchaser Entities as of March 31, 1998, and the related unaudited consolidated statements of income and shareholders' equity of the Purchasers Entities for the ten months then ended.

              (b) All of the Purchaser Financial Statements present fairly, in all material respects, the financial position of the Purchaser Entities as of the date of said balance sheets and the results of operations and, as applicable, cash flows of the Purchaser Entities for the periods covered by said statements of operations and, as applicable, cash flows, in accordance with GAAP consistently applied, except as otherwise disclosed therein or in Part 4.4 of the Purchaser Disclosure Schedule and except that the financial statements referred to in Sections 4.4(a)(ii) and 4.4(a)(iii) do not contain footnotes and are subject to year-end adjustments, which adjustments will not be material either individually or in the aggregate.

       4.5 ABSENCE OF CHANGES. Except as set forth in Part 4.5 of the Purchaser Disclosure Schedule, since February 28, 1998:

              (a) there has not been any event that had a Purchaser Material Adverse Effect and, to the Knowledge of Purchaser or Merger Sub, no event has occurred that will, or would reasonably be expected to, have a Purchaser Material Adverse Effect;

              (b) there has not been any loss, damage or destruction to any of the Purchaser Entities' assets that exceeded $180,000 in the aggregate (whether or not covered by insurance);

              (c) neither Purchaser nor Merger Sub has declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or has repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

              (d) none of the Purchaser Entities has sold, issued or authorized the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or otherwise relating to, any capital stock or any other security or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

              (e) there has been no amendment to Purchaser's articles of association or the articles of incorporation or similar governing document of any of the other Purchaser Entities, and none of the Purchaser Entities has effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

              (f) none of the Purchaser Entities has formed any subsidiary or acquired any equity interest or other interest in any other Entity, other than a Purchaser Entity listed in Part 4.3(e) of the Purchaser Disclosure Schedule;

              (g) none of the Purchaser Entities has made any capital expenditure in excess of $180,000 which is not reflected on the Purchaser Unaudited Interim Balance Sheet in accordance with GAAP, except for capital expenditures made since February 28, 1998 consistent with the Purchaser Entities' past practices as reflected in the financial statements referred to in
Section 4.4(a)(i);

              (h) none of the Purchaser Entities has (i) entered into or permitted any material amount of the assets owned or used by it to become bound by any Purchaser Contract outside the Ordinary Course of Business or (ii) outside the Ordinary Course of Business materially and adversely amended or prematurely terminated, or waived any material right or remedy under, any material Contract to which it is or was a party or under which it has or had any rights or obligations;

              (i) none of the Purchaser Entities has (i) acquired, leased or licensed any material right or other asset from any other Person (other than rights or other assets acquired, leased or licensed by the Purchaser Entities from other Persons in the Ordinary Course of Business), (ii) sold or otherwise disposed of, or leased or licensed, any material right or other asset to any other Person (other than rights or other assets disposed of or leased or licensed by the Purchaser Entities to other Persons in the Ordinary Course of Business), or (iii) waived or relinquished any material right (other than rights waived or relinquished by the Purchaser Entities in the Ordinary Course of Business);

              (j) none of the Purchaser Entities has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $180,000 in the aggregate;

              (k) none of the Purchaser Entities has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any material Encumbrance, except for pledges of assets made in the Ordinary Course of Business and Tax liens and other similar governmental liens or impositions securing obligations not past due;

              (l) none of the Purchaser Entities has (i) lent money to any Person or (ii) incurred or guaranteed any indebtedness for borrowed money in excess of $180,000 in the aggregate;

              (m) none of the Purchaser Entities has (i) established, adopted or amended any Employee Benefit Plan or (ii) made any profit-sharing or similar payment to any of its directors, officers or employees;

              (n) Purchaser has not changed any of its methods of accounting or accounting practices in any material respect or the application of such methods or practices to any other Purchaser Entity;

              (o) none of the Purchaser Entities has made any material Tax election outside the Ordinary Course of Business;

              (p) none of the Purchaser Entities has commenced or settled any Proceeding;

              (q) none of the Purchaser Entities has entered into any transaction or taken any other action outside the Ordinary Course of Business involving amounts in excess of $72,000; and

              (r) none of the Purchaser Entities has agreed or committed to take any of the actions referred to in clauses "(c)" through "(q)" above.

       4.6 TITLE TO ASSETS. Except as set forth in Part 4.6 of the Purchaser Disclosure Schedule, each Purchaser Entity owns, and has good and valid title to, all assets purported to be owned by such Purchaser Entity, including:

              (a) all assets reflected on the Purchaser Unaudited Interim Balance Sheet (except for assets sold or consumed by the Purchaser Entities since February 28, 1998 in the Ordinary Course of Business);

              (b) all assets acquired by the Purchaser Entities since February 28, 1998 (except for assets sold or consumed by the Purchaser Entities since February 28, 1998 in the Ordinary Course of Business); and

              (c) all of the rights of the Purchaser Entities under the Purchaser Contracts.

Except as set forth in Part 4.6 of the Purchaser Disclosure Schedule or pursuant to security interests granted by the Purchaser Entities to secure indebtedness reflected on the Purchaser Financial Statements, all of said assets are owned by the Purchaser Entities free and clear of any Encumbrances in excess of $180,000 in the aggregate, except capital leases.

       4.7 RECEIVABLES. All existing accounts receivable of the respective Purchaser Entities (including those accounts receivable reflected on the Purchaser Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since February 28, 1998 and have not yet been collected) (i) represent valid obligations of customers of the respective Purchaser Entities arising from bona fide transactions entered into in the Ordinary Course of Business and (ii) to the Knowledge of Purchaser, will be collected no later than 90 days after the respective date on which each such receivable is due (without any material counterclaim or setoff), net of receivables reserves reflected on the Purchaser Unaudited Interim Balance Sheet.

       4.8 INVENTORY. Except as set forth in Part 4.8 of the Purchaser Disclosure Schedule, to the Knowledge of Purchaser, net of any reserves or allowances reflected on the Purchaser Unaudited Interim Balance Sheet, all of the existing inventory of the Purchaser Entities (including all inventory that is reflected on the Purchaser Unaudited Interim Balance Sheet and that has not been disposed of by the Purchaser Entities since February 28, 1998 in the Ordinary Course of Business):

              (a) is of such quality and quantity as to be usable and saleable by the Purchaser Entities in the Ordinary Course of Business;

              (b) has been valued for accounting purposes at the lower of cost or market value; and

              (c) is free of any material defect or deficiency except for inventory as to which the Purchaser Entities are entitled to receive full reimbursement or replacement from the supplier of such inventory.

Except as expressly stated therein, Part 4.8 of the Purchaser Disclosure Schedule does not include any inventory of principals from whom any of the Purchaser Entities has received any written notice or, to the Knowledge of Purchaser, any oral communication indicating that such principal is considering termination of, or intends to terminate, its relationship with such Purchaser Entity, except inventory as to which such Purchaser Entity has a right of return at a price at least equal to the gross carrying value of such inventory as reflected on the Purchaser Unaudited Interim Balance Sheet.

       4.9    PROPRIETARY ASSETS.

              (a) Except as set forth in Part 4.9(a) of the Purchaser Disclosure Schedule, there is no material Proprietary Asset that is used in connection with the Purchaser Entities' business (the "Purchaser Proprietary Assets") that is not owned by or licensed to any of the Purchaser Entities.

              (b) To the Knowledge of Purchaser and Merger Sub, none of the material Purchaser Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. Except as set forth in
Part 4.9(b) of the Purchaser Disclosure Schedule, to the Knowledge of Purchaser and Merger Sub, none of the Purchaser Entities is infringing, misappropriating or making any unlawful use of, and none of the Purchaser Entities has received any notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the Knowledge of Purchaser and Merger Sub, except as set forth in Part 4.9(b) of the Purchaser Disclosure Schedule, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Purchaser Proprietary Asset.

              (c) Except as set forth in Part 4.9(c) of the Purchaser Disclosure Schedule, (i) none of the Purchaser Entities has licensed any of the Purchaser Proprietary Assets to any Person on an exclusive basis and (ii) none of the Purchaser Entities has entered into any covenant not to compete or Contract limiting its ability to exploit fully any of the Purchaser Proprietary Assets or to transact business in any market or geographical area or with any Person.

       4.10   CONTRACTS.

              (a) Part 4.10 of the Purchaser Disclosure Schedule identifies and provides an accurate and complete list of all Purchaser Contracts except the Purchaser Excluded Contracts, including all amendments thereto.

              (b) Each Purchaser Contract required to be listed pursuant to Section 4.10(a) is valid and in full force and effect, and to the Knowledge of Purchaser and Merger Sub, is enforceable by the Purchaser Entity which is a party to such Contract in accordance with its terms, subject to
(i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

              (c) Except as set forth in Part 4.10(c) of the Purchaser Disclosure Schedule:

                     (i) to the Knowledge of Purchaser and Merger Sub, no Person is in violation or Breach of in any material respect of, or has declared or committed any material existing default under, any Purchaser Contract except any Purchaser Excluded Contract;

                     (ii) to the Knowledge of Purchaser and Merger Sub, no event has occurred, and no circumstance or condition exists, that will (with or without notice or lapse of time) (A) result in a material violation or other material Breach of any of the provisions of any Purchaser Contract except any Purchaser Excluded Contract, (B) give any Person the right to declare a material default or exercise any material remedy under any Purchaser Contract except any Purchaser Excluded Contract, (C) give any Person the right to accelerate the maturity or performance of any Purchaser Contract except any Purchaser Excluded Contract, or (D) give any Person the right to cancel, terminate or modify any Purchaser Contract except any Purchaser Excluded Contract;

                     (iii) none of the Purchaser Entities has received any written notice or, to the Knowledge of Purchaser or Merger Sub, any oral communication regarding any actual, alleged, possible or potential violation or Breach of, or default under, any Purchaser Contract except any Purchaser Excluded Contract that has not been cured; and

                     (iv) none of the Purchaser Entities has waived any of its rights under any Purchaser Contract except under any Purchaser Excluded Contract.

              (d) Except as set forth in Part 4.10(d) of the Purchaser Disclosure Schedule:

                     (i) none of the Purchaser Entities is liable on any guaranty or has otherwise agreed to cause, insure or become liable for, or pledged any of its assets to secure, the performance or payment of any outstanding obligation or other Liability of any other Person, including without limitation declarations referred to in Article 403, section 1, sub f, of the CC; and

                     (ii) none of the Purchaser Entities is a party to or bound by (A) any joint venture agreement, partnership agreement, profit-sharing agreement, cost-sharing agreement, loss-sharing agreement or similar Contract or
(B) any Contract that creates or grants to any Person, or provides for the creation or grant of, any stock appreciation right, phantom stock right or similar right or interest.

              (e) To the Knowledge of Purchaser and Merger Sub, the performance of the Purchaser Contracts in accordance with their terms will not result in any violation of or failure to comply with any material Legal Requirement. Without limiting the generality of the foregoing, to the Knowledge of Purchaser, none of the Purchaser Contracts required to be made available to Kyser pursuant to Section 4.10(a) is in violation of any national or European competition law.

              (f) No Person is renegotiating, or has the right to renegotiate, any amount paid or payable to any of the Purchaser Entities under any Purchaser Contract or any other term or provision of any Purchaser Contract, except in each case any Purchaser Excluded Contract.

       4.11   LIABILITIES; MAJOR SUPPLIERS.

              (a) Except as set forth in Part 4.11(a) of the Purchaser Disclosure Schedule, or elsewhere in the Purchaser Disclosure Schedule, to the Knowledge of Purchaser, none of the Purchaser Entities have any material Liabilities, except for:

                     (i) Liabilities identified as such in the "liabilities" column of the Purchaser Unaudited Interim Balance Sheet;

                     (ii) accounts payable (of the type required to be reflected as liabilities in the "liabilities" section of a balance sheet prepared in accordance with GAAP) or accrued salaries or other Liabilities that have been incurred by the Purchaser Entities in the Ordinary Course of Business since February 28, 1998; and

                     (iii) the Purchaser Entities' obligations under the Contracts required to be listed pursuant to Section 4.10(a) and under the Purchaser Excluded Contracts.

              (b) Part 4.11(b) of the Purchaser Disclosure Schedule provides a breakdown that is accurate and complete in all material respects of the Purchaser Entities' indebtedness for borrowed money as of February 28, 1998.

       4.12   COMPLIANCE WITH LEGAL REQUIREMENTS.  Except as set forth in
Part 4.12 of the Purchaser Disclosure Schedule:

              (a) to the Knowledge of Purchaser and Merger Sub, each of the Purchaser Entities is, and has at all times since June 1, 1995 been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct of its business or the ownership or use of any of its assets, except for failures to be in compliance that would not reasonably be expected to have a Purchaser Material Adverse Effect;

              (b) to the Knowledge of Purchaser and Merger Sub, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by any of the Purchaser Entities of, or a failure on the part of any of the Purchaser Entities to comply with, any Legal Requirement, except for violations or noncompliance that would not reasonably be expected to have a Purchaser Material Adverse Effect; and

              (c) none of the Purchaser Entities has received at any time since June 1, 1995 any written notice or, to the Knowledge of Purchaser and Merger Sub, any oral communication from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any material Legal Requirement, or (ii) any actual, alleged, possible or potential obligation on the part of any of the Purchaser Entities to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.

       4.13   GOVERNMENTAL AUTHORIZATIONS.  Except as set forth in Part
4.13 of the Purchaser Disclosure Schedule:

              (a) each of the Purchaser Entities and its employees are, and have at all times since June 1, 1995 been, in compliance with all of the terms and requirements of each material Governmental Authorization of any of the Purchaser Entities, except for any noncompliance that would not reasonably be expected to have a Purchaser Material Adverse Effect;

              (b) no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any material Governmental Authorization of any of the Purchaser Entities, except for violations or noncompliance that would not reasonably be expected to have a Purchaser Material Adverse Effect or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification of any such Governmental Authorization except where such event would not reasonably be expected to have a Purchaser Material Adverse Effect; and

              (c) Since January 1, 1996, none of the Purchaser Entities has ever received, and, to the Knowledge of Purchaser and Merger Sub, no employee of any of the Purchaser Entities has ever received, any written notice or, to the Knowledge of Purchaser and Merger Sub, any oral communication from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any material Governmental Authorization by any of the Purchaser Entities that has not been cured or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization of any of the Purchaser Entities that has not been resolved.

       4.14   TAX MATTERS.

              (a) The Purchaser Financial Statements fully accrue all actual and contingent liabilities of the Purchaser Entities on a consolidated basis for Taxes with respect to all periods through the dates thereof in accordance with GAAP.

              (b) Except as set forth in Part 4.14(b) of the Purchaser Disclosure Schedule, no claim or other Proceeding is pending or has been threatened against or with respect to any of the Purchaser Entities in respect of any Tax.

              (c) Each material Tax required to have been paid by any of the Purchaser Entities (whether pursuant to any Tax Return or otherwise) has been duly paid in full or on a timely basis. Any Tax required to have been withheld or collected by any of the Purchaser Entities, including with respect to employees, has been duly withheld and collected; and (to the extent required) each such Tax has been paid to the appropriate Governmental Body.

              (d) All Tax Returns required to be filed by or on behalf of any of the Purchaser Entities with any Governmental Body with respect to any taxable period ending on or before the Closing Date ("Purchaser Returns") and required to be filed on or prior to the Closing Date: (i) have been or will be filed when due, and (ii) have been, or will be when filed, accurately and completely prepared in compliance in all material respects with all applicable Legal Requirements. All amounts shown on the Purchaser Returns to be due on or before the Closing Date, and all amounts otherwise payable in connection with the Purchaser Returns due to be filed on or before the Closing Date, have been or will be paid on or before the Closing Date. Purchaser has delivered, or identified and made available, to Kyser accurate and complete copies of all Purchaser Returns filed since July 31, 1994.

              (e) Except as set forth in Part 4.14(e) of the Purchaser Disclosure Schedule, no Purchaser Return relating to income Taxes that has been filed with respect to any period ended on or after July 31, 1992 has been or is currently being examined and audited by any Governmental Bodies. Except as set forth in Part 4.14(e) of the Purchaser Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Purchaser Returns has been granted (by Purchaser or any other Person), and no such extension or waiver has been requested from any Purchaser Entity.

              (f) There are no unsatisfied material Liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any Purchaser Entity.

              (g)    Purchaser is a corporation for U.S. tax purposes.

              (h) At the time of the Merger, the tests set forth in the United States Treasury Regulation Section 1.367(a)-3(c)(3), which are collectively referred to therein as the "active trade or business test," will be satisfied with respect to the Merger and the transfers described in this Agreement as effects of the Merger.

              (i) Purchaser now owns and holds, and immediately before the Merger will own and hold, all of the issued and outstanding shares of the capital stock of Merger Sub.

       4.15   BENEFIT PLANS; ERISA.

              (a) No Purchaser Entity has any Liability with respect to any Purchaser Plan, except as reflected in the Purchaser Financial Statements. Part 4.15(a) of the Purchaser

Disclosure Schedule identifies all Purchaser Plans under which any employee of any Purchaser Entity in the United States is entitled to receive benefits.

              (b)    No Purchaser Plan:

                     (i) provides or provided any benefit guaranteed by the Pension Benefit Guaranty Corporation or similar Governmental Body of the jurisdiction of any Purchaser Entity;

                     (ii)   is or was a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA; or

                     (iii) is or was subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA or similar Governmental Body of the jurisdiction of any Purchaser Entity.

There is no Person that (by reason of common control or otherwise) is or has at any time been treated together with a Purchaser Entity as a single employer within the meaning of Section 414 of the Code or similar Governmental Body of the jurisdiction of any Purchaser Entity.

              (c) Purchaser has delivered, or identified and made available, to Kyser, with respect to each Purchaser Current Benefit Plan under which any employee of any Purchaser Entity in the United States is entitled to receive benefits:

                     (i) an accurate and complete copy of such Purchaser Plan and all amendments thereto (including any amendment that is scheduled to take effect in the future);

                     (ii) an accurate and complete copy of each material Contract (including any trust agreement, funding agreement, service provider agreement, insurance agreement, investment management agreement or recordkeeping agreement) relating to such Purchaser Plan;

                     (iii) an accurate and complete copy of any material description, summary, notification, report or other document that has been furnished to any employee of any Purchaser Entity in the United States with respect to such Purchaser Plan;

                     (iv) an accurate and complete copy of any material form, report, registration statement or other document that has been filed with or submitted to any Governmental Body with respect to such Purchaser Plan; and

                     (v) an accurate and complete copy of any determination letter, IRS or Department of Labor audit or other material document that has been issued by, or that has been received by Purchaser from, any Governmental Body with respect to such Purchaser Plan.

              (d) To the Knowledge of Purchaser, Merger Sub and the fiduciaries and Representatives of Purchaser, each Purchaser Current Benefit Plan is being operated and administered in compliance in all material respects with the provisions thereof, and each Purchaser Plan has at all times been operated and administered in compliance in all material respects with the provisions thereof. Each contribution or other payment that is required to have been accrued or made under or with respect to any Purchaser Plan has been duly accrued and made by a Purchaser Entity on a timely basis.

              (e) To the Knowledge of Purchaser, Merger Sub and the fiduciaries and Representatives of Purchaser, each Purchaser Current Benefit Plan complies and is being operated and administered in compliance in all material respects with, and each Purchaser Plan has at all times complied and been operated and administered in compliance in all material respects with, all applicable reporting, disclosure and other requirements of ERISA and the Code and all other applicable Legal Requirements. Except as reflected in the Purchaser Disclosure Schedule, no Purchaser Entity has incurred any material Liability to the Internal Revenue Service or any other Governmental Body with respect to any Purchaser Plan; and to the Knowledge of Purchaser, Merger Sub and the fiduciaries and Representatives of Purchaser, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) give rise directly or indirectly to any such material Liability. To the Knowledge of Purchaser, Merger Sub and the fiduciaries and Representatives of Purchaser, none of the Purchaser Entities, nor any Person that is or was an administrator or fiduciary of any Purchaser Plan (or that acts or has acted as an agent of any of the Purchaser Entities or any such administrator or fiduciary), has engaged in any transaction or has otherwise acted or failed to act in a manner that has subjected or would reasonably be expected to subject any of the Purchaser Entities to any Liability for Breach of any fiduciary duty or any other duty.
(A) No Metron Employee Benefit Plan currently maintained by any Purchaser Entity, and no person that is or was an administrator or fiduciary of any Metron Employee Benefit Plan currently maintained by any Purchaser Entity (or that acts or has acted as an agent of any such administrator or fiduciary) and (B) to the Knowledge of Purchaser, no other Purchaser Plan, and no Person that is or was an administrator or fiduciary of any other Purchaser Plan (or that acts or has aced as an agent of any such administrator or fiduciary):

                     (i) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code or other applicable similar Legal Requirements;

                     (ii) has failed to perform any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA or other applicable Legal Requirements; or

                     (iii) has taken any action that (A) may subject such Purchaser Plan or such Person to any Tax, penalty or Liability relating to any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code or (B) may directly or indirectly give rise to or serve as a basis for the assertion (by any employee or by any other Person) of any claim under, on behalf of or with respect to such Purchaser Plan.

              (f) To the Knowledge of Purchaser and Merger Sub, none of the Transactions will violate Section 406 of ERISA or Section 4975 of the Code or other applicable Legal Requirements with respect to any Purchaser Plan.

              (g) The Purchaser Entities have not taken any action that (i) will subject the Kyser ESOP, the Trustee, the Investment Manager, Kyser or the ESOP Committee to any Tax, penalty or Liability relating to any "prohibited transaction" or (ii) would give rise to or serve as a basis for the assertion by any beneficiary of the Trust or by any other Person of any claim relating to any "prohibited transaction."

       4.16   ENVIRONMENTAL MATTERS.

              (a) None of the Purchaser Entities is liable or potentially liable for any material response cost or natural resource damages under Section 107(a) of CERCLA, or under any other so-called "superfund" or "superlien" law or similar Legal Requirement, at or with respect to any site.

              (b) Each of the Purchaser Entities is and has at all times been in compliance with all applicable Environmental Laws, except for failures to be in compliance that would not reasonably be expected to have a Purchaser Material Adverse Effect. The Purchaser Entities possess all material permits and other material Governmental Authorizations required under applicable Environmental Laws, and each of the Purchaser Entities is and has at all times been in compliance with the terms and requirements of all such Governmental Authorizations, except for failures to be in compliance that would not reasonably be expected to have a Purchaser Material Adverse Effect. Except as set forth in Part 4.16 of the Purchaser Disclosure Schedule, none of the Purchaser Entities has ever received, and to the Knowledge of Purchaser, no current or prior owner of any property leased or controlled by any of the Purchaser Entities has ever received, any written notice or, to the Knowledge of Purchaser, any oral communication from any Governmental Body or other Person regarding any actual, alleged, possible or potential material Liability on the part of Purchaser arising from or relating to the presence, generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release, emission or disposal of any Hazardous Material that has not already been paid or resolved. No Person has ever commenced or threatened to commence any contribution action or other Proceeding against any of the Purchaser Entities in connection with any such actual, alleged, possible or potential material Liability; and to the Knowledge of Purchaser, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to directly or indirectly give rise to, or result in any of the Purchaser Entities becoming subject to, any such material Liability.

              (c) Except as set forth in Part 4.16(c) of the Purchaser Disclosure Schedule, to the Knowledge of Purchaser and Merger Sub, since June 1, 1995 none of the Purchaser Entities has generated, manufactured, produced, transported, imported, used, treated, refined, processed, handled, stored, discharged, released or disposed of any Hazardous Material (whether lawfully or unlawfully). Except as set forth in Part 4.16(c) of the Purchaser Disclosure Schedule, to the Knowledge of Purchaser, since June 1, 1995 none of the Purchaser Entities has permitted any Hazardous Material to be generated, manufactured, produced, used, treated, refined, processed, handled, stored, discharged, released or disposed of (whether lawfully or unlawfully):

                     (i) on or beneath the surface of any real property that is, or that has at any time been, owned by, leased to, controlled by or used by any of the Purchaser Entities;

                     (ii) in or into any surface water, groundwater, soil or air associated with or adjacent to any such real property; or

                     (iii) in or into any well, pit, pond, lagoon, impoundment, ditch, landfill, building, structure, facility, improvement, installation, equipment, pipe, pipeline, vehicle or storage container that is or was located on or beneath the surface of any such real property or that is or has at any time been owned by, leased to, controlled by or used by any of the Purchaser Entities.

              (d) Except as set forth in Part 4.16 of the Purchaser Disclosure Schedule, to the Knowledge of Purchaser, all property that is owned by, leased to, controlled by or used by any of the Purchaser Entities, and all surface water, groundwater, soil and air associated with or adjacent to such property:

                     (i) is free of any Hazardous Material and any harmful chemical or physical conditions; and

                     (ii) is free of any environmental contamination of any nature.

              (e) To the Knowledge of Purchaser and Merger Sub, there is no storage tank that is located on or beneath the surface of any real property owned by, leased to, controlled by or used by any of the Purchaser Entities.

       4.17   INSURANCE.

              (a) Each of the Purchaser Entities' insurance policies is valid and in full force and effect. All of the information contained in the applications submitted in connection with said policies was (at the times said applications were submitted) accurate and complete in all material respects, and all premiums and other amounts due with respect to said policies have been paid in full on a timely basis except where the failure to pay such premium, on a timely basis would not reasonably be expected to have a Purchaser Material Adverse Effect. The nature, scope and dollar amounts of the insurance coverage provided by said policies are reasonable in the judgment of Purchaser and Merger Sub to adequately insure the Purchaser Entities in accordance with reasonable commercial practices.

              (b) Except as set forth in Part 4.17(b) of the Purchaser Disclosure Schedule, (i) there is no pending claim under or based upon any of the Purchaser Entities' insurance policies; and (ii) to the Knowledge of Purchaser and Merger Sub, no condition or circumstance exists and no event has occurred, that would reasonably be expected to (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any material claim under any of such policies.

       4.18   RELATED PARTY TRANSACTIONS.  Except as set forth in
Part 4.18 of the Purchaser Disclosure Schedule or in the Purchaser Financial Statements and except for claims for employee compensation, benefits and reimbursement of expenses in the Ordinary Course of Business:

              (a) no Related Party of any Purchaser Entity has, and no Related Party of any Purchaser Entity has at any time since June 1, 1995 had, any direct or indirect interest of any nature in any material asset used in or otherwise relating to the business of Purchaser;

              (b) no Related Party of any Purchaser Entity is, or has at any time since June 1, 1995 been, indebted to any Purchaser Entity for more than $180,000;

              (c) since June 1, 1995, no Related Party of any Purchaser Entity has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing of any nature involving any Purchaser Entity;

              (d) no Related Party of any Purchaser Entity is competing, or has at any time since June 1, 1995 competed, directly or indirectly, with any Purchaser Entity in any market served by any Purchaser Entity;

              (e) no Related Party of any Purchaser Entity has asserted or threatened to assert any material claim or right against any Purchaser Entity; and

              (f) to the Knowledge of any Purchaser Entity, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any material claim or right in favor of any Related Party of any Purchaser Entity against any Purchaser Entity.

       4.19 CERTAIN PAYMENTS, ETC. None of the Purchaser Entities, nor any officer, employee or agent of the Purchaser Entities or other Person acting for or on behalf of any of the Purchaser Entities, has at any time, directly or indirectly:

              (a)    used any corporate funds of any of the Purchaser Entities
(i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (ii) to make any unlawful payment to any governmental official or employee, or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature;

              (b) made any payoff, influence payment, bribe, kickback or unlawful payment to any Person;

              (c) made any unlawful payment to any Person, or unlawfully provided any material favor or anything of material value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (i) favorable treatment in securing business, or (ii) any other special concession; or

              (d) agreed, committed, offered or attempted to take any of the actions described in clauses "(a)" through "(c)" above.

       4.20   PROCEEDINGS; ORDERS.

              (a) Except as set forth in Part 4.20(a) of the Purchaser Disclosure Schedule, there is no pending Proceeding, and to the Knowledge of Purchaser or Merger Sub, no Person has threatened since June 1, 1995 to commence any Proceeding: (i) against any Purchaser Entity or any of the assets owned or used by any Purchaser Entity or (ii) against any Purchaser Entity that challenges or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions. Except as set forth in
Part 4.20(a) of the Purchaser Disclosure Schedule, to the Knowledge of Purchaser and Merger Sub, no event has occurred, and no material claim, dispute or other condition or circumstance exists, that would reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding.

              (b) Except as set forth in Part 4.20(b) of the Purchaser Disclosure Schedule, no Proceeding has been commenced against any of the Purchaser Entities since June 1, 1995.

              (c) Purchaser has identified and made available to Kyser accurate and complete copies of all pleadings to which the Purchaser Entities have access that relate to the Proceedings required to be identified in Parts 4.20(a) and (b) of the Purchaser Disclosure Schedule.

              (d) There is no material Order to which any of the Purchaser Entities or any of the assets owned or used by any of the Purchaser Entities is subject.

              (e) To the Knowledge of Purchaser and Merger Sub, no officer or employee of any of the Purchaser Entities is subject to any material Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to any Purchaser Entity's business.

              (f) To the Knowledge of Purchaser and Merger Sub, there is no proposed Order that, if issued or otherwise put into effect, (i) would reasonably be expected to have a Purchaser Material Adverse Effect or (ii) would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

       4.21   AUTHORITY; BINDING NATURE OF AGREEMENT.

              (a) Each of Purchaser and Merger Sub has the requisite corporate power and authority to enter into and perform its respective obligations under each of the Transactional Agreements to which it is or is to become a party at Closing.

              (b) The execution, delivery and performance by each of Purchaser and Merger Sub of each of the Transactional Agreements to which it is or is to become a party at Closing have been duly authorized by all necessary corporate action on the part of the Purchaser Entities.

              (c) This Agreement constitutes the legal, valid and binding obligation of Purchaser and Merger Sub, enforceable against Purchaser and Merger Sub in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

              (d) Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements to which Purchaser or Merger Sub becomes a party will constitute the legal, valid and binding obligation of Purchaser and Merger Sub, as the case may be, and will be enforceable against Purchaser and Merger Sub, as the case may be, in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

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

              (e) The Board of Directors and Shareholders of Merger Sub (by written consent) unanimously approved the Merger.

       4.22   NON-CONTRAVENTION; CONSENTS.  Except as set forth in Part
4.22 of the Purchaser Disclosure Schedule, neither the execution and delivery of any of the Transactional Agreements by Purchaser or Merger Sub, nor the consummation or performance by Purchaser or Merger Sub of the Merger or any of the other Transactions, will directly or indirectly (with or without notice or lapse of time):

              (a)    contravene, conflict with or result in a violation of
(i) any of the provisions of Purchaser's articles of association; (ii) any of the provisions of Merger Sub's Articles of Incorporation or Bylaws; (iii) any resolution adopted by Purchaser's shareholders or Purchaser's Managing Board or Supervisory Board; or (iv) any resolution adopted by Merger Sub's stockholders or board of directors;

              (b) materially contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any material Legal Requirement or Order to which any of the Purchaser Entities or any of the assets owned or used by any of the Purchaser Entities is subject;

              (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by any of the Purchaser Entities, or any of their employees that relates to any of the Purchaser Entities' businesses or to any of the assets owned or used by any of the Purchaser Entities;

              (d) contravene, conflict with or result in a violation or Breach of, or result in a default under, any provision of any Purchaser Contract except any Purchaser Excluded Contract;

              (e) give any Person the right to (i) declare a default or exercise any remedy under any Purchaser Contract except a Purchaser Excluded Contract, (ii) accelerate the maturity or performance of any Purchaser Contract except a Purchaser Excluded Contract or (iii) cancel, terminate or modify any Purchaser Contract except a Purchaser Excluded Contract; or

              (f) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Purchaser Entities that would reasonably be expected to have a Purchaser Material Adverse Effect.

Except as may be required under the HSR Act, a notification to be made to the Dutch Securities Board (STICHTING TOEZICHT EFFECTENVERKEER) pursuant to section 3, paragraph 1 of the Act on the Supervision of the Securities Trade (WET TOEZICHT EFFECTENVERKEER 1995) and article 3 of the Exemption Regulation (VRIJSTELLINGSREGELING WET TOEZICHT EFFECTENVERKEER 1995), and as may be required under state securities or "blue sky" laws, none of the Purchaser Entities was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with its execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions, except for Consents which, if not obtained, would not reasonably be expected to cause a Purchaser Material Adverse Effect.

Without limiting the generality of the foregoing, no filing, notice or Consent is required under the WTE (other than the aforementioned notification to be made to the Dutch Securities Board), the WOR or the Merger Code in connection with Purchaser's execution and delivery of the Transactional Agreements or the consummation or performance of any of the Transactions.

       4.23 BROKERS. None of the Purchaser Entities has agreed or become obligated to pay, or taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

       4.24   ACCOUNTING MATTERS.  To the Knowledge of Purchaser and
Merger Sub, neither Purchaser, Merger Sub nor any of its affiliates has taken or agreed to, or plans to, take any action that would prevent Purchaser from accounting for the Merger as a "pooling of interests" under APB Opinion No. 16.

       4.25   VALID ISSUANCE.  The issuance by Purchaser to the
Stockholders of the shares of Purchaser Capital Stock to be issued in the Merger has been duly authorized by all requisite corporate action on the part of Purchaser. The Purchaser Capital Stock to be issued in the Merger will, when issued after the Effective Time in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable and will be issued in compliance with all applicable legal requirements.

              (a) All preemptive rights with respect to such issuance of shares of Purchaser Capital Stock have been validly excluded or waived.

              (b) The offering, issuance and sale of the shares of Purchaser Capital Stock to be issued by Purchaser complies with all applicable requirements of the WTE. Without limiting the generality of the foregoing, no prospectus complying with the requirements of Article 3, paragraph 2, sub b of the WTE, is required to be made generally available in connection with such issuance, offer or sale, and all statements required to be submitted to the supervising authority have been timely submitted.

              (c) All formalities of book 2 of the CC in connection with the issuance of such shares have been duly complied with or will be duly complied with prior to the Closing.

       4.26 EMPLOYEES. All claims arising from former contracts of employment with any Purchaser Entity have been settled or met. To the Knowledge of Purchaser and Merger Sub, there is no person previously employed by any Purchaser Entity who now has or in the future may have a reasonable basis for contesting a dismissal or notice thereof given to him by any Purchaser Entity.

       4.27   STOCK OPTION PLAN.

              (a) Purchaser has previously made available to Kyser and the Signing Stockholders a true and correct copy of the "Metron Semiconductors Europa B.V. Employee Stock Option Plan" (the "Plan"). The Plan is in full force and effect and constitutes the valid and binding obligation of Purchaser vis-a-vis any Employee ( as defined in the Plan) who validly enters into a Stock Option Agreement with Purchaser, enforceable against Purchaser in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

              (b) Each grant of an option to employees of Kyser to acquire shares of Purchaser Capital Stock pursuant to the Plan which will be made on or after Closing as set forth in Section 8.13 has been duly authorized by all necessary corporate action on the part of Purchaser and each agreement to be entered into by Purchaser evidencing the grant of such option as provided in
Article 6 of the Plan will when executed and delivered by Purchaser at the Closing constitute the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies. All preemptive rights with respect to the grant of such options, and the issuance of shares of Purchaser Capital Stock upon exercise of such options, have been duly excluded or waived.

              (c)    Upon exercise of any option referred to in this Section
4.27 in accordance with its terms, and payment to Purchaser of the exercise price for the shares of Purchaser Capital Stock issuable upon exercise of such option in accordance with the terms of such option, the shares of Purchaser Capital Stock issued upon exercise of such option will be validly issued, fully paid and non-assessable.

       4.28 INFORMATION STATEMENT/OFFERING MEMORANDUM. None of the information supplied or to be supplied by or on behalf of Purchaser or Merger Sub for inclusion in the Disclosure Document, will, at the time the Disclosure Document is mailed to the Stockholders of Kyser or at the time of the Kyser Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

       4.29 PURCHASER OBLIGATIONS UNDER THE KYSER ESOP. Each share of Purchaser Capital Stock held by the Trust pursuant to the terms of the Kyser ESOP immediately after Closing has been duly authorized by all necessary corporate action on the part of Purchaser, and the terms of the Kyser ESOP and Trust constitute the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with the terms of the Kyser ESOP and Trust.

SECTION 5.    CERTAIN COVENANTS

       5.1    ACCESS AND INVESTIGATION.  At all times during the
Pre-Closing Period:

              (a) Kyser shall provide Purchaser and its Representatives with reasonable access, during normal business hours and upon reasonable prior notice, to Kyser's Representatives, personnel and assets and to information reasonably requested such as existing books, records, Tax Returns, work papers and other documents and information relating to Kyser;

              (b) Kyser shall provide Purchaser with such copies of existing books, records, Tax Returns, work papers and other documents and information relating to Kyser as Purchaser may reasonably request in good faith; and

              (c) Kyser shall compile and provide Purchaser with such additional financial, operating and other data and information regarding Kyser as Purchaser may reasonably request in good faith. Without limiting the generality of the foregoing, during the Pre-Closing Period, Kyser shall promptly provide Purchaser with copies of:

                     (i) all material operating and financial reports prepared by Kyser for its senior management, including (A) copies of the unaudited monthly balance sheets of Kyser and the related unaudited monthly income statements of operations prepared for Kyser senior management and (B) copies of any sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for Kyser senior management;

                     (ii) any written materials or communications sent by or on behalf of Kyser to its stockholders generally in their capacities as such or to any of the beneficiaries of the Trust in their capacities as such;

                     (iii) any material notice, document or other communication sent by or on behalf of Kyser to any party to any Kyser Contract or sent to Kyser by any party to any Kyser Contract (other than any communication that is of the type sent in the Ordinary Course of Business);

                     (iv) any material notice, report or other document filed with or sent to any Governmental Body in connection with the Merger or any of the other transactions contemplated by this Agreement; and

                     (v) any material notice, report or other document received by Kyser from any Governmental Body.

       5.2 OPERATION OF BUSINESS. During the Pre-Closing Period, except (i) as contemplated by this Agreement, (ii) as expressly described in the Kyser Disclosure Schedule, (iii) as required by the Kyser ESOP or (iv) with the express written consent of Purchaser (which consent shall not be unreasonably withheld):

              (a) Kyser shall conduct its operations exclusively in the Ordinary Course of Business and in a substantially similar manner as such operations have been conducted prior to the date of this Agreement;

              (b) Kyser shall use its Best Efforts to preserve intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and good will with suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with Kyser;

              (c) Kyser shall use its Best Efforts to keep in full force all insurance policies identified in Part 2.22(a) of the Kyser Disclosure Schedule;

              (d) Kyser shall immediately notify Purchaser of any inquiry, proposal or offer received by Kyser, or of which Kyser has Knowledge, from any Person relating to any Acquisition Transaction with respect to Kyser;

              (e)     INTENTIONALLY OMITTED;

              (f) Except as may be required by the terms of the Kyser ESOP, Kyser shall not (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock, or (ii) repurchase, redeem or otherwise reacquire any shares of its capital stock;

              (g) Kyser shall not sell or otherwise issue any shares of capital stock or any other securities;

              (h) Kyser shall not amend its articles of incorporation or bylaws, and shall not effect any recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

              (i) Kyser shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

              (j) Kyser shall not make any capital expenditure (which term does not include inventory purchases), except for any capital expenditure that is made in the Ordinary Course of Business and that does not exceed $25,000 (in addition, once Kyser has made aggregate capital expenditures during the Pre-Closing Period that exceed $100,000, it must seek Purchaser's consent for any additional capital expenditures in increments of $25,000);

              (k) Kyser shall not (i) materially and adversely amend any Kyser Contract or (ii) enter into or permit any of the assets owned or used by Kyser to become bound by any Contract, except in each such case for any Kyser Excluded Contract;

              (l) Kyser shall (i) not lend money to any Person and (ii) use its Best Efforts not to incur, assume or otherwise become subject to any Liability, other than in the Ordinary Course of Business;

              (m) except for Amendment Number Two to the Kyser ESOP and Amendment Number One to the Trust, Kyser shall not (i) amend any Kyser Plan,
(ii) establish or adopt any Employee Benefit Plan, or (iii) except as currently accrued or scheduled to accrue pursuant to arrangements currently in effect, pay or agree to pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees which exceed $10,000 to any director, officer or employee;

              (n) Kyser shall not (i) change any of its methods of accounting or accounting practices in any material respect or (ii) take any action that would preclude Purchaser from accounting for the Merger as a "pooling of interests" in accordance with APB Opinion No. 16; provided, however, that no action or matter disclosed in the Kyser Disclosure Schedule or

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

required by the Transactional Agreements shall be deemed to constitute a breach or violation of this covenant;

              (o) Kyser shall not make any material Tax election outside the Ordinary Course of Business;

              (p) Kyser shall not commence any Proceeding outside the Ordinary Course of Business;

              (q) Kyser shall not enter into any transaction or take any other action outside the Ordinary Course of Business;

              (r) Kyser shall use its Best Efforts not to enter into any transaction or take any other action that would cause or constitute a material Breach of any representation or warranty made by Kyser in this Agreement; and

              (s) Kyser shall not agree, commit or offer (in writing or otherwise) to take any of the actions described in clauses "(f)" through "(r)" of this Section 5.2.

       5.3    NOTIFICATION; UPDATES TO KYSER DISCLOSURE SCHEDULE.

              (a) During the Pre-Closing Period, Kyser shall promptly notify Purchaser in writing of:

                     (i) the discovery by Kyser of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material Breach of any representation or warranty made by Kyser or, after execution of the Joinder Agreement, any of the Signing Stockholders in this Agreement;

                     (ii) the discovery by Kyser of any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material Breach of any representation or warranty made by Purchaser, Kyser or, after execution of the Joinder Agreement, any of the Signing Stockholders in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance (except for representations and warranties that expressly speak as of a specified date), or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                     (iii) the discovery by Kyser of any material Breach of any covenant or obligation of Purchaser, Kyser or, after execution of the Joinder Agreement, any of the Signing Stockholders pursuant to this Agreement; and

                     (iv) the discovery by Kyser of any event, condition, fact or circumstance that makes the timely satisfaction of any of the conditions set forth in Section 9 or Section 10 impossible or unlikely.

              (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 5.3(a) requires any change in the Kyser Disclosure Schedule, or if

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

any such event, condition, fact or circumstance would require such a change assuming the Kyser Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance (except for representations and warranties that expressly speak as of a specified date), then Kyser shall promptly deliver to Purchaser an update to the Kyser Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Kyser Disclosure Schedule for the purpose of (i) determining the accuracy as of the date of this Agreement of any of the representations and warranties made by Kyser or after execution of the Joinder Agreement, any of the Signing Stockholders in this Agreement or (ii) determining whether any of the conditions set forth in
Section 9 has been satisfied.

       5.4    NO NEGOTIATION.  During the Pre-Closing Period, each of
Kyser and each of the Signing Stockholders severally agrees not to directly or indirectly:

              (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Purchaser) relating to any Acquisition Transaction with respect to Kyser; or

              (b) participate in any discussions or negotiations with, or provide any non-public information to, any Person (other than Purchaser) relating to any Acquisition Transaction with respect to Kyser.

       5.5 KYSER STOCKHOLDERS' MEETING. Kyser shall, in accordance with its articles of incorporation and bylaws and the applicable requirements of the Nevada Revised Statutes, call and hold a special meeting of its stockholders for the purpose of permitting the stockholders of Kyser to consider and to vote upon the Merger and this Agreement (the "Kyser Stockholders' Meeting"). The Kyser Stockholders' Meeting will be held as promptly as practicable and in any event within forty five (45) days after the date of this Agreement. Kyser shall ensure that the Kyser Stockholders' Meeting is called, noticed, convened, held and conducted in compliance with all applicable Legal Requirements. Kyser shall cause a copy of the Disclosure Document to be delivered to each stockholder of Kyser who is entitled to vote at the Kyser Stockholders' Meeting. Gregory M. Claeys, C. Garry Hendricks and Boyd E. Hurst, Jr. shall cause all shares of the capital stock of Kyser that are owned, of record, by such Persons on the record date for the Kyser Stockholders' Meeting to be voted in favor of the Merger and this Agreement at such meeting.

SECTION 6.    PRE-CLOSING COVENANTS OF SIGNING STOCKHOLDERS

       Each Signing Stockholder severally agrees that, during the Pre-Closing
Period:

              (a) such Signing Stockholder shall not directly or indirectly sell or otherwise transfer, or offer, agree or commit (in writing or otherwise) to sell or otherwise transfer, any of the Shares held by such Signing Stockholder or any interest in or right relating to any of such Shares unless required under the Kyser ESOP;

              (b) such Signing Stockholder shall not permit, offer, agree or commit (in writing or otherwise) to permit, any of the Shares held by such Signing Stockholder to become
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


subject, directly or indirectly, to any Encumbrance other than under the terms of the Kyser ESOP or the Encumbrances listed on Part 3.1 of the Signing Stockholders' Disclosure Schedule;

              (c) such Signing Stockholder shall not take any action that would (i) cause or constitute a Breach of any representation or warranty made by such Signing Stockholder in this Agreement or in the Signing Stockholder Closing Certificate or (ii) preclude Purchaser from accounting for the Merger as a "pooling of interests" under APB Opinion No. 16; provided, however, that no action or matter disclosed in the Kyser Disclosure Schedule or the Signing Stockholders' Disclosure Schedule or required by the Transactional Agreements shall be deemed to constitute a breach or violation of this covenant; and

              (d) such Signing Stockholder shall not agree, commit or offer (in writing or otherwise) to take any of the actions described in clauses (a) through (c) of this Section 6 unless required by the Kyser ESOP.

SECTION 7.    PRE-CLOSING COVENANTS OF PURCHASER AND MERGER SUB

       7.1 ACCESS AND INVESTIGATION. Purchaser and Merger Sub shall ensure that, at all times during the Pre-Closing Period:

              (a) the Purchaser Entities and their Representatives provide Kyser, the Signing Stockholders and their Representatives with reasonable access, during normal business hours and upon reasonable prior notice, to Purchaser's and Merger Sub's Representatives, personnel and assets and to information reasonably requested such as existing books, records, Tax Returns, work papers and other documents and information relating to the Purchaser Entities;

              (b) Purchaser, Merger Sub and their Representatives provide Kyser with such copies of existing books, records, Tax Returns, work papers and other documents and information relating to the Purchaser Entities as Kyser or the Signing Stockholders may reasonably request in good faith; and

              (c) Purchaser, Merger Sub and their Representatives compile and provide Kyser with such additional financial, operating and other data and information regarding any of the Purchaser Entities as Kyser, the Signing Stockholders or their respective Representatives may reasonably request in good faith. Without limiting the generality of the foregoing, during the Pre-Closing Period, Purchaser and Merger Sub shall promptly provide Kyser with copies of any material notice, report or other document filed with or sent to any Governmental Body in connection with the Merger or any of the other transactions contemplated by this Agreement.

       7.2 OPERATION OF BUSINESS. Purchaser and Merger Sub shall ensure that, during the Pre-Closing Period, except (i) as contemplated by this Agreement, (ii) as expressly described in the Purchaser Disclosure Schedule or (iii) with the express written consent of Kyser, which consent shall not be unreasonably withheld:

              (a) each of the Purchaser Entities conducts its operations exclusively in the Ordinary Course of Business and in a substantially similar manner as such operations have been conducted prior to the date of this Agreement;

              (b) Purchaser does not (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock, or (ii) repurchase, redeem or otherwise reacquire any shares of its capital stock;

              (c) None of the Purchaser Entities sells or otherwise issues any shares of capital stock or any other securities of Purchaser, or cooperates with the issuance of depositary receipts (CERTIFICATEN) for any shares of capital stock of Purchaser, in each case (other than option grants in the Ordinary Course of Business) except pursuant to obligations outstanding on the date of this Agreement as described in Part 4.3(b) of the Purchaser Disclosure Schedule;

              (d) Purchaser does not amend its articles of association, Merger Sub does not amend its articles of incorporation, and no Purchaser Entity effects or becomes a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

              (e) none of the Purchaser Entities forms any subsidiary or acquires any equity interest or other interest in any other Entity;

              (f) none of the Purchaser Entities makes any capital expenditure, except for capital expenditures that are made in the Ordinary Course of Business and that do not exceed $180,000;

              (g) none of the Purchaser Entities materially and adversely amends any Purchaser Contract, or enters into or permits any material amount of the assets owned or used by it to become bound by any Contract, except in each case for any Purchaser Excluded Contract;

              (h) none of the Purchaser Entities (i) lends money to any Person or (ii) incurs, assumes or otherwise becomes subject to any Liability, except for liabilities (of the type required to be reflected in the "liabilities" section of a balance sheet prepared in accordance with GAAP) incurred in the Ordinary Course of Business;

              (i) none of the Purchaser Entities amends, establishes or adopts any Employee Benefit Plan, or pays or agrees to pay any bonus or makes any profit-sharing or similar payment to, or increases the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees other than in the Ordinary Course of Business;

              (j) none of the Purchaser Entities (i) changes any of its methods of accounting or accounting practices in any material respect or
(ii) takes any action that, to the Knowledge of Purchaser or Merger Sub, would preclude Purchaser from accounting for the Merger as a "pooling of interests" in accordance with APB Opinion No. 16;

              (k) none of the Purchaser Entities makes any material Tax election outside the Ordinary Course of Business;

              (l) none of the Purchaser Entities enters into any transaction or takes any other action outside the Ordinary Course of Business;

              (m) none of the Purchaser Entities enters into any transaction or takes any other action that would cause or constitute a Breach of any representation or warranty made by Purchaser in this Agreement;

              (n) all of the Purchaser Entities preserve intact their current business organization, keep available the services of their current officers and employees and maintain their relations and good will with suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the Purchaser Entities;

              (o) Purchaser shall use its Best Efforts to keep in full force all insurance policies currently in effect with respect to the Purchaser Entities or to obtain a comparable replacement policy with respect to any insurance policy that ceases to be in force; and

              (p) none of the Purchaser Entities agrees, commits or offers (in writing or otherwise) to take any of the actions described in clauses "(b)" through "(m)" of this Section 7.2.

       7.3    NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

              (a) During the Pre-Closing Period, Purchaser and Merger Sub shall promptly notify Kyser in writing of:

                     (i) the discovery by Purchaser or Merger Sub of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a Breach of any representation or warranty made by Purchaser, Merger Sub, Kyser or any Signing Stockholder in this Agreement;

                     (ii) the discovery by Purchaser or Merger Sub of any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a Breach of any representation or warranty made by Kyser, any Signing Stockholder Purchaser or Merger Sub in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance (except for representations and warranties that expressly speak as of a specified date) or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                     (iii) the discovery by Purchaser or Merger Sub of any Breach of any covenant or obligation of Purchaser, Kyser any Signing Stockholder or Merger Sub; and

                     (iv) the discovery by Purchaser or Merger Sub of any event, condition, fact or circumstance that makes the timely satisfaction of any of the conditions set forth in Section 9 or Section 10 impossible or unlikely.

              (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 7.3(a) requires any change in the Purchaser Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Purchaser Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Purchaser and Merger Sub shall promptly deliver to Kyser and the Signing Stockholders an update to the Purchaser Disclosure

Schedule specifying such change. No such update shall be deemed to supplement or amend the Purchaser Disclosure Schedule for the purpose of (i) determining the accuracy as of the date of this Agreement of any of the representations and warranties made by Purchaser or Merger Sub in this Agreement or (ii) determining whether any of the conditions set forth in
Section 10 has been satisfied.

SECTION 8.    ADDITIONAL COVENANTS OF THE PARTIES

       8.1 FILING AND CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use his, her or its Best Efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement. Kyser, Purchaser and Merger Sub shall promptly deliver to the other a copy of each such filing made, each such notice given and each such Consent obtained by the delivering party during the Pre-Closing Period.

       8.2 CONFIDENTIALITY. During the Pre-Closing Period, except as required by law, no press release or public announcement concerning the Transactions shall be issued, given, made or otherwise disseminated by Kyser or any of the Signing Stockholders without the approval of Purchaser, and no press release or public announcement concerning the Transactions shall be issued, given, made or otherwise disseminated by Purchaser or Merger Sub without the approval of Kyser. The confidentiality agreements between Kyser and Purchaser, dated as of February 27, 1997 (the "Confidentiality Agreements"), shall continue in full force and effect. During the Pre-Closing Period, if a party is required by law to make any disclosure regarding the Transactions, such party shall advise the other parties, at least five business days before making such disclosure, of the nature and content of the intended disclosure.

       8.3    CONTINUITY OF INTEREST CERTIFICATES.  Each Signing
Stockholder shall execute and deliver to Kyser at or prior to Closing a Continuity of Interest Certificate in substantially the form of Exhibit I-2.

       8.4 TAX MATTERS. At or prior to the Closing, (a) Kyser shall execute and deliver to Cooley Godward LLP and to Strasburger & Price, L.L.P. a tax representation letter in substantially the form of Exhibit X and Kyser shall also deliver Continuity of Interest Certificates executed by each of the Signing Stockholders in substantially the form of Exhibit I-2 (which will be used in connection with the legal opinions contemplated by Sections 9.5(l) and 10.5(e)) and (b) Purchaser shall execute and deliver to Cooley Godward LLP and to Strasburger & Price, L.L.P. a tax representation letter in substantially the form of Exhibit Y (which will be used in connection with the legal opinions contemplated by Sections 9.5(l) and 10.5(e)).

       8.5    EMPLOYMENT AGREEMENTS.  At or prior to the Closing, Gregory
M. Claeys and Kyser shall execute and deliver to Purchaser an Employment Agreement substantially in the form of Exhibit K, C. Garry Hendricks and Kyser shall execute and deliver to Purchaser an Employment Agreement substantially in the form of Exhibit L, Boyd E. Hurst, Jr. and Kyser shall execute and deliver to Purchaser an Employment Agreement substantially in the form of



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Exhibit M and Jean Benham and Kyser shall execute and deliver to Purchaser an
Employment Agreement substantially in the form of Exhibit N.

       8.6    RELEASE.  At or prior to the Closing, each Signing
Stockholder shall execute and deliver to Purchaser a Release substantially in the form of Exhibit O-1 or O-2, as applicable.

       8.7 CLOSING CERTIFICATES. At or prior to the Closing, Kyser and each Signing Stockholder shall execute and deliver to Purchaser the certificates required by Section 9.5(n) and (o), respectively.

       8.8 PROHIBITED TRANSACTIONS. The Purchaser Entities shall not take any action that (i) will subject the Kyser ESOP, the Trustee, the Investment Manager, Kyser or the ESOP Committee to any Tax, penalty or Liability relating to any "prohibited transaction" within the meaning of
Section 406 of ERISA or Section 4975 of the Code or (ii) would give rise to or serve as a legal basis for the assertion by any participant or beneficiary of the Trust or by any other Person of any claim relating to any such "prohibited transaction."

       8.9 ACCESSION AGREEMENT. At or prior to the Closing, Purchaser and each Signing Stockholder shall execute and deliver the Accession Agreement substantially in the form of Exhibit W-1.

       8.10 FIRPTA MATTERS. At the Closing, (a) Kyser shall deliver to Purchaser a statement (in such form as may be reasonably requested by counsel to Purchaser) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations, and (b) Kyser shall mail to the Internal Revenue Service the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

       8.11 BEST EFFORTS. During the Pre-Closing Period, (a) Kyser and the Signing Stockholders severally agree to use their respective Best Efforts to cause the conditions set forth in Section 9 to be satisfied, and (b) Purchaser and Merger Sub shall use their Best Efforts to cause the conditions set forth in Section 10 to be satisfied.

       8.12 TAX-FREE REORGANIZATION. Purchaser, Merger Sub and Kyser shall take no action during the Pre-Closing Period or at or at any time after the Closing (i) that results in the Merger failing to qualify as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code or
(ii) results in any exchange of Shares by any of the Stockholders for shares of Purchaser Capital Stock in the Merger being treated as a taxable exchange or taxable sale of such Shares, either as required to be reported on any Tax Return, as required to be reported on any amended Tax Return, or as adjusted pursuant to any audit or examination of any Tax Return by a Governmental Body. Purchaser, Merger Sub and Kyser agree that Kyser will satisfy all reporting and disclosure requirements applicable to Kyser, and that Purchaser and Merger Sub will satisfy all reporting and disclosure requirements applicable to Purchaser and Merger Sub, that are imposed under the Code, the United States Treasury Regulations or published guidance from the United States Internal Revenue Service necessary to preserve the nontaxability to all of the Stockholders of each conversion of Shares held by any of the Stockholders into shares of Purchaser Capital Stock in the Merger, including without limitation proper filing by Kyser of the statement required under United States Treasury Regulation Section 1.367(a)-3(c)(6), proper



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compilation and filing by Kyser of the information required under United
States Treasury Regulation Section 1.367(a)-3(c)(7), and prompt reporting to each Stockholder by Kyser, Purchaser and Merger Sub regarding any disposition of any property that is in violation of this Agreement because it would cause recognition of gain under any gain recognition agreements filed by any of the Stockholders pursuant to the requirements of United States Treasury Regulation Section 1.367(a)-3(c)(1)(iii) as required so that the conversion of Shares into shares of Purchaser Capital Stock in the Merger will not be subject to gain recognition by reason of the application of the provisions of
Section 367 of the Code.

       8.13 OPTION GRANTS. Effective as of the Closing, Purchaser shall cause certain employees of Kyser to be granted as of the Closing Date options to acquire shares of Purchaser Capital Stock at an exercise price per share equal to the Fair Market Value per Share of Purchaser Capital Stock, subject to vesting and other terms and conditions applicable to grants under Purchaser's Employee Stock Option Plan. The number of shares subject to such options and the allocation of such shares among employees of Kyser shall be consistent with Purchaser's prior practices with respect to option grants to its existing employees.

       8.14 PROHIBITIONS AGAINST TRANSFER. Each Signing Stockholder, to the extent permitted by law, severally covenants and agrees that such Signing Stockholder shall not effect any sale, transfer or other disposition or pledge or hypothecation of any of the Purchaser Capital Stock that he, she or it is to receive in the Merger unless such sale, transfer or other disposition or pledge or hypothecation is in compliance with applicable Dutch securities laws and:

              (a) such sale, transfer or other disposition has been registered under the Act;

              (b) such sale, transfer or other disposition is made in conformity with the requirements of Rule 144 under the Act, as evidenced by a broker's letter and a representation letter executed by such Signing Stockholder (reasonably satisfactory in form and content to Purchaser) stating that such requirements have been met;

              (c) such sale, transfer or other disposition is otherwise exempt from registration under the Act;

              (d) an authorized representative of the SEC shall have rendered written advice to such Signing Stockholder to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Purchaser; or

              (e) such sale, transfer or other disposition is made pursuant to the terms of the Kyser ESOP.

         8.15 POOLING. After Closing, the transactions contemplated by this Agreement shall be accounted for by Purchaser as a pooling of interests under APB Opinion No. 16. Purchaser shall publish financial results covering at least thirty days of post-Merger combined operations as soon as reasonably practicable but in no event later than October 30, 1998.



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

       8.16   DIRECTOR AND OFFICER INDEMNIFICATION.  Purchaser and Merger
Sub covenant and agree that, from and after Closing, it shall cause Kyser to indemnify, hold harmless and advance expenses to each Person who is or was a director and/or officer of Kyser, a member of the ESOP Committee or a trustees or other fiduciaries of the Trust or the Kyser ESOP, with respect to any Proceeding, Liability or claim arising out of or relating to such Person serving or having served in any such capacity prior to the Effective Time, to the extent that such Person is entitled to such indemnification, hold harmless and expense advances pursuant to and in accordance with (i) the provisions of the articles of incorporation or bylaws of Kyser as in effect at the Closing, (ii) Nevada law, (iii) any written indemnification agreement disclosed in the Kyser Disclosure Schedule, and/or (iv) the provisions of the Kyser ESOP or the Trust as in effect at the Closing.

       8.17 KYSER ESOP DISSENTER'S RIGHTS. Unless (i) the Trustee or Investment Manager of the Kyser ESOP determines in the exercise of his or its fiduciary duties under ERISA to vote against the Merger or exercise and perfect dissenters' rights under Section 78,300 ET AL. of the Nevada Revised Statutes with respect to the shares of Kyser Common Stock held of record by the Trust, (ii) the required action under this covenant would result in a violation of the terms of the Kyser ESOP or the Trust or (iii) the required action under this covenant would result in a prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code, the Trustee will not provide the written consent ("Written Consent") of the stockholder of record required by Section 92A.400(2) of the Nevada Revised Statutes in the event a participant in the Kyser ESOP ("Participant") desires to exercise dissenters' rights under Section 78,300 ET AL. of the Nevada Revised Statutes in such Participant's individual capacity with respect to all or part of his or her shares of Kyser Common Stock allocated to his or her accounts under the Kyser ESOP and allocated to his or her participant employer securities account (as defined in the Kyser ESOP) under the Kyser ESOP if such Written Consent would result in the failure to satisfy the conditions to Closing set forth in
Section 9.4(a) of this Agreement.

       8.18 RECOMMENDATION OF SUPERVISORY BOARD MEMBERS. Prior to the Closing, Purchaser shall procure the adoption of a resolution of Purchaser's Supervisory Board as referred to in Section 10.4. The next general meeting of the shareholders of Metron shall be held no later than December 31, 1998.

       8.19 CORPORATE ACTION. Prior to the Closing, the Purchaser shall take all such corporate action (including without limitation the adoption of appropriate resolutions of Purchaser's Supervisory Board) as shall be necessary to ensure that the representations and warranties of the Purchaser contained in Sections 4.25(a) and 4.27(b) are true and correct at the Closing.

       8.20   RECORDS RETENTION; ACCESS FOLLOWING CLOSING.

              (a) Purchaser, Kyser and the Signing Stockholders agree that so long as any books, records and files, including Tax Records relating to the business of Kyser (collectively, the "Business Records") retained by the Signing Stockholders, or the Business Records retained by Kyser or delivered to the control of the Purchaser pursuant to this Agreement, remain in existence and available, each party (considering for purposes of this Section 8.20, the Signing Stockholders (one or more) as one party, and the Purchaser and Kyser as the other party) (at its expense) shall have the right upon prior notice to inspect and make copies of the same at any



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

time during business hours for any proper purpose. Each party shall undertake reasonable measures to (i) preserve in good order the Business Records retained by such party, (ii) not destroy or allow the destruction of any such Business Records without first offering in writing to deliver them to the other party, (iii) each retain and provide the other party with any records or other information relating to liability for Taxes, and (iv) each provide the other party with any final determination of any such amount required to be shown on any Tax Return of the other party for any period. Without limiting the generality of the foregoing, each party shall retain until the expiration of the applicable statutory period of limitations (including any extensions) complete copies of all Tax Returns, supporting work schedules and other books and records or information (collectively, "Tax Records") delivered to such party, or retained by such party, pursuant to this Agreement which are relevant to the Tax Returns of Kyser for all tax periods or portions thereof ending on or before the Closing Date.

              (b) Kyser and Purchaser, on the one hand, and each of the Signing Stockholders, on the other hand, agree to furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information and assistance (including access to Business Records) relating to Kyser as is reasonably necessary for the preparation of any Tax Return, claim for refund or audit, or the prosecution or defense of any claim, suit or Proceeding relating to any proposed adjustment of Taxes.

       8.21 KYSER ESOP. Purchaser covenants that from and after the Closing, (i) the Supervisory Board of Purchaser shall take all subsequent necessary actions to approve (x) all distributions and transfers of Purchaser Capital Stock held by the Trust to Participants and beneficiaries designated in accordance with the Kyser ESOP at the times required under the Kyser ESOP and (y) all purchases of the Purchaser Capital Stock from the Trustee of the Trust and Participants and beneficiaries of the Kyser ESOP at the times required by the Kyser ESOP, subject to the requirements of Section 2:207 of the CC being met at such times and (ii) Purchaser and Kyser shall take all such corporate action as shall be necessary to comply with the provisions of
Section 10.13 of this Agreement.

       8.22 LEGAL OPINION. In the event any shares Purchaser Capital Stock are issued by Purchaser to any Stockholder(s) in connection with the Merger after the Closing Date as a result of the failure by such Stockholder(s) to deliver the Letter of Transmittal and documents identified in the Letter of Transmittal prior to the Closing Date, at the time of issuance of such shares, Purchaser shall deliver to the Stockholder to whom such shares are issued an opinion of Nauta Dutilh or other reputable Netherlands counsel that such shares have been validly issued and are fully paid in compliance with Netherlands law.

SECTION 9. CONDITIONS PRECEDENT TO PURCHASER'S AND MERGER SUB'S OBLIGATION TO CLOSE.

              Purchaser's and Merger Sub's obligation to consummate the Merger, Purchaser's obligation to issue shares of Purchaser Capital Stock and to take the other actions required to be taken by Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Purchaser, in whole or in part, in accordance with Section 13.14):



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

       9.1 ACCURACY OF REPRESENTATIONS. Each of the Kyser Specified Representations shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (except that representations and warranties made as of a particular date must be accurate in all respects as of that date), without giving effect to any update to the Kyser Disclosure Schedule. Each of the other representations and warranties of Kyser contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement and all such representations and warranties shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (except that representations and warranties made as of a particular date must be accurate in all material respects as of that date), without giving effect to (a) any Kyser Material Adverse Effect or any other qualification by the words "material," or "materially" or "in all material respects" contained or incorporated directly or indirectly in such representations and warranties or
(b) any update to the Kyser Disclosure Schedule delivered after the date hereof. For purposes of determining whether representations and warranties of Kyser shall have been accurate as of the date of this Agreement, any inaccuracies therein that shall have been cured (without such cure resulting or being reasonably expected to result in a Kyser Material Adverse Effect) shall be disregarded. Each of the Signing Stockholder Specified Representations of each Signing Stockholder shall have been accurate in all respects as of the date of the execution of the Joinder Agreement by such Signing Stockholder and shall be accurate in all respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (except that representations and warranties made as of a particular date must be accurate in all respects as of that date), without giving effect to any update to the Signing Stockholder Disclosure Schedule delivered by such Signing Stockholder after the date of the execution of the Joinder Agreement by such Signing Stockholder. Each of the other representations and warranties of each Signing Stockholder contained in this Agreement shall have been accurate in all material respects as of the date of the execution of the Joinder Agreement by such Signing Stockholder, and all such representations and warranties shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (except that representations and warranties made as of a particular date must be accurate in all material respects as of that date), without giving effect to (a) any qualification by the words "material," or "materially" or "in all material respects" contained or incorporated directly or indirectly in such representations and warranties or (b) any update to a Signing Stockholder Disclosure Schedule delivered by such Signing Stockholder after the date of the execution of the Joinder Agreement by such Signing Stockholder. For purposes of determining whether representations and warranties of a Signing Stockholder shall have been accurate as of the date of the execution of the Joinder Agreement by such Signing Stockholder, any inaccuracies therein that shall have been cured shall be disregarded.

       9.2 PERFORMANCE OF OBLIGATIONS. Each covenant or obligation that Kyser or any of the Signing Stockholders is required to comply with or to perform pursuant to this Agreement at or prior to the Closing shall have been duly complied with and performed in all material respects.

       9.3 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.27 of the Kyser Disclosure Schedule) except Consents related to the agreements identified on Exhibit 2.13(a) to the Kyser Disclosure Schedule shall have been obtained and shall be in full



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

force and effect except where failure to obtain such Consents would not reasonably be expected to have a Kyser Material Adverse Effect.

       9.4    STOCKHOLDER APPROVAL; DISSENTERS' RIGHTS.

              (a) The Agreement shall have been duly adopted and the Merger shall have been duly approved by the Required Vote.

              (b) Holders of no more than the lesser of (i) five percent of the outstanding number of Kyser Common Stock or (ii) the number of outstanding Kyser Common Stock that is one less than the number of shares of Kyser Common Stock that would cause the condition specified in paragraph 47b of APB Opinion No. 16 not to be satisfied, shall have validly exercised and perfected dissenters' rights with respect to the Merger.

       9.5 ADDITIONAL DOCUMENTS. Purchaser and Merger Sub shall have received at or prior to the Closing the following agreements and documents, each of which shall be in full force and effect as of the Scheduled Closing
Time:

              (a) copies of the Kyser Stock Certificates and Letters of Transmittal representing the Shares of the Signing Stockholders, together with the other documents required by Section 1.7;

              (b) Noncompetition Agreements substantially in the form of Exhibit J and Affiliate Agreements substantially in the form of Exhibit I-1 and Continuity of Interest Certificates substantially in the form of Exhibit I-2, executed by each of Gregory M. Claeys, C. Garry Hendricks and Boyd E. Hurst, Jr., and an Affiliate Agreement in the form of Exhibit I-1 and Continuity of Interest certificate in the form of Exhibit I-2, executed by Colin Henderson, as Trustee of the Trust;

              (c) an Employment Agreement substantially in the form of Exhibit K, executed by Gregory M. Claeys;

              (d) an Employment Agreement substantially in the form of Exhibit L, executed by C. Garry Hendricks;

              (e) an Employment Agreement substantially in the form of Exhibit M, executed by Boyd E. Hurst, Jr.;

              (f) an Employment Agreement substantially in the form of Exhibit N, executed by Jean Benham;

              (g) a Release substantially in the form of Exhibit O-1 or O-2, as applicable, executed by each of the Signing Stockholders;

              (h) the FIRPTA statement referred to in Section 8.10, executed by Kyser;



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

              (i) estoppel certificates, each dated as of a date subsequent to the date of this Agreement in form and substance satisfactory to Purchaser and Kyser, executed by the Persons identified on Exhibit P;

              (j) a legal opinion of Strasburger & Price, L.L.P., addressed to Purchaser, dated as of the Closing Date, substantially in the form of Exhibit Q;

              (k) a legal opinion of Boswell & Kober, P.C., dated as of the Closing Date, substantially in the form of Exhibit R;

              (l) a legal opinion of Cooley Godward LLP addressed to Purchaser, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Cooley Godward LLP may rely upon the tax representation letters referred to in Section 8.4);

              (m) a letter from KPMG Peat Marwick LLP, dated as of the Closing Date and addressed to Purchaser, reasonably satisfactory in form and substance to Purchaser, confirming KPMG Peat Marwick LLP's concurrence with management that no condition exists that would preclude Purchaser from accounting for the Merger as a "pooling of interests" in accordance with GAAP, APB Opinion No. 16 and all published rules, regulations and policies of the SEC;

              (n) a certificate executed by Kyser and containing the representation and warranty of Kyser that (i) each of the Kyser Specified Representations is accurate in all respects as of the Closing Date as if made on the Closing Date (except that representations and warranties made as of a particular date must be accurate in all respects as of that date), and that each of the other representations and warranties of Kyser set forth in this Agreement is accurate in all material respects as of the Closing Date as if made on the Closing Date (except that representations and warranties made as of a particular date must be accurate in all material respects as of that date), in each case giving effect to any update to the Kyser Disclosure Schedule delivered to Purchaser at or prior to the Closing and (ii) Kyser has performed in all material respects all of its obligations under this Agreement required to be performed at or prior to Closing (the "Kyser Closing Certificate");

              (o) a certificate executed by each Signing Stockholder and containing the representation and warranty of such Signing Stockholder that (i) each of the Signing Stockholder Specified Representations of such Signing Stockholder is accurate in all respects as of the Closing Date as if made on the Closing Date (except that representations and warranties made as of a particular date must be accurate in all respects as of that date), and that each of the other representations and warranties of such Signing Stockholder set forth in this Agreement as evidenced by execution of the Joinder Agreement is accurate in all material respects as of the Closing Date as if made on the Closing Date (except that representations and warranties made as of a particular date must be accurate in all material respects as of that date), in each case giving effect to any update to the Signing Stockholder Disclosure Schedule delivered to Purchaser at or prior to the Closing; and (ii) such Signing Stockholder has performed in all material respects all of his, her or its obligations under this Agreement required to be performed at or prior to Closing (the "Signing Stockholders' Closing Certificates");



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

              (p)    Joinder Agreements executed by each of Gregory M. Claeys,
C. Garry Hendricks, Boyd E. Hurst, Jr. and Colin Henderson, as Trustee of the Trust;

              (q) documentation reasonably acceptable to Purchaser indicating that the Shares held by the Trust on the date hereof have been validly transferred to Colin Henderson, as Trustee of the Trust; and

              (r) such other documents as Purchaser or Merger Sub may reasonably request in good faith for the purpose of (i) evidencing the accuracy of any representation or warranty made in this Agreement by Kyser or any of the Signing Stockholders, (ii) evidencing the compliance by Kyser or any of the Signing Stockholders with, or the performance by Kyser or any of the Signing Stockholders of, any covenant or obligation set forth in this Agreement,
(iii) evidencing the compliance with any applicable federal or state securities law applicable to the Merger, (iv) evidencing the satisfaction of any condition set forth in this Section 9 or (v) otherwise facilitating the consummation or performance of any of the Transactions.

       9.6 NOTARIAL REQUIREMENTS. The civil law notary of Nauta Dutilh in Amsterdam who has been retained by the Purchaser for the issuance of the shares of Purchaser Capital Stock to be issued in the Merger shall have received from the Signing Stockholders all powers of attorney and other documents and information necessary to execute the Deeds of Issuance with respect to those shares, including a legal opinion acceptable to the civil law notary delivered on behalf of the Trust to the effect that the Trust is duly represented by Colin M. Henderson as Trustee and has authority to hold shares of Purchaser Capital Stock.

       9.7 EMPLOYEES. Between the date of this Agreement and the Closing Date, not more than 10 employees of Kyser shall have ceased to be employed by, or expressed an intention to terminate their employment with, Kyser.

       9.8 FIRPTA COMPLIANCE. Kyser shall have filed or mailed for filing or, contemporaneous with the Closing, shall file or mail for filing, with the Internal Revenue Service the notification referred to in Section 8.10.

       9.9 SECURITIES LAW COMPLIANCE. All applicable requirements of Rule 506 under the Act and any applicable state securities laws shall have been satisfied, unless failure to satisfy such requirements is solely as a result of the failure of Purchaser to take such reasonable actions as are necessary to satisfy the requirements of Rule 506.

       9.10 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

         9.11 NO PROCEEDINGS. No Person shall have commenced or threatened to commence any Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or any of the other Transactions or seeking to prohibit the Merger.



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

       9.12 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Each employee of Kyser, and each consultant to Kyser, shall have executed and delivered to Kyser a proprietary information and inventions agreement in substantially the form of Exhibit J.

       9.13   NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS.  No
Person (other than the Stockholders on the terms stated herein) shall have made or threatened any claim asserting that such Person (a) may be the holder or the beneficial owner of, or may have the right to acquire or to obtain beneficial ownership of, any capital stock or other securities of Kyser or
(b) may be entitled to all or any portion of the Purchaser Capital Stock to be issued pursuant to this Agreement.

       9.14 HSR ACT. The waiting period under the HSR Act applicable to the Merger shall have expired or been terminated.

       9.15 NO PROHIBITION. Neither the consummation nor the performance of any the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause Purchaser, Merger Sub or any Person affiliated with Purchaser or Merger Sub to suffer any material adverse consequence under, any applicable Legal Requirement or Order of which Purchaser or Merger Sub does not have Knowledge as of the date of this Agreement.

SECTION 10. CONDITIONS PRECEDENT TO KYSER AND THE SIGNING STOCKHOLDERS' OBLIGATION TO CLOSE.

              Kyser's and each Signing Stockholder's obligation to consummate the Merger and to take the other actions required to be taken by Kyser and the Signing Stockholders at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Kyser and by the holders of a majority of the Shares, in whole or in part, in accordance with Section 13.14):

       10.1 ACCURACY OF REPRESENTATIONS. Each of the Purchaser Specified Representations shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (except that representations and warranties made as of a particular date must be accurate in all respects as of that date), without giving effect to any update to the Purchaser Disclosure Schedule. Each of the other representations and warranties of Purchaser and Merger Sub contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (except that representations and warranties made as of a particular date must be accurate in all material respects as of that date), without giving effect to (i) any "Purchaser Material Adverse Effect" or any other qualification by the words "material," "materially" or "in all material respects" contained or incorporated directly or indirectly in such representations and warranties or (ii) any update to the Purchaser Disclosure Schedule delivered after the date hereof. For purposes of determining whether representations and warranties shall have been accurate as of the date of this Agreement, any inaccuracies therein that shall have been cured (without such cure resulting or being reasonably expected to result in a Purchaser Material Adverse Effect) shall be disregarded.



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       10.2   PERFORMANCE OF OBLIGATIONS.  Each covenant or obligation that
Purchaser or Merger Sub was required to comply with or to perform pursuant to this Agreement at or prior to the Closing shall have been complied with and performed in all material respects.

       10.3 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 4.22 of the Purchaser Disclosure Schedule) shall have been obtained and shall be in full force and effect except where failure to obtain such Consents would not reasonably be expected to have a Purchaser Material Adverse Effect.

       10.4   SUPERVISORY BOARD MATTERS.

              (a) The Supervisory Board of Purchaser shall have adopted a resolution increasing the number of members of the Managing Board of Purchaser to seven and at the next general meeting of shareholders of Purchaser, the Managing Board of Purchaser shall recommend that C. Garry Hendricks be elected as a Managing Director B (DIRECTEUR B) of Purchaser at such meeting. Until such election, C. Garry Hendricks shall have the right to attend all meetings of Purchaser's Managing Board in a nonvoting capacity, and in connection therewith, Purchaser shall give C. Garry Hendricks copies of all notices, minutes, consents and other materials, financial or otherwise, which Purchaser provides to its Managing Board.

              (b) The Supervisory Board of Purchaser shall have adopted a resolution approving all necessary actions and shall take all subsequent necessary actions to approve (i) all distributions and transfers of Purchaser Capital Stock held by the Trust to Participants and beneficiaries designated in accordance with the Kyser ESOP at the times required under the Kyser ESOP, provided such distributions and transfers take place within 3 months of the date of the adoption of the resolution and prior notice thereof is provided to the Supervisory Board; and (ii) all purchases of Purchaser Capital Stock from the Trustee of the Trust and Participants and beneficiaries of the Kyser ESOP at the times required by the Kyser ESOP, subject to the requirements of Section 2:207 of the CC being met at such times.

       10.5 DOCUMENTS. Kyser and the Signing Stockholders shall have received the following agreements and documents, each of which shall be in full force and effect.

              (a)    Reserved;

              (b) a legal opinion of Cooley Godward LLP, addressed to Kyser and the Stockholders, dated as of the Closing Date, in substantially the form of Exhibit T;

              (c) a legal opinion of Nauta Dutilh, addressed to Kyser and the Stockholders, dated as of the Closing Date, in substantially the form of Exhibit U;

              (d) a legal opinion of Woodburn & Wedge, addressed to Kyser and the Stockholders, dated as of the Closing Date, in substantially the form of
Exhibit V;

              (e) a legal opinion of Strasburger & Price, L.L.P., addressed to Kyser and the Stockholders, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code; provided, however, that Cooley



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Godward LLP shall be entitled to render such opinion to Kyser and the
Stockholders in the event that Strasburger & Price, L.L.P. does not deliver such opinion (it being understood that, in rendering such opinion, Strasburger & Price, L.L.P. or Cooley Godward LLP, as applicable, may rely upon the tax representation letters referred to in Section 8.4);

              (f) an Accession Agreement substantially in the form of Exhibit W-1, executed by Purchaser and a Consent Agreement substantially in the form of Exhibit W-2, executed by Purchaser and each of the Investors (as defined in the Investor Rights Agreement);

              (g) a certificate executed by Purchaser and Merger Sub and containing the representation and warranty of Purchaser and Merger Sub that
(i) each of the Purchaser Specified Representations is accurate in all respects as of the Closing Date as if made on the Closing Date (except that representations and warranties made as of a particular date must be accurate in all respects as of that date), and that each of the other representations and warranties of Purchaser and Merger Sub set forth in this Agreement is accurate in all material respects as of the Closing Date as if made on the Closing Date (except that representations and warranties made as of a particular date must be accurate in all material respects as of that date), in each case giving effect to any update to the Purchaser Disclosure Schedule delivered to Kyser and the Signing Stockholders at or prior to the Closing and (ii) Purchaser and Merger Sub have performed in all material respects all of their obligations under this Agreement required to be performed at or prior to Closing (the "Purchaser's Closing Certificate");

              (h) such other documents as Kyser or any Signing Stockholder may reasonably request in good faith for the purpose of (i) evidencing the accuracy of any representation or warranty made by Purchaser or Merger Sub in this Agreement, (ii) evidencing the compliance by Purchaser and Merger Sub with, or the performance by Purchaser and Merger Sub of, any covenant or obligation set forth in this Agreement, (iii) evidencing the compliance with any applicable foreign, U.S. federal or state securities law, (iv) evidencing the satisfaction of any condition set forth in this Section 10 or (v) otherwise facilitating the consummation or performance of any of the Transactions;

              (i) a copy of a letter from KPMG Peat Marwick LLP, dated as of the Closing Date and addressed to Purchaser, confirming KPMG Peat Marwick LLP's concurrence with management that no condition exists that would preclude Purchaser from accounting for the Merger as a "pooling of interests" in accordance with GAAP, APB Opinion No. 16 and all published rules, regulations and policies of the SEC;

              (j) a copy of a letter from Price Waterhouse dated as of the Closing Date, addressed to Purchaser, with respect to the Netherlands tax consequences of the Merger, in a form to be agreed between Purchaser and Kyser; and

              (k) Amendment Number Two to the Kyser ESOP and Amendment Number One to the Trust, executed by Metron.

       10.6   ADDITIONAL AGREEMENTS.      The following Agreements shall have
been executed and delivered by Kyser and shall be in full force and effect:

              (a) an Employment Agreement substantially in the form of Exhibit K;

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              (b)    an Employment Agreement substantially in the form of
Exhibit L;

              (c) an Employment Agreement substantially in the form of Exhibit M; and

              (d) an Employment Agreement substantially in the form of Exhibit N.

       10.7 KYSER ESOP MATTERS. Colin M. Henderson, in his individual capacity as Trustee of the Trust (or his qualified successor), and Strategic Investment Counsel Corporation, as Investment Manager of the Trust (or its qualified successor), shall have entered into written agreements satisfactory to Kyser to serve in such capacities for a period ending on the earlier to occur of: (1) twenty four (24) months after the Closing Date or (2) the date on which the shares of Purchaser Capital Stock issued to the Kyser ESOP in the Merger are listed or quoted on a United States national securities exchange (which term shall include the Nasdaq National Market), and are "readily tradable" (as defined in the Code); and Purchaser shall have agreed in writing satisfactory to the Trustee that if Colin M. Henderson or Strategic Investment Counsel Corporation resigns or is properly removed as the Trustee or Investment Manager, respectively, during such period, Purchaser will appoint a qualified independent Trustee or Investment Manager to serve and Amendment Number One to the Trust in such capacities for the remainder of such period. Amendment Number Two to the Kyser ESOP shall have been executed and delivered by the parties thereto and shall by its terms become effective as of the Effective Time.

       10.8   INTENTIONALLY OMITTED.

       10.9 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

       10.10 NO PROCEEDINGS. No Person shall have commenced or threatened to commence any Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or any of the other Transactions or seeking to prohibit or limit the exercise by any of the Signing Stockholders of any material right pertaining to his, her or its ownership of stock of Purchaser.

       10.11 HSR ACT. The waiting period under the HSR Act applicable to the Merger shall have expired or been terminated.

       10.12 NO PROHIBITION. Neither the consummation nor the performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause any Signing Stockholder or any Person affiliated with any Signing Stockholder to suffer any adverse consequence under, any applicable Legal Requirement or Order of which any Signing Stockholder does not have Knowledge as of the date of this Agreement.

       10.13 KYSER ESOP. To the extent Purchaser is prohibited by applicable law from satisfying the repurchase obligations as set forth under the Kyser ESOP, Purchaser shall use its Best Efforts to timely obtain an alternate purchaser for the shares of Purchaser Capital Stock

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required to be purchased from the Trustee of the Trust and Participants and beneficiaries of the Kyser ESOP.

SECTION 11.   TERMINATION

       11.1 TERMINATION EVENTS. Regardless of whether the Kyser Stockholders' Meeting has been held and the Required Vote has been obtained, this Agreement may be terminated prior to the Closing:

              (a) by Purchaser or Merger Sub if (i) there is a material Breach of any representation and warranty, covenant or obligation of Kyser or any of the Signing Stockholders pursuant to this Agreement that is not cured on or prior to the earlier of July 15, 1998 and five (5) days after written notice thereof by Purchaser to Kyser and the Signing Stockholders, or (ii) Purchaser or Merger Sub reasonably determines that the timely satisfaction of any condition set forth in Section 9 has become impossible (other than as a result of any Breach of any representation and warranty of Purchaser or Merger Sub in this Agreement or any failure on the part of Purchaser or Merger Sub to comply with or perform their covenants and obligations under this Agreement) and Purchaser has not waived such Breach or condition;

              (b) by Kyser if (i) there is a material Breach of any representation and warranty, covenant or obligation of Purchaser or Merger Sub pursuant to this Agreement that is not cured on or prior to the earlier of July 15, 1998 and five (5) days after written notice thereof by Kyser to Purchaser, or (ii) Kyser reasonably determines that the timely satisfaction of any condition set forth in Section 10 has become impossible (other than as a result of any Breach of any representation and warranty of Kyser or any Signing Stockholder in this Agreement or any failure on the part of Kyser or any of the Signing Stockholders to comply with or perform any of their respective covenants or obligations set forth in this Agreement) and Kyser has not waived such Breach or condition;

              (c) by Purchaser or Merger Sub if the Merger shall not have been consummated by 5:00 p.m. (Pacific Time) on August 31, 1998 (other than as a result of any Breach of any representation or warranty of Purchaser or Merger Sub in this Agreement or any failure on the part of Purchaser or Merger Sub to comply with or perform any of their covenants and obligations under this Agreement) or at such other time Purchaser and Kyser may jointly designate;

              (d) by Kyser if the Merger shall not have been consummated by 5:00 p.m. (Pacific Time) on August 31, 1998 (other than as a result of any Breach of any representation or warranty of Kyser or any Signing Stockholder in this Agreement or any failure on the part of Kyser or any of the Signing Stockholders to comply with or perform any of their respective covenants or obligations set forth in this Agreement) or at such other time Purchaser and Kyser may jointly designate;

              (e) by either Purchaser or Kyser if a court of competent jurisdiction or other Governmental Body shall have issued a final nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

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

              (f) by either Purchaser or Kyser if (i) the Kyser Stockholders' Meeting shall have been held and (ii) this Agreement and the Merger shall not have been adopted and approved at such meeting by the Required Vote; provided, however, that (1) Purchaser shall not be permitted to terminate this Agreement pursuant to this Section 11.1(f) if the failure of Kyser's Stockholders to adopt and approve this Agreement and the Merger at the Kyser Stockholders' Meeting is attributable to a failure on the part of Purchaser or Merger Sub to perform any material obligations required to have been performed by Purchaser or Merger Sub under this Agreement and (2) Kyser shall not be permitted to terminate this Agreement pursuant to this Section 11.1(f) if the failure of Kyser's Stockholders to adopt and approve this Agreement and the Merger at the Kyser Stockholders' Meeting is attributable to a failure on the part of Kyser to perform any material obligation required to have been performed by Kyser under this Agreement; or

              (g) by the mutual written consent of Purchaser, Merger Sub and Kyser.

       11.2 TERMINATION PROCEDURES. If Purchaser or Merger Sub wishes to terminate this Agreement pursuant to Section 11.1(a), Purchaser and Merger Sub shall deliver to Kyser a written notice stating that Purchaser or Merger Sub is terminating this Agreement and setting forth a brief description of the basis on which Purchaser or Merger Sub is terminating this Agreement. If Kyser wishes to terminate this Agreement pursuant to Section 11.1(b), 11.1(d), 11.1(e) or 11.1(f), Kyser shall deliver to Purchaser a written notice stating that Kyser is terminating this Agreement and setting forth a brief description of the basis on which Kyser is terminating this Agreement.

       11.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 11.1, this Agreement and all Liabilities and obligations of the parties under this Agreement shall terminate and shall be void and have no effect and no party hereto shall have any Liability of any kind under, pursuant to or with respect to this Agreement, the termination hereof or any of the Transactions; provided, however, that:

              (a) (i) if Purchaser terminates this Agreement as a result of an intentional and material Breach of a representation and warranty or covenant of Kyser or any Signing Stockholder in this Agreement, Purchaser shall be entitled to recover, as its sole and exclusive remedy, damages from Kyser equal to the reasonable and documented out-of-pocket expenses and costs incurred by Purchaser in connection with this Agreement and the transactions in an amount not to exceed $750,000 and (ii) if Kyser terminates this Agreement as a result of an intentional and material Breach of a representation and warranty or covenant of Purchaser or Merger Sub in this Agreement, Kyser and the Signing Stockholders, collectively, shall be entitled to recover, as their sole and exclusive remedy, damages from Purchaser and Merger Sub equal to the reasonable and documented out-of-pocket expenses and costs incurred by Kyser and the Signing Stockholders in connection with this Agreement and the Transactions in an amount not to exceed $750,000;

              (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 13 (except for Sections 13.3, 13.8 and 13.20); and

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              (c)    the parties shall, in all events, remain bound by and
continue to be subject to Section 8.2.

SECTION 12.   INDEMNIFICATION, ETC.

       12.1   SURVIVAL OF REPRESENTATIONS AND COVENANTS.

              (a) The representations and warranties made by Kyser, the Signing Stockholders, Purchaser and Merger Sub in this Agreement (including without limitation the representations and warranties set forth in Sections 2, 3 and 4) shall survive the Closing and shall expire on the earlier of (i) the date of issuance of an audit report with respect to financial statements which both contain combined operations of Purchaser and Kyser and include the Closing Date or (ii) ninety (90) days after the Closing Date (the "Expiration Date"); provided, however, that (x) notwithstanding the foregoing, the Kyser Specified Representations (other than Section 2.4), the Signing Stockholder Specified Representations and the Purchaser Specified Representations (other than Section 4.4) shall survive the Closing for the applicable statute of limitations and (y) if, at any time prior to the expiration of a representation or warranty made by Kyser or any of the Signing Stockholders, any Purchaser Indemnitee (acting in good faith) delivers to a Signing Stockholder obligated to provide indemnity under this Section 12 in respect of such representation or warranty a written notice that complies with the applicable provision of Sections 12.10 or 12.12 alleging the existence of a Breach of such representation and warranty and asserting a claim for recovery under Sections 12.2 or 12.4 based on such alleged inaccuracy or other Breach, then the claim asserted in such notice shall survive against the Signing Stockholder to whom such notice was delivered until such time as such claim is fully and finally resolved and (z) if, at any time prior to the expiration of a representation or warranty made by Purchaser or Merger Sub, any Stockholder Indemnitee (acting in good faith) delivers to Purchaser a written notice that complies with the applicable provision of Sections 12.10 or 12.12 alleging the existence of a Breach of such representation and warranty and asserting a claim for recovery under Section 12.5 based on such alleged inaccuracy or other Breach, then the claim asserted in such notice shall survive until such time as such claim is fully and finally resolved.

              (b) Notwithstanding anything in this Agreement, from and after the Closing, any matter which has been accurately disclosed by Kyser or any of the Signing Stockholders in the Kyser Disclosure Schedule or the Signing Stockholder Disclosure Schedule or any update to either of the foregoing delivered to Purchaser at or prior to Closing, or in the Kyser Closing Certificate or any of the Signing Stockholders' Closing Certificates, (i) shall be deemed accepted by Purchaser and Merger Sub and (ii) shall not form the basis of any claim for Damages or any other remedy by any Purchaser Indemnitee against any of the Signing Stockholders. Notwithstanding anything in this Agreement, from and after the Closing, any matter which has been accurately disclosed by Purchaser or Merger Sub in the Purchaser Disclosure Schedule or any update thereto delivered to Kyser or to the Signing Stockholders at or prior to Closing, or in the Purchaser Closing Certificate, (i) shall be deemed accepted by Kyser and the Signing Stockholders and (ii) shall not form the basis of any claim for Damages or any other remedy by any of the Stockholder Indemnitees against Purchaser.

              (c) For purposes of this Agreement: (i) each statement or other item of information set forth in the Kyser Disclosure Schedule or in the Kyser Closing Certificate shall

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be deemed to be a representation and warranty made by Kyser in this
Agreement; (ii) each statement or other item of information set forth in the Signing Stockholder Disclosure Schedule or in any of the Signing Stockholders' Closing Certificates shall be deemed to be a representation and warranty in this Agreement made by the Signing Stockholder to whom such statement or item of information relates; and (iii) each statement or other item of information set forth in the Purchaser Disclosure Schedule or in the Purchaser Closing Certificate shall be deemed to be a representation and warranty made by Purchaser and Merger Sub in this Agreement.

       12.2 INDEMNIFICATION BY STOCKHOLDERS REGARDING KYSER REPRESENTATIONS AND WARRANTIES.

              (a) To the extent permitted by applicable law, but subject to the terms and limitations set forth in this Section 12, from and after the Effective Time, the Stockholders, pro rata based on their respective ownership of the Shares, shall hold harmless and indemnify each of the Purchaser Indemnitees from and against, and shall compensate and reimburse each of the Purchaser Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Purchaser Indemnitees or to which any of the Purchaser Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

                     (i) any Breach at Closing of any representation or warranty made by Kyser in this Agreement (except with respect to Section 2.31, without giving effect to any Kyser Material Adverse Effect qualification or to the words "material," "materially" or "in all material respects" contained or incorporated directly or indirectly in such representation or warranty but giving effect to any update to the Kyser Disclosure Schedule delivered by Kyser to Purchaser or Merger Sub at or prior to the Closing);

                     (ii) any Breach of any covenant of Kyser in this Agreement which covenant by its terms, is to be performed in full by Kyser prior to the Closing; or

                     (iii) any (A) Proceeding brought by a third-party as contemplated by Section 12.10 arising out of any Breach or alleged Breach of the type referred to in clause (i) or (ii) above, or (B) arbitration or other Proceeding brought by a Purchaser Indemnitee as allowed by Section 12.12 or pursuant to Section 13.13 for the purpose of enforcing any of its rights under this Section 12 or Section 13.13 in respect of any Breach or alleged Breach of the type referred to in clause (i) or (ii) above.

              (b) The Stockholders acknowledge and agree that, if there is any Breach of any representation, warranty or other provision relating to Kyser or Kyser's business, condition, assets, liabilities, operations, financial performance or net income (or any aspect or portion thereof), and Kyser incurs Damages as a result of such Breach, then Purchaser itself shall be deemed, by virtue of its direct or indirect ownership of common stock of Kyser, to have incurred such Damages as a result of such Breach or Liability. Nothing contained in this Section 12.2(b) shall have the effect of (i) limiting the circumstances under which Purchaser may otherwise be deemed to have incurred Damages for purposes of this Agreement, (ii) limiting the other types of

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

Damages that Purchaser may be deemed to have incurred (whether in connection with any such Breach or Liability or otherwise), or (iii) limiting the rights of Kyser or any of the other Purchaser Indemnitees under this Section 12.2. Nothing in this Agreement shall be deemed to provide that more than one Purchaser Indemnitee shall be entitled to recover Damages from the Stockholders with respect to the same Breach or alleged Breach of the type referred to in clauses (i) and (ii) of Section 12.2(a).

       12.3   THRESHOLD; CEILING; OTHER LIMITATIONS.

              (a) Subject to Section 12.3(c) and Section 12.3(d), the Stockholders shall not be required to make any payment pursuant to Section
12.2 or, with respect to Signing Stockholders, 12.4 until such time as the total amount of all Damages that have been directly or indirectly suffered or incurred by any one or more of the Purchaser Indemnitees, or to which any one or more of the Purchaser Indemnitees has or have otherwise become subject, exceeds $150,000 in the aggregate. At such time as the total amount of such Damages exceeds $150,000 in the aggregate, the Purchaser Indemnitees shall be entitled to be indemnified (on the terms stated in this Section 12) only against the portion of such Damages exceeding $150,000.

              (b) Subject to Section 12.3(c), the maximum aggregate liability of all of the Stockholders under Sections 12.2(a) and 12.4(a) shall be limited to $1,011,633.

              (c) The limitations on the Stockholders' obligations that are set forth in Sections 12.3(a) and 12.3(b) shall not apply to: (i) any Breach of the Kyser Specified Representations (other than a Breach of Section 2.4) or, with respect to Signing Stockholders, the Signing Stockholder Specified Representations. In addition, the limitations on any Signing Stockholder's obligations that are set forth in Sections 12.3(a) and 12.3(b) shall not apply to Damages arising out of a Breach of a representation, warranty or covenant if (i) Kyser or any of the Signing Stockholders had Knowledge of such Breach as of the Closing and (ii) such Breach was not disclosed to Purchaser or Merger Sub at or prior to Closing.

              (d) Notwithstanding anything in this Agreement, (i) each Stockholder's aggregate liability with respect to any Damages recoverable pursuant to Section 12.2 shall not exceed such Stockholder's pro rata portion of such Damages after application of the limitations contained in this
Section 12, based on the respective number of Shares owned by such Stockholder immediately prior to the Closing and (ii) the maximum aggregate liability of any Stockholder under this Section 12 or otherwise in respect of the Merger shall be limited to 8% of the shares of Purchaser Capital Stock received by such Stockholder pursuant to this Agreement and the Merger.

              (e) No Stockholder shall have any liability to any Purchaser Indemnitee as a result of the Breach by another Stockholder of any representation, warranty, covenant or obligation of such other Stockholder in this Agreement or otherwise.

       12.4 INDEMNIFICATION BY SIGNING STOCKHOLDERS REGARDING SIGNING STOCKHOLDER REPRESENTATIONS AND WARRANTIES AND COVENANTS.

              (a) To the extent permitted by applicable law but subject to the terms and limitations set forth in this Section 12, from and after the Closing Date, each Signing

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Stockholder severally agrees to hold harmless and indemnify each of the
Purchaser Indemnitees from and against, and shall compensate and reimburse each of the Purchaser Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Purchaser Indemnitees or to which any of the Purchaser Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

                     (i) any Breach at Closing of any representation or warranty made by such Signing Stockholder in this Agreement (without giving effect to any qualification by the words "material," "materially" or "in all material respects" contained or incorporated directly in such representation or warranty but giving effect to any update to the Signing Stockholders' Disclosure Schedule delivered by the Signing Stockholders to Purchaser or Merger Sub at or prior to the Closing);

                     (ii) any Breach of any covenant or obligation of such Signing Stockholder in this Agreement which covenant or obligation, by its terms, is to be performed in full by such Signing Stockholder; or

                     (iii) any (A) Proceeding brought by a third-party as contemplated by Section 12.10 arising out of any Breach or alleged Breach of the type referred to in clause (i) or (ii) above, or (B) arbitration or other Proceeding brought by a Purchaser Indemnitee as allowed by Section 12.12 or pursuant to Section 13.13 for the purpose of enforcing any of its rights under this Section 12 or Section 13.13 in respect of any Breach or alleged Breach of the type referred to in clause (i) or (ii) above.

              (b) The Signing Stockholders acknowledge and agree that, in the event of the occurrence of any Purchaser Indemnified Matter, then Purchaser shall be deemed, by virtue of its ownership of Kyser Common Stock, to have incurred Damages as a result of such Purchaser Indemnified Matter. Nothing contained in this Section 12.4(b) shall have the effect of (i) limiting the circumstances under which Purchaser may otherwise be deemed to have incurred Damages for purposes of this Agreement, (ii) limiting the other types of Damages that Purchaser may be deemed to have incurred (whether in connection with any such Breach or Liability or otherwise) or (iii) limiting the rights of Kyser or any of the other Purchaser Indemnitees under this
Section 12.4. Nothing in this Agreement shall be deemed to provide that more than one Purchaser Indemnitee shall be entitled to recover Damages from any Signing Stockholder with respect to the same Breach or alleged Breach of the type referred to in clauses (i) and (ii) of Section 12.4(a).

       12.5   INDEMNIFICATION BY PURCHASER AND MERGER SUB.

              (a) To the extent permitted by applicable law, but subject to the terms and limitations of this Section 12, from and after the Effective Time, Purchaser and Merger Sub, jointly and severally, shall hold harmless and indemnify each of the Stockholder Indemnitees from and against, and shall compensate and reimburse each of the Stockholder Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Stockholder Indemnitees or to which any of the Stockholder Indemnitees may otherwise become subject at

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any time (regardless of whether or not such Damages relate to any third-party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

                     (i) any Breach at Closing of any representation or warranty made by Purchaser or Merger Sub in this Agreement (except with respect to Section 4.28, without giving effect to any Purchaser Material Adverse Effect qualification or any other qualification by the words "material," "materially" or "in all material respects" contained directly in such representation or warranty but giving effect to any update to the Purchaser Disclosure Schedule delivered by Purchaser and Merger Sub to Kyser at or prior to the Closing);

                     (ii) any Breach of any covenant or obligation of Purchaser or Merger Sub in this Agreement which covenant or obligation, by its terms, is to be performed in full by Purchaser or Merger Sub prior to Closing; or

                     (iii) any (A) Proceeding brought by a third-party as contemplated by Section 12.10 arising out of any Breach or alleged Breach of the type referred to in clause (i) or (ii) above, or (B) arbitration or other Proceeding brought by a Stockholder Indemnitee as allowed by Section 12.12 or pursuant to Section 13.13 for the purpose of enforcing any of its rights under this Section 12 or Section 13.13 in respect of any Breach or alleged Breach of the type referred to in clause (i) or (ii) above.

              (b) Each of Purchaser and Merger Sub acknowledges and agrees that, in the event of the occurrence of a Stockholder Indemnified Matter, then the Signing Stockholders shall be deemed, by virtue of their direct or indirect ownership of Purchaser Capital Stock, to have incurred Damages as a result of such Breach, inaccuracy, misrepresentation or omission.

       12.6   THRESHOLD; CEILING.

              (a) Subject to Section 12.6(c), Purchaser and Merger Sub shall not be required to make any indemnification payment pursuant to Section
12.5 until such time as the total amount of all Damages that have been directly or indirectly suffered or incurred by any one or more of the Stockholder Indemnitees, or to which any one or more of the Stockholder Indemnitees has or have otherwise become subject, exceeds $650,000 in the aggregate. At such time as the total amount of such Damages exceeds $650,000 in the aggregate, the Stockholder Indemnitees shall be entitled to be indemnified (on the terms stated in this Section 12) only against the portion of such Damages exceeding $650,000.

              (b) Subject to Section 12.6(c), the maximum liability of Purchaser and Merger Sub under Section 12.5(a) shall be limited to $1,011,633.

              (c) The limitations on the Purchaser's and Merger Sub's indemnification obligations that are set forth in Sections 12.6(a) and 12.6(b) shall not apply to any Breach of the Purchaser Specified Representations other than a Breach of Section 4.4. In addition, the limitations on Purchaser's and Merger Sub's obligations that are set forth in Sections 12.6(a) and 12.6(b) shall not apply to Damages arising out of a Breach of a representation, warranty or covenant if (i) Purchaser or Merger Sub had Knowledge of such Breach as of the Closing and (ii) such Breach was not disclosed to Kyser at or prior to Closing.

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       12.7   SATISFACTION OF INDEMNIFICATION CLAIM.  In the event any
Signing Stockholder, Purchaser or Merger Sub shall have any liability (for indemnification or otherwise) to any indemnitee under this Section 12, such Signing Stockholder, Purchaser or Merger Sub shall satisfy such liability by delivering (or, in the case of indemnity by Purchaser or Merger Sub, issuing and delivering) to such indemnitee the number of shares of Purchaser Capital Stock determined by dividing (a) the aggregate dollar amount of such liability by (b) the Fair Market Value per Share of Purchaser Capital Stock subject to adjustment if after the date of this Agreement the outstanding shares of Purchaser Capital Stock are changed into a different number or class of shares by reason of any stock dividend, subdivision, reclassification, recapitalization, split-up, combination or similar transaction.

       12.8 NO CONTRIBUTION. Except for rights and claims reserved as provided in Section 2(d) of the Release signed by each Signing Stockholder at Closing, the form of which is attached hereto as Exhibit O, from and after the Effective Time each Signing Stockholder waives, and acknowledges and agrees that such Signing Stockholder shall not have and shall not exercise or assert or attempt to exercise or assert, any right of contribution or right of indemnity or any other right or remedy against Kyser in connection with any indemnification obligation to which such Signing Stockholder may become subject under this Section 12.

       12.9   EXCLUSIVITY OF INDEMNIFICATION REMEDIES.

              (a) To the fullest extent permitted by applicable law from and after the Effective Time, except with respect to fraud claims and claims under applicable securities laws, the indemnification remedies and other remedies provided in this Section 12 or in Section 13.13 shall be the exclusive remedies of the Purchaser Indemnitees for the Breach of any representation, warranty, covenant or obligation by Kyser or any Signing Stockholder in this Agreement (without limiting the rights of the parties under any other agreement), and shall be in lieu of any rights the Purchaser Indemnitees otherwise may have under law or in equity to seek or obtain Damages or any other remedy against the Signing Stockholders with respect to any such Breaches, all of which other rights and remedies each of the Purchaser Indemnitees hereby waives.

              (b) To the fullest extent permitted by applicable law from and after the Effective Time, except with respect to fraud claims and claims under applicable securities laws, the indemnification remedies and other remedies provided in this Section 12 or in Section 13.13 shall be the exclusive remedies of the Stockholder Indemnitees for the Breach of any representation, warranty, covenant or obligation by Purchaser in this Agreement (without limiting the rights of the parties under any other agreement), and shall be in lieu of any rights the Stockholder Indemnitees otherwise may have under law or in equity to seek or obtain Damages or any other remedy against Purchaser and Merger Sub with respect to any such Breaches, all of which other rights and remedies each of the Stockholder Indemnitees hereby waives.

              (c) Notwithstanding Section 12.9(a) or 12.9(b), nothing in this Section 12 shall limit or adversely affect any right or remedy of any party hereto with respect to any Breach or alleged Breach by another party hereto of any covenant or obligation in this Agreement or in any of the other Transactional Agreements, which covenant or obligation by its terms is to be performed or complied with at or after Closing.

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       12.10  THIRD PARTY CLAIMS.

              (a) Any party seeking indemnification under this Section 12 (an "indemnified party") in connection with any claim or Proceeding asserted by a third party which is reasonably likely to result in a claim for indemnification under Section 12 of this Agreement shall provide notice to the indemnifying party of any such claim or Proceeding, provided that any notice to the Stockholders with respect to a claim pursuant to Section 12.2 may be properly made by Purchaser to the Agent.

              (b) If a third party asserts that an indemnified person is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such indemnified person may be entitled to indemnification pursuant to Section 12 of this Agreement, and such indemnified person reasonably determines that it has a valid business reason to fulfill such obligation, then: (i) such indemnified person may make a claim against the indemnifying party for indemnification pursuant to
Section 12; and (ii) such indemnified person shall be reimbursed, in accordance with the provisions hereof, for any such Damages for which it is entitled to indemnification pursuant to Section 12.

                     (i) Within 20 days after delivery of any notification contemplated by Section 12.10(a), the indemnifying party may, subject to the provisions of Section 12.10(c)(ii), upon written notice thereof to the indemnified party, assume control of the defense of such claim or Proceeding with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party. If the indemnifying party does not assume control of such defense, the indemnified party shall control such defense. The party not controlling such defense may participate therein at its own expense; provided that if the indemnifying party assumes control of such defense and if independent counsel for the indemnified party reasonably concludes that it and the indemnifying party have conflicting interests with respect to such claim or Proceeding, the reasonable fees and expenses of counsel to the indemnified party incurred in connection with the defense of such claim or Proceeding shall be considered Damages for purposes of this Agreement. The party controlling such defense shall keep the other party advised of the status of such claim or Proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto.

                     (ii) Prior to settling or compromising any claim or Proceeding, the indemnifying party shall consult with, and duly take into account the interests of, the indemnified party. The indemnifying party shall provide the indemnified party with at least ten business days' advance written notice of any settlement or compromise of a claim or Proceeding that the indemnifying party intends to accept, and the indemnifying party shall not agree to any settlement of any claim or Proceeding without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. Likewise, the indemnifying party shall not be liable for any settlement of any claim or Proceeding entered into without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld. It is expressly agreed that it shall be construed as reasonable hereunder for an indemnified party to withhold its consent unless such settlement provides for full and unconditional release of such party from any and all liabilities and obligations of any nature whatsoever with respect to such claim or Proceeding.

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

                     (iii) In the event that the indemnified party withholds its consent to a settlement under Section 12.10(c)(ii), and such consent has been unreasonably withheld (taking into consideration the final sentence of Section 12.10(c)(ii)), the indemnifying party shall not settle or compromise such claim or Proceeding on the terms proposed, and the indemnified party shall assume control of the claim or Proceeding. In such event, the indemnified party shall hold harmless and indemnify the indemnifying party to the extent (A) the indemnifying party's indemnity obligations are increased as a result of the failure of such claim or Proceeding to be settled or compromised as proposed in the offer that was acceptable to the indemnifying party (the "Original Offer") and (B) the indemnifying party is required to pay any Damages with respect to such claim or Proceeding in excess of the amount the indemnifying party would otherwise have incurred under the Original Offer; PROVIDED, HOWEVER, that the indemnifying party shall remain liable in any event up to the amount proposed in the Original Offer. If, however, any Damages paid with respect to such claim or Proceeding, or any compromise or settlement of such claim or Proceeding, shall be less than the amount proposed in the Original Offer, then the indemnifying party shall indemnify the indemnified party for the payment of Damages of such compromise or settlement subject to the limitations set forth in this Section 12.

                     (iv) Notwithstanding any of the foregoing, if a claim or Proceeding relates to a matter which, if adversely determined, would (A) have a material adverse impact on Purchaser's liability in another Proceeding which is not subject to indemnification hereunder, (B) have a material adverse impact on the future conduct of Purchaser or its affiliates' business or operations on a continuing basis; or (C) have a material adverse impact on Purchaser or its affiliates' tax or accounting positions on a continuing basis, then Purchaser shall have the right to defend, contest, settle and otherwise control the resolution of any such claim or Proceeding, with one counsel selected by Purchaser and reasonably satisfactory to the indemnifying party; provided, however, that the Stockholders shall have the same rights of participation and same right to consent to a settlement provided to an indemnified party under the foregoing provisions of this Section 12.10(c).

       12.11  EXERCISE OF REMEDIES BY INDEMNITEES.

              (a) No Purchaser Indemnitee (other than Purchaser or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Purchaser (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

              (b) No Stockholder Indemnitee (other than Agent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Stockholder Indemnitee entitled to indemnification (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

       12.12  CLAIMS BETWEEN THE PARTIES NOT INVOLVING THIRD PARTY CLAIMS.

              (a)    Subject to the terms and limitations set forth in this
Section 12, if at any time or from time to time an indemnified party seeks to make indemnification claims against an

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

indemnifying party for amounts due to such indemnified party pursuant to
Section 12 not arising out of a claim or proceeding asserted or brought by a third party covered by Section 12.12, it shall duly deliver to the indemnified party a notice (a "Notice") setting forth:

                     (i) the specific representation, warranty or covenant in the Agreement alleged to have been Breached by the indemnifying party;

                     (ii) a summary of the facts and circumstances giving rise to the alleged Breach of such representation, warranty or covenant by the indemnifying party; and

                     (iii) a description of, and a reasonable estimate of the total amount of, the Damages actually incurred or expected to be incurred by the indemnified party as a result of such alleged Breach.

       If a Notice relates to an alleged Breach of a representation or warranty in this Agreement and such Notice shall not have been delivered to the indemnifying party on or prior to the Expiration Date (or, if later, the date on which such representation or warranty expires as stated in Section 12.1(a)), then such Notice shall not be deemed to have been delivered and shall be of no force or effect. A Notice by Purchaser or Merger Sub with respect to a claim for indemnification pursuant to Section 12.2 shall be deemed to have been delivered to the Stockholders if such Notice is delivered by Purchaser or Merger Sub to the Agent and to the Trustee of the Trust.

              (b) Within twenty (20) days after the delivery of a Notice in accordance with Section 12.12(a), the indemnifying party may, in its sole discretion, deliver to the indemnified party who delivered the Notice a written notice (the "Response Notice") containing (i) a statement substantially to the effect that the indemnification claim described in such Notice is not being disputed, (ii) a statement substantially to the effect that a portion of the dollar amount of Damages set forth in such Notice is being disputed (specifying the dollar amount of the portion that is not being disputed) or (iii) a statement substantially to the effect that the entire dollar amount of Damages set forth in such Notice is being disputed. (Any portion of the dollar amount of such Damages that is not being disputed shall be referred to in this Agreement as the "Undisputed Amount," and the remaining portion of such Damages shall be referred to in this Agreement as the "Disputed Amount.") If no Response Notice is delivered within twenty (20) days after the delivery of a Notice to an indemnifying party, then the indemnifying party shall be deemed not to be disputing the Damages described in the Notice.

              (c) If (i) an indemnifying party is disputing all or any portion of the dollar amount of the Damages set forth in a Notice, and (ii) within forty five (45) days after the delivery of a Notice by an indemnified party to an indemnifying party in accordance with Section 12.12(a), the parties do not reach agreement with respect to the dispute, then the indemnification claim or claims described in such Notice shall be referred to an arbitrator chosen jointly by the indemnified party and the indemnifying party. If the indemnified party and the indemnifying party do not agree on the selection of an arbitrator within ten (10) days after the expiration of the forty five (45) day period referred to in this Section 12.12(c), either the indemnified party or the indemnifying party may submit the matter in dispute for resolution pursuant to a binding arbitration proceeding under Judicial Arbitration & Mediation

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

Services/Endispute, Inc. ("JAMS"). The venue for such arbitration proceeding shall be Dallas, Texas. Subject to the terms and limitations set forth in this Section 12, (i) the arbitrator's fees and other related expenses of any arbitration under this Agreement (such as expenses for transcripts of the arbitration proceedings) shall be borne by the parties to the arbitration in such proportions as shall be determined by the arbitrator, or if there is no such determination, then such fees and other expenses shall be borne equally by the parties to the arbitration, (ii) the arbitrator shall have the authority to make an award specifying the dollar amount (if any) representing the portion of the Disputed Amount that is to be awarded to the indemnified party, but shall have no right to grant special, punitive or exemplary damages or indirect or consequential damages or to grant any form of equitable relief and (iii) the determination of the arbitrator as to the dollar amount (if any) representing the portion of the Disputed Amount that is payable shall be conclusive and binding upon the parties hereto and judgment may be entered thereon in any court having jurisdiction thereof.

       12.13  STOCKHOLDERS' AGENT.

              (a) The Stockholders, except for the Trustee of the Trust, individually and collectively, hereby irrevocably nominate, constitute and appoint C. Garry Hendricks as the agent and true and lawful representative and attorney-in-fact of the Stockholders (the "Agent"), with full power of substitution, to act in the name, place and stead of the Stockholders, and as the only person authorized to take any action required, authorized or contemplated by this Section 12, in respect of any claim made pursuant to
Section 12.2 of this Agreement (the "Indemnification Obligations"), including, without limitation, any settlement, compromise or defense of the Indemnification Obligations, C. Garry Hendricks hereby accepts his appointment as Agent.

              (b) The Stockholders, except for the Trustee of the Trust, hereby grant to the Agent full authority to take or omit to take any action, and execute, deliver, acknowledge, certify and file on behalf of the Stockholders (in the name of any or all of the Stockholders or otherwise), except for the Trustee of the Trust, any and all documents, that the Agent may, in his sole discretion, determine to be necessary, desirable or appropriate, in such forms and containing such provisions as the Agent may, in his sole discretion, determine to be appropriate with respect to the Indemnification Obligations. Notwithstanding anything to the contrary contained in any of the Transactional Agreements:

                     (i) Purchaser shall be entitled to deal exclusively with the Agent and the Trustee of the Trust on all matters relating to the Indemnification Obligations; and

                     (ii) with respect to the Indemnification Obligations, each Purchaser Indemnitee shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Signing Stockholder (other than the Trustee of the Trust) by the Agent, and on any other action taken or purported to be taken on behalf of any Stockholder (other than the Trustee of the Trust) by the Agent, as fully binding upon such Stockholder.

              (c) The Stockholders, except for the Trustee of the Trust, recognize and intend that the power of attorney granted in Section 12.13(a):

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

                     (i)    is coupled with an interest and is irrevocable;

                     (ii)   may be delegated by the Agent; and

                     (iii) shall survive the death, disability or legal incapacity of each of the Stockholders.

              (d) The Agent shall receive and deliver notices on behalf of the Stockholders, except for the Trustee of the Trust, and take all such action as he may deem necessary, appropriate, permitted or advisable to be taken by or on behalf of the Stockholders, except for the Trustee of the Trust, under this Section 12 in order to consent to, pay, contest, arbitrate, litigate or settle any claim or alleged claims asserted with respect to the Indemnification Obligations, upon receipt of instructions from a majority of the Stockholders other than the Trustee of the Trust (based on the number of Shares held immediately prior to Closing). The Agent shall not be personally liable to the other Stockholders for any action taken, suffered or omitted by him in good faith and believed by him to be authorized by the Stockholders under this Section 12.13.

              (e) In acting as the representative of the Stockholders, the Agent may rely upon, and shall be protected in acting or refraining from acting upon, an opinion of counsel, certificate of auditors or other certificate, statement, instrument, opinion, report, notice, request, consent, order, arbitrator's award, appraisal, bond or other paper or document reasonably believed by him to be genuine and to have been signed or presented by the proper party or parties. The Agent may consult with counsel and any advice of such counsel shall be full and complete authorization and protection in respect to any action taken or suffered or omitted by him in such capacity in good faith and in accordance with such opinion of counsel. The Agent may perform his duties as Agent either directly or by or through his agents or attorneys and the Agent shall not be responsible to the other Stockholders for any misconduct or negligence on the part of any agent or attorney appointed with reasonable care by the Agent hereunder.

              (f) Within ten days after receiving notice of the death or incapacity of the Agent, the Stockholders shall by majority vote other than the Trustee of the Trust (based on the number of Shares held immediately prior to Closing) appoint a successor to fill the vacancy. The Stockholders (other than the Trustee of the Trust) may by such majority vote remove the Agent with or without cause and appoint a successor, provided that notice thereof is given by the new Agent to each of the other parties hereto. The Agent may resign if, and only if, he is simultaneously replaced with a substitute Agent. Any Agent appointed from time to time hereunder who is not also a Stockholder must be reasonably acceptable to Purchaser. If for any reason there is no Agent at any time, all references herein to the Agent shall be deemed to refer to the Stockholders.

              (g) The Agent shall serve as such without compensation, but all expenses incurred by the Agent in connection with the performance of his duties as Agent shall be borne and paid by the Stockholders (other than the Trustee of the Trust) pro rata in accordance with their respective ownership of Shares immediately prior to Closing.

SECTION 13.   MISCELLANEOUS PROVISIONS

       13.1   INTENTIONALLY OMITTED.

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


       13.2   Intentionally Omitted.

       13.3 Further Assurances. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

       13.4 FEES AND EXPENSES. Subject to Section 12 and Section 13.5 or as otherwise provided in any of the Transactional Agreements, each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of:

              (a) the negotiation, preparation and review of any term sheet or similar document relating to any of the Transactions;

              (b) the investigation and review conducted by Purchaser, Merger Sub and their Representatives with respect to Kyser's business (and the furnishing of information to Purchaser, Merger Sub and their Representatives in connection with such investigation and review);

              (c) the negotiation, preparation and review of this Agreement (including the disclosure schedules), the other Transactional Agreements and all certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions;

              (d) the preparation and submission of any filing or notice required to be made or given in connection with any of the Transactions, and the obtaining of any Consent required to be obtained in connection with any of the Transactions; and

              (e)    the consummation and performance of the Transactions.

Kyser shall pay the reasonable fees, costs and expenses of Strasburger & Price, L.L.P., Boswell & Kober P.C., Houthoff and Sproles Woodard LLP. Purchaser acknowledges that Purchaser shall pay the filing fee in connection with filing the required notifications under the HSR Act.

       13.5 ATTORNEYS' FEES. Except for actions or proceedings related to claims for indemnification pursuant to Section 12 of this Agreement, which are governed by Section 12 of this Agreement, if any legal action or other legal proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

       13.6 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered or certified mail, by courier or express delivery service or by telecopier) to the address or telecopier number set forth beneath

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the name of such party below (or to such other address or telecopier number as such party shall have specified in a written notice given to the other parties hereto):

              if to Kyser:

                     T.A. Kyser Co.
                     2019 McKenzie, Suite 150
                     Carrollton, TX 75006
                     Attention: Chief Executive Officer
                     Telecopier: (972) 241-6298

                     with a copy (which shall not constitute notice to Kyser) to:

                     Patrick Owens, Esq.
                     Strasburger & Price, L.L.P.
                     902 Main Street, Suite 4300
                     Dallas, TX 75202
                     Telecopier: (214) 651-4330

              if to any of the Signing Stockholders, in accordance with the notice provisions contained in the Joinder Agreement:

                     if to Purchaser or Merger Sub:

                     Metron Technology B.V.
                     1350 Old Bayshore Highway, Suite 360
                     Burlingame, CA 94010
                     Attention: Chief Executive Officer
                     Telecopier: (650) 373-1135

                     WITH A COPY TO:

                     Alan C. Mendelson, Esq.
                     Suzanne Sawochka Hooper, Esq.
                     Cooley Godward LLP
                     Five Palo Alto Square
                     3000 El Camino Real
                     Palo Alto, CA  94306
                     Telecopier:  (650) 857-0663

The addresses set forth in Section 13.6 for Kyser and Merger Sub constitute the addresses of such parties, as constituent entities in the Merger, required to be set forth herein pursuant to Section 92A.100, Nevada Revised Statutes.

       13.7 PUBLICITY. Without limiting the generality of anything contained in Section 8.2, on and at all times after the Closing Date, except as required by law:

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

              (a) no press release or public announcement concerning the Transactions shall be issued, given, made or otherwise disseminated by Kyser or any of the Signing Stockholders without the approval of Purchaser, and no press release or public announcement concerning the Transactions shall be issued, given, made or otherwise disseminated by Purchaser without the approval of Kyser, and the parties hereto shall continue to keep the existence and terms of this Agreement and the other Transactional Agreements strictly confidential;

              (b) each Signing Stockholder shall keep strictly confidential, and shall not use or disclose to any other Person, any non-public document or other information in such Signing Stockholder's possession that relates directly or indirectly to the business of Kyser, Purchaser, Merger Sub or any affiliate of Purchaser; and

              (c) if a party is required by law to make any disclosure regarding the Transactions, such party shall advise the other parties, using its Best Efforts to do so at least five business days before making such disclosure, of the nature and content of the intended disclosure.

       13.8   TIME OF THE ESSENCE.  Time is of the essence of this Agreement.

       13.9 HEADINGS. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

       13.10 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

       13.11  GOVERNING LAW; VENUE.

              (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

              (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced in any state or federal court located in Dallas County, Texas. Each party to this Agreement:

                     (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in Dallas County, Texas (and each appellate court located in the State of Texas) in connection with any such legal proceeding;

                     (ii) agrees that each such state and federal court located in the State of Texas shall be deemed to be a convenient forum; and

                     (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any such state or federal court located in the State of Texas, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such

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proceeding is improper or that this Agreement or the subject matter of this
Agreement may not be enforced in or by such court.

              (c) Each Signing Stockholder agrees that, if any Proceeding is commenced against any Purchaser Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Purchaser Indemnitee may proceed against such Signing Stockholder in such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto. Purchaser agrees that, if any Proceeding is commenced against any Stockholder Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Stockholder Indemnitee may proceed against Purchaser in such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

       13.12  SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon:
Kyser and its successors and assigns (if any); the Signing Stockholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); and Purchaser, Merger Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: Kyser; the Signing Stockholders; Purchaser; Merger Sub; the other Purchaser Indemnitees (subject to Section 12.11); the Stockholder Indemnitees (subject to Section 12.11); and the respective personal representatives, executors, administrators, estate, heirs, successors and assigns (if any) of the foregoing. The parties may freely assign any or all of their rights (but not their obligations) under this Agreement (including their indemnification rights under Section 12), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person; provided, however, that the assigning party shall remain liable for all liabilities and obligations of the assigning party under this Agreement.

       13.13 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. Except as set forth in Section 12, the rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any Breach or threatened Breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it under the terms hereof) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach, and that no party shall be required to provide any bond or other security in connection with any such decree, Order or injunction or in connection with any related action or Proceeding.

       13.14  WAIVER.

              (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or

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remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

              (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

       13.15 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties.

       13.16 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

       13.17 PARTIES IN INTEREST. Subject to Section 13.12 and except for the provisions of Section 12 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective personal representatives, executors, administrators, estate, heirs, successors and permitted assigns (if any).

       13.18 ENTIRE AGREEMENT. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof except that the Confidentiality Agreements shall continue in full force and effect.

       13.19  CONSTRUCTION.

              (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

              (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

              (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

              (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

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       13.20  ACKNOWLEDGMENT. Purchaser, Merger Sub and Kyser each acknowledge that C. Garry Hendricks will enter into a gain recognition agreement pursuant to the requirements of United States Treasury Regulation
Section 1.367(a)-3(c)(1))(iii) as required so that the conversion of his Shares into shares of Purchaser Capital Stock in the Merger will not be subject to gain recognition under Section 367(a)(1) of the Code.

       13.21 NO PERSONAL LIABILITY. None of the directors, officers, representatives, agents or legal counsel of any party, in their capacity as such, shall have any liability in Damages, rescission or otherwise to any other party under or account of this Agreement or any of the Transactions.

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       The parties hereto have caused this Agreement to be executed and delivered as of the date set forth above.

"PURCHASER":                      METRON TECHNOLOGY B.V.,
                                  a Netherlands corporation

                                  By: \s\ Ed Segal
                                     ---------------------------
                                  Name:  Ed Segal
                                       -------------------------
                                  Title:  President & CEO
                                        ------------------------

"MERGER SUB":                     METRON ACQUISITION SUB, INC.,
                                  a Nevada corporation

                                  By: \s\ Ed Segal
                                     ---------------------------
                                  Name:  Ed Segal
                                       -------------------------
                                  Title:  President
                                        ------------------------

"KYSER":                          T.A. KYSER CO.,
                                  a Nevada corporation

                                  By: \s\ C. Garry Hendricks
                                     ---------------------------
                                  Name:
                                       -------------------------
                                  Title:
                                        ------------------------

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